Exhibit 10.1

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (this Agreement) is entered into as of April 19, 2012, by and among Xennex, Inc. a Massachusetts corporation (Xennex); LifeMap Sciences, Inc., a California corporation (LifeMap); BioTime, Inc., a California corporation (BioTime), and each Xennex Stockholder.  Capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in Section 6.14 of this Agreement.

WHEREAS, LifeMap is a wholly-owned subsidiary of BioTime; and

WHEREAS, Xennex, LifeMap and BioTime each desire that Xennex merge with and into LifeMap (the Merger), subject to and in accordance with the terms and conditions of this Agreement; and

WHEREAS, as a result of the Merger, the Xennex Stockholders will receive common shares, no par value, of BioTime (the BioTime Shares), and shares of common stock, no par value, of LifeMap, in exchange for all of their shares of Xennex stock;

IN CONSIDERATION of the representations, warranties, conditions and covenants contained in this Agreement, and for other valuable consideration, the receipt and adequacy of which is hereby acknowledged by the Parties, the Parties agree as follows:

ARTICLE 1
THE MERGER

1.1                  Merger of Xennex with and into LifeMap.  Xennex shall merge with and into LifeMap, pursuant to the provisions of Massachusetts General Law, Chapter 156D, Sec.78 Sec.1108 of the California Code, and Section 368(a)(2)(D) of the Internal Revenue Code, and the terms and conditions of this Agreement (the Merger).

(a)           The constituent corporations in the Merger are LifeMap and Xennex.  LifeMap shall be the surviving corporation of the Merger and will continue to be a California corporation upon consummation of the Merger.

(b)           The Merger shall become effective the later of the date on which a copy of this Agreement accompanied by an officer’s certificate of each of LifeMap and Xennex, executed in accordance with Sec.173 of the California Code and containing the information required by Sec.1103 of the California Code (the California Merger Certificate), is filed in the office of the Secretary of State of California as provided in Sec.1103 of the California Code, or the date on which a certificate of merger, executed in accordance with Massachusetts General Law, Chapter 156D and containing the information required by Massachusetts General Law, Chapter 156D, Sec.11 (the Massachusetts Merger Certificate), is filed with the Secretary of State of Massachusetts under Massachusetts General Law, Chapter 156D.  The date upon which the Merger becomes effective is referred to in this Agreement as the Effective Date.  The California Merger Certificate shall be substantially in the form attached as Exhibit A and the Massachusetts Merger Certificate shall be substantially in the form attached as Exhibit B.  The California Merger Certificate and the Massachusetts Merger Certificate shall be filed in the offices of the Secretary of State of California and the Secretary of State of Massachusetts, respectively, by LifeMap as the surviving corporation in the Merger.  It is the intention of the Parties that the Effective Date be the same as the Closing Date (as defined below), and the California Merger Certificate and the Massachusetts Merger Certificate may be delivered to the offices of the Secretary of State of California and the Secretary of State of Massachusetts, respectively, prior to the Closing Date with a request that such certificates be filed or effective on the Closing Date.

(c)           Upon the Effective Date, the separate existence of Xennex shall cease and LifeMap, as the surviving corporation in the Merger, shall succeed, without other transfer, to all the rights and properties of Xennex and shall be subject to all the debts and liabilities of Xennex in the same manner as if the surviving corporation had itself incurred them.  All rights of creditors and all liens upon the property of each constituent entity shall be preserved unimpaired, limited in lien to the property affected by such liens immediately prior to the Merger.

(d)           As the surviving corporation in the Merger, LifeMap will carry on business with the assets of Xennex, as well as with the assets of LifeMap, after the Merger.

(e)           Upon the Effective Date, all Xennex Shares issued and outstanding, shall be deemed cancelled and converted into the right to receive BioTime Shares (or cash in lieu of a fractional BioTime share) and LifeMap Shares in the amounts as provided in Section 1.4.   Following the Merger, the present Board of Directors of LifeMap shall serve as the Board of Directors of the surviving corporation until the next annual meeting of shareholders or until such time as their successors have been elected and qualified.  If a vacancy shall exist on the Board of Directors of the surviving corporation on the Effective Date, such vacancy may be filled by the Board of Directors of LifeMap as provided in its Bylaws.

1.2                  Articles of Incorporation.  The Articles of Incorporation of LifeMap, as in effect immediately prior to the Effective Date, shall be the Articles of Incorporation of the surviving corporation until altered, amended, or repealed as provided therein or as provided by law; provided, however, that the Articles of Incorporation shall, by filing of the California Merger Certificate, be amended to increase the authorized number of shares of common stock to 12,500,000 and to effect a 1 for 4 reverse stock-split whereby each share of LifeMap common stock outstanding immediately prior to the filing of the California Merger Certificate in the office of the Secretary of State of California shall be converted into 0.25 of a share of LifeMap common stock.

1.3                  Bylaws.  The Bylaws of LifeMap existing on the Effective Date shall continue in full force as the Bylaws of the surviving corporation until altered, amended, or repealed as provided in such Bylaws or by law.

1.4                  Merger Consideration.

(a)           Upon the consummation of the Merger, the outstanding shares of Xennex capital stock, shall automatically and by operation of the Merger be converted into BioTime Shares and LifeMap Shares as follows (the Merger Consideration):

(b)           The total number of BioTime Shares to be issued to Xennex Stockholders as part of the Merger Consideration, shall be determined by dividing $2,000,000 by $4.46 per share which is the weighted average closing price of BioTime Shares as reported on the NYSE Amex for the twenty (20) trading days ending on and including the third trading day immediately preceding the date of this Agreement.  The total number of LifeMap Shares to be issued to Xennex Stockholders as part of the Merger Consideration shall be determined by dividing $2,384,530 by $1.75, which the Parties agree is the fair market value of one LifeMap Share (as adjusted for the one-for-four reverse stock split to be effected concurrent with the filing of the California Merger Certificate.  Accordingly, the number of BioTime Shares to be issued to Xennex Stockholders, collectively, as part of the Merger Consideration shall be 448,430 BioTime Shares; and the number of LifeMap Shares to be issued to Xennex Stockholders as the remainder of the Merger Consideration, shall be 1,362,589 LifeMap Shares.

(i)           Based on the forgoing, and Assuming that no additional shares of Xennex common stock, no par value per share (Xennex Stock), are issued and no shares of Xennex Stock are redeemed or reacquired by Xennex, upon the consummation of the Merger, each outstanding share of Xennex Stock, shall be converted into 448.43 BioTime Shares and 1,362.589 LifeMap Shares or the right to receive cash in lieu of any fractional share as provided in Section 1.4(c).

(ii)          Notwithstanding the foregoing, the BioTime Shares and LifeMap Shares comprising Escrow Shares within the context of Section 1.7 shall be issued or issuable in the Merger in the name of the Representative for the benefit of the Xennex Stockholders holders as their interests may appear and subject to the terms of this Agreement and the Escrow Agreement (as defined below), including the terms hereof appointing and empowering (and limiting the liability) of the Representative, and all rights of the Xennex Stockholders in respect thereof shall be and are therefore expressly limited accordingly.

(c)           No fractional BioTime Shares or fractional LifeMap Shares shall be issued in the Merger.  In determining the number of BioTime Shares and LifeMap Shares to be issued to a Xennex Stockholder in the Merger, any fractional BioTime Shares or fractional LifeMap Shares that would otherwise be issuable with respect to the Xennex Shares registered in the name of that Xennex Stockholder shall be aggregated into the greatest number of whole BioTime Shares and whole LifeMap Shares as is feasible in each case.  In lieu of issuing any fractional BioTime Share remaining after the aforesaid aggregation of fractions, BioTime shall pay the Xennex Stockholder cash in an amount determined by multiplying the remaining aggregate fraction by the average closing price of a BioTime Share as reported on the NYSE Amex for the twenty (20) trading days immediately preceding the Closing Date.  In lieu of issuing any fractional LifeMap Share remaining after the aforesaid aggregation of fractions, LifeMap shall pay the Xennex Stockholder cash in an amount determined by multiplying the remaining aggregate fraction by $1.75.

(d)           As soon as reasonably practicable after the Effective Date, BioTime and LifeMap will mail to each Xennex Stockholder, whose Xennex Shares were converted into the right to receive BioTime Shares and LifeMap Shares, a letter of transmittal and instructions for use in delivering Xennex Share certificates in exchange for certificates representing the BioTime Shares and LifeMap Shares into which the Xennex Stockholder’s Xennex Shares were converted in the Merger and cash for in lieu of fractional BioTime Shares and fractional LifeMap Shares, less the Xennex Stockholder’s pro rata share of the BioTime Shares and LifeMap Shares held in the Escrow.  Xennex stock certificates surrendered for exchange into BioTime Shares and LifeMap Shares shall be cancelled.

1.5                  Meeting of Xennex Stockholders.  Xennex shall duly notice and hold a meeting of its stockholders (the Meeting), in accordance with its bylaws and the Massachusetts Law, at which meeting the Xennex Stockholders legally entitled to vote on the Merger shall be asked to vote to approve this Agreement and the Merger contemplated hereby.  Such notice shall be given not less than twenty (20) days prior to the Meeting In lieu of the calling of such meeting, Xennex may obtain the requisite vote of its shareholders to approve this Agreement and the Merger by written consent or through the exercise by Xennex or a percentage of its stockholders of the rights afforded to them under the Xennex Stockholders Agreement (as defined below).

(a)           Not less than twenty (20) days prior to the Meeting (or if a consent is solicited in lieu of such Meeting, at the time of and in connection with the solicitation of such consent), or as determined by the Board of Directors of Xennex, Xennex shall notify each of Xennex Stockholders who was such on the record date for notice of the Meeting that appraisal rights are or may be available for their Xennex Shares under Massachusetts General Law, Chapter 156D, Sec.13, and Xennex shall include in such notice (or with such consent solicitation) a copy of Massachusetts General Law, Chapter 156D, Sec.13.  Xennex shall also identify any applicable provisions of the Xennex Stockholders Agreement which may provide for or have the effect of waiving of all or certain such appraisal rights.  Each Xennex Stockholder having and electing to demand the appraisal of such Xennex Stockholder’s shares under Massachusetts General Law, Chapter 156D, Sec.13 (Dissenting Shares) shall deliver to Xennex, before the taking of the vote on the Merger, a written demand for appraisal of such Xennex Stockholder’s Xennex Shares, which demand shall reasonably inform Xennex of the identity of the Xennex Stockholder and that the Xennex Stockholder intends thereby to demand the appraisal of such Xennex Stockholder’s shares.  Not less than twenty (20) days prior to the Meeting or concurrently with the solicitation of consents as aforesaid, or as determined by the Board of Directors of Xennex, Xennex shall submit to each of the Xennex Stockholders (i) the BioTime Disclosure Documents provided to Xennex by BioTime, (ii) the Xennex Disclosure Documents,  (iii) a Shareholder Questionnaire in substantially the form attached as Exhibit C hereto in order to solicit information from such Xennex Stockholders as to their status as “accredited investors” (as such term is defined under the rules promulgated under the Securities Act), and (iv), if required by the Escrow Agent (as defined below) a stock transfer power, a LifeMap Share transfer power, and a power of attorney appointing Kenneth Elsner as the Representative of the Xennex Stockholders under the Escrow Agreement (as defined below), to be signed by the Xennex Stockholders and delivered by Xennex to the Escrow Agent under the Escrow Agreement.  Xennex shall promptly provide LifeMap and BioTime with copies upon receipt of each completed Shareholder Questionnaire.  If BioTime’s Annual Report on Form 10-K for the year ended December 31, 2011 (the 2011 10-K) is not included in the BioTime Disclosure Documents provided to Xennex by BioTime by the date on which Xennex sends the items described in clauses (i) through (iv) to the Xennex Stockholders, then promptly after receipt of the 2011 10-K from BioTime, Xennex shall send a copy of the 2011 10-K to each Xennex Stockholder.

1.6                  Closing; Closing Date.  The consummation of the Merger (the Closing) shall take place at the offices of Thompson, Welch, Soroko & Gilbert, LLP, 235 Pine Street, San Francisco, California, or at a mutually agreed upon location, on such date which is as soon as practical and in any event not more than two Business Days after the satisfaction or waiver of all of the conditions and the taking of all other actions (other than those which by their terms are to be taken or satisfied at the Closing) set forth in Article 5 hereof, or on such other time and date, or at such other place, as Xennex and LifeMap may agree.  The date on which the Closing occurs is referred to herein as the “Closing Date”.  The parties contemplate that the Closing will take place on May 18, 2012.

1.7                  Escrow.  Subject to adjustment under Section 1.9, ninety percent (90%) of the  BioTime Shares and LifeMap Shares issuable to the Xennex Stockholders shall be delivered to the Xennex Stockholders as partial payment of the Merger Consideration, and ten percent (10%) of the BioTime Shares and LifeMap Shares issuable in the Merger shall be issued and held in escrow (the Escrow Shares) by Wells Fargo Bank, National Association (Escrow Agent) until the later of (i) the expiration of 180 days following the Closing Date (the Escrow Termination Date); and (ii) the date on which all claims under Section 1.9 in respect of which a claim notice has been issued before the Escrow Termination Date (the Escrow Claim) has been resolved.  An Escrow Claim shall not be deemed to have been resolved until (a) Xennex and LifeMap have notified the Escrow Agent in writing that the Escrow Claim has been resolved, or (b) the Escrow Claim has been resolved by a final court judgment or arbitration award.  On or before the Closing Date, LifeMap and Xennex, and Kenneth Elsner as Representative of the Xennex Stockholders, shall enter into an escrow agreement with Escrow Agent, in substantially the form attached as Exhibit D (the Escrow Agreement).  LifeMap and Xennex agree that the Escrow Agreement shall provide for the delivery of Escrow Shares out of escrow in the manner provided in this Section and in Section 1.9.  The Escrow Agreement shall contain a provision under which LifeMap and Xennex agree that, where a resolution of any dispute between the Parties results in an award or judgment from arbitration or any other legal proceeding in accordance with the provisions of Section 1.9, the Escrow Agent shall release the Escrow Shares pursuant to, and following the receipt of, distribution instructions that are consistent with the award or judgment, delivered to the Escrow Agent by the prevailing Party or Parties.  The Escrow Shares to be placed in escrow pursuant to this Section 1.7 and the Escrow Agreement will initially be withheld (and subsequently dispersed to the extent provided or allowed under the terms hereof and the Escrow Agreement) from the payment to be made to the Xennex Stockholders pro rata in accordance with their respective individual interests in the Merger Consideration.  All costs and expenses incurred for the Escrow Agent or otherwise in connection with the Escrow shall be borne by LifeMap.

1.8                  Indemnification by Xennex.  It is expressly understood and agreed by and among LifeMap, BioTime, and Xennex that the Merger Consideration to be paid in the Merger to the Xennex Stockholders was determined based on the reliance by BioTime and LifeMap upon the Article 2 Warranties.  Subject to this Section 1.8, Section 1.9, and Section 1.11., from and after the Closing, the Xennex Stockholders, severally but not jointly, shall be deemed to have agreed to indemnify, defend, and hold harmless LifeMap and BioTime from and against any liability, damage, loss, cost, or expense, including reasonable attorneys' fees and expenses (Losses) which LifeMap or BioTime may sustain as a result of a breach or breaches of the Article 2 Warranties.

1.9                  Setoffs.  To the extent that LifeMap or BioTime incurs any Loss as a result of any breach of any of the Article 2 Warranties, the Merger Consideration shall be deemed reduced by the amount of such Loss, and such reduction shall be applied to the Escrow Shares, by return of such number of Escrow Shares by Escrow Agent to BioTime and LifeMap, as may be computed in accordance with this Section 1.9.  The number of the Escrow Shares to be returned to BioTime from the escrow with respect to any Loss shall be the amount of the Loss multiplied by 0.4561 and divided by the then applicable value of each BioTime Share (the BioTime Escrow Share Value).  The value of each BioTime Share shall be the average closing price of the BioTime Shares on the NYSE Amex (or on such other exchange or over the counter market on which the BioTime Shares may trade if they are then no longer traded on the NYSE Amex) during twenty (20) trading days immediately prior to the date of the written request signed by each of the Parties for release of such BioTime Escrow Shares from escrow.  The number of the Escrow Shares to be returned to LifeMap from the escrow with respect to any Loss shall be the amount of the Loss multiplied by 0.5439 and divided by $1.75 (the agreed value of each LifeMap Share) (the LifeMap Escrow Share Value).  If as a result of any Loss the number of BioTime Escrow Shares is reduced to zero while LifeMap Escrow Shares remain in Escrow, or if the number of LifeMap Escrow Shares is reduced to zero while BioTime Escrow Shares remain in escrow, any subsequent reduction in the Escrow Consideration on account of any Loss shall be applied to the Escrow Shares remaining in escrow. The Escrow Agent shall deliver the BioTime Escrow Shares to BioTime or the transfer agent of such shares, and shall deliver the LifeMap Escrow Shares to LifeMap on account of any Loss within 10 days after receipt of a written request for delivery signed by each of the Parties stating the amount of the Loss and the number of BioTime Escrow Shares and LifeMap Escrow Shares to be returned to BioTime and LifeMap.  If the Escrow Agent receives any money as a dividend or distribution with respect to Escrow Shares, or as consideration of any merger or consolidation or BioTime or LifeMap with another business entity, such money shall be applied on account of any Loss before Escrow Shares.

1.10                Indemnification by BioTime and LifeMap.  It is expressly understood and agreed by and among LifeMap, BioTime, and Xennex that the Merger Consideration to be paid in the Merger to the Xennex Stockholders was determined based on the reliance by Xennex and Xennex Stockholders upon the Article 3 Warranties.  From and after the Closing, BioTime and LifeMap, jointly and severally, shall be deemed to have agreed to indemnify, defend, and hold harmless Xennex and the Xennex Stockholders from and against any liability, damage, loss, cost, or expense, including reasonable attorneys’ fees and expenses which they or any of them may sustain as a result of a breach or breaches of the Article 3 Warranties.

1.11                Limitations.

(a)           Notwithstanding anything herein to the contrary, the aggregate deemed liability of the Xennex Stockholders from and after the Closing Date shall not exceed the value of the Merger Consideration (the Limit) except in respect of a claim for damages on account of or arising from a claim alleging an intent to defraud or a willful or intentional misrepresentation or omission of a material fact in connection with this Agreement, in which case the deemed liability of the Xennex Stockholders may exceed the Limit on a several, and not joint, basis.  No indemnification shall be available to BioTime or LifeMap until the aggregate Loss for which such indemnification is to be made exceeds $10,000, at which time BioTime and LifeMap shall have the right to collect the amount of the Loss incurred, up to the Limit.  Except as provided in this paragraph, this indemnification shall be the sole and exclusive remedy of BioTime and LifeMap.  No claim, demand, lawsuit or proceeding for indemnification shall be brought later than one year after the Closing Date, provided, that a lawsuit or other proceeding may be brought after the first anniversary of the Closing Date if a written claim or demand was made with respect to the matter prior to such first anniversary date.

(b)           Notwithstanding anything herein to the contrary, the aggregate deemed liability of BioTime and/or LifeMap from and after the Closing Date shall not exceed the Limit except in respect of a claim for damages on account of or arising from a claim alleging an intent to defraud or a willful or intentional misrepresentation or omission of a material fact in connection with this Agreement, in which case the deemed liability of the BioTime and/or LifeMap may exceed the Limit on a several, and not joint, basis.  No indemnification shall be available to Xennex Stockholders until the aggregate Loss for which such indemnification is to be made exceeds $10,000, at which time Xennex Stockholders shall have the right to collect the amount of the Loss incurred, up to the Limit.  Except as provided in this paragraph, this, indemnification shall be the sole and exclusive remedy of Xennex Stockholders.  No claim, demand, lawsuit or proceeding for indemnification shall be brought later than one year after the Closing Date, provided, that a lawsuit or other proceeding may be brought after the first anniversary of the Closing Date if a written claim or demand was made with respect to the matter prior to such first anniversary date.

1.12                Appointment of Representative.  The approval of this Agreement by the Xennex Stockholders shall constitute the following actions binding upon the Xennex Stockholders:

(a)           the irrevocable authorization, direction and appointment of Kenneth Elsner as stockholder representative, and not personally (the Representative), as the sole and exclusive agent, attorney-in-fact and representative of each Xennex Stockholder and their respective heirs, representatives and successors in respect of the Escrow Agreement and the Escrow Shares;

(b)           the approval and authorization for all of the arrangements relating thereto, including: (i) the execution, delivery and performance of the Escrow Agreement by the Representative, (ii) the receipt and distribution of the Escrow Shares pursuant to the terms hereof and of the Escrow Agreement; (iii) the making any and all determinations which may be required or permitted to be taken by the Representative or the Xennex Stockholders; and (iv) the exercise of such rights, power and authority as are incidental to the foregoing; and

(c)           the initial Representative shall indicate in writing his acceptance of such appointment, effective upon approval by the Xennex Stockholders of the Merger, and his agreement to then be bound by the terms of this Agreement as they relate to the Representative and the duties and responsibilities thereof, by executing this Agreement for such limited purpose in the space provided on the signature pages hereof.  Any actions, exercises of rights, power or authority and any decisions or determinations made by the Representative within the scope of his appointment pursuant to this Agreement, shall be absolutely and irrevocably binding on each Xennex Stockholder as if each such Person personally had taken such action, exercised such rights, power or authority or made such decision or determination in such Person’s individual capacity, but in any event only to the extent of the rights of each such Xennex Stockholder in its capacity as a Xennex Stockholder holding Xennex Shares or rights in and to the receipt or payment of the Merger Consideration pursuant hereto.

(d)           The Representative shall not incur any liability with respect to any action taken or suffered by him in reliance upon any note, direction, instruction, consent, statement or other document believed by the Representative to be genuinely and duly authorized, nor for other action or inaction as the Representative, excepting only the willful misconduct or gross negligence of the Representative.  If and in the event that the immediately preceding sentence shall not be given effect for any reason, the Representative shall be indemnified and held harmless by the Xennex Stockholders to the extent of their respective pro rata interests in the Escrow Shares (subject in any event to the claims of BioTime), against and from any and all debts, obligations and other liabilities (whether absolute, accrued, contingent, fixed or otherwise, or whether known or unknown, or due or to become due or otherwise), monetary damages, fines, fees, penalties, interest obligations, deficiencies, losses and expenses (including without limitation amounts paid in settlement, interest, court costs, costs of investigators, fees and expenses of attorneys, accountants, financial advisors and other experts, and other expenses of litigation) incurred or suffered by the Representative in connection with or in furtherance of his performance as such hereunder, except to the extent resulting from, relating to or in respect of any actions constituting only the willful misconduct or gross negligence of the Representative.  The Representative shall have recourse to the Escrow Shares in each case to the extent of the Xennex Stockholders interest therein, to satisfy any claims or obligations in respect of indemnity as herein above provided, and the Xennex Stockholders shall upon the approval hereof be deemed to have assented thereto.

(e)           In the event of the death, physical or mental incapacity or resignation of the Representative, a successor Representative shall be elected by a majority vote of the Xennex Stockholders who have any then-existing indemnity obligations or payment rights (whether contingent or absolute) hereunder, with each such holder (or his successor or assign) to be given a vote equal to the number of Xennex Shares held by such holder immediately prior to the Effective Time pursuant to a procedure to be mutually agreed upon among such holders.  Pending the election of a successor Representative, such holder holding the largest number of Xennex Shares prior to the Effective Time shall have the right to act as the interim Representative (or if he declines, the next largest and successively thereafter).  Each interim and successor Representative shall have all the power, authority, rights and privileges conferred by this Agreement upon the initial Representative, and the term “Representative” as used herein shall be deemed to include any interim or successor Representative.  Any successor Representative shall indicate in writing his acceptance of such appointment and his agreement to be bound by the terms of this Agreement and the Escrow Agreement

1.13                Registration of BioTime Shares.  On the Closing Date, BioTime shall enter into a Registration Rights Agreement, in the form attached as Exhibit E (the Registration Rights Agreement), for the benefit of each Xennex Stockholder who acquires BioTime Shares in the Merger, pursuant to which BioTime shall agree to prepare and file with the United States Securities and Exchange Commission a registration statement registering the BioTime Shares for sale under the Securities Act of 1933, as amended (the Securities Act), in accordance with the terms and conditions of the Registration Rights Agreement.  All costs and expenses incurred for the preparation, filing and/or registration of the BioTime Shares with respect to this Agreement and to the transactions contemplated by this Agreement shall be borne by BioTime as provided in the Registration Rights Agreement.

ARTICLE 2
REPRESENTATIONS AND WARRANTIES OF XENNEX AND XENNEX STOCKHOLDERS

Xennex and the Xennex Stockholders make the Article 2 Warranties for the benefit and reliance of LifeMap and BioTime.  The Article 2 Warranties shall be true and correct in all material respects on the date of this Agreement, and are qualified accordingly.  Except in furtherance of the consummation of the Merger, Xennex and the Xennex Stockholders will not take any action, or omit or fail to take any act, in any manner within their control, that would cause any of the Article 2 Warranties to be untrue in any material respect as of the Closing Date.  Xennex and the Xennex Stockholders represent and warrant as follows:

2.1                  Organization.  Xennex is a company duly incorporated, validly existing , and in good standing under the laws of the Commonwealth of Massachusetts, and is duly qualified to do business as a foreign corporation in each other state in which the failure to qualify could result in a penalty or fine.. Xennex has all requisite corporate power and authority to own its property and assets and carry on its business as now being conducted.  Xennex has lawfully carried on its business in the ordinary course of business so as to maintain the same as a going concern, and since December 31, 2011, there has been no material change in its business.

2.2                  Authority; Enforceability.  Xennex has the corporate power and authority to execute and deliver, and to perform all of its obligations under, this Agreement.  The execution and delivery of this Agreement, and the performance by Xennex of its obligations under this Agreement, have been duly authorized by all necessary action on the part of Xennex’s Board of Directors.  This Agreement is the valid and binding agreement of Xennex and the Xennex Stockholders, enforceable in accordance with its terms, except to the extent limited by any bankruptcy, insolvency, or similar law affecting the rights of creditors generally.

2.3                  Capitalization.

(a)           Xennex has the following number of authorized, issued and outstanding shares of capital stock:  200,000 authorized shares of common stock, of which 1,000 shares of common stock are issued and outstanding as of the date hereof; and 0 authorized shares of preferred stock, of which no shares are issued and outstanding as of the date hereof.  There are no shares or other ownership interests of Xennex of any other class or series issued.  All of the issued and outstanding shares of Xennex capital stock have been legally and validly issued and fully paid and non-assessable.  All of the outstanding shares of Xennex capital stock are owned beneficially and of record as of the date hereof as set forth in Schedule 2.3(a).

(b)           Except as identified on Schedule 2.3(b), there are no outstanding subscriptions, options, LifeMap Shares, rights, calls, convertible securities, or other agreements entitling any person or entity to purchase or otherwise acquire any shares of Xennex capital stock from Xennex.  All shares of Xennex capital stock have been issued and sold by Xennex in compliance with all applicable laws and regulations, including but not limited to the Securities Act and applicable state securities or “blue sky” laws.

2.4                  Subsidiaries.  Xennex has no subsidiaries.

2.5                  No Conflict.  The execution and delivery of this Agreement, and assuming full satisfaction, without waiver, of the condition to Closing set forth in Section 4.3(b), consummation of the transactions contemplated by this Agreement, do not and will not: (a) conflict with or result in a breach of any condition or provision, or constitute a default under or pursuant to the terms of any License listed on Schedule 2.11(a) or Material Contract listed on Schedule 2.16(a); or (b) result in the creation or imposition of any lien, charge, or encumbrance upon any of the assets or properties of Xennex; (c) conflict with or result in a breach of any condition or provision, or constitute a default under or pursuant to the terms of the certificate of incorporation or bylaws of Xennex, or (d) violate any provisions of any federal or state rule, regulation, statute, or law applicable to Xennex with respect to the Merger, or the terms of any order, writ, or decree of any federal or state court or judicial or regulatory authority or body by which Xennex is bound.

2.6                  No Liens.  Except as set forth on Schedule 2.6 hereof, Xennex has good and marketable title to its assets (real and personal, tangible and intangible), free and clear of all mortgage, pledge, lien, security interest, conditional sales agreement, lease, indenture, encumbrance, levy, and attachments of third parties or charge of any nature (collectively, Liens).

2.7                  Condition of Assets.  All plant, machinery, equipment, and vehicles owned or used by Xennex are in good repair and condition having regard to their age and use, are in working order. Xennex’s computer hardware and software has been adequately and appropriately maintained and supported.

2.8                  Patents.  Xennex holds no patents.

2.9                  Trademarks.  Schedule 2.9 lists the following information with respect to any and all trademarks that have been filed, registered, or used by Xennex: (a) the trade mark; (b) the name of the registrar; and (c) if filed or registered, the date filed or registered

2.10                Internet Domain Names.  Schedule 2.10 shows the following information with respect to all internet domain names that have been filed, registered, or used by Xennex: (a) the domain name; (b) the name of the registrar; (c) the date filed/registered; and (d) if not in the English language, the specific language.

2.11                Licenses.  As used in this Agreement, “Intellectual Property” includes all patents, know-how, methods, formulae, trade secrets, compositions of matter, proprietary information, designs, computer software code, copyrights, and moral rights.  The Licenses referred to in this Agreement are limited to the Licenses shown on Schedule 2.11(a) and constitute all of the currently in force and key contracts, licenses, and agreements entitling Xennex to use Intellectual Property owned or licensed by a third party, or entitling third parties to use Xennex’s Intellectual Property.  Xennex is not a party to any other currently in-force contract, agreement, understanding, or arrangement for the sale, transfer, assignment, sublicense, termination, amendment, or modification of any of the Licenses or any rights therein.  A current, complete, and accurate copy of each License (including, without limitation, all amendments, supplements, schedules, and exhibits thereto) has previously been delivered to LifeMap and BioTime.  Each of the Licenses has been duly authorized, executed and delivered by the parties thereto, and to the best of Xennex’s knowledge, each License is the valid and binding agreement of the parties thereto, enforceable in accordance with its terms.  Each of the Licenses is in full force and effect.  Except as disclosed in Schedule 2.11(b), there exists no breach or default by Xennex to any of the Licenses, and no act, omission, or other event has occurred, which with or without the passage of time or giving of notice, or both, would constitute a breach or default by Xennex under any of the Licenses of sufficient materiality to entitle any party to a License to terminate the License or to recover monetary damages against Xennex.  Except as disclosed in Schedule 2.11(b), there are no existing disputes or disagreements of any kind whatsoever between Xennex and any licensor or licensee under any of the Licenses.

2.12                Royalties and Other Payments.  Except as provided in the Licenses, the Material Contracts, and the Financial Statements, there are no royalties or other license fees payable by Xennex.

2.13                No Infringement.  To the best knowledge of Xennex and Xennex Stockholders, there are no suits, proceedings, or claims pending or threatened against Xennex which allege any infringement or misappropriation or unauthorized use of any Intellectual Property of any third party.  Except as disclosed in Schedule 2.13, Xennex has not to its knowledge misappropriated or made any unauthorized or infringing use of any Intellectual Property belonging to any third party.  Xennex has no knowledge of any infringement or unauthorized use of any of Xennex’s Intellectual Property by any third party.

2.14                Unfair Competition.  To the best of Xennex or Xennex Stockholders knowledge, Xennex has no liability for, and has not engaged in, any practices constituting unfair competition or unfair trade practices, or that are unlawful, under any anti-trust law, or other law or regulation.

2.15                Confidential Information.  Xennex has taken all commercially reasonable steps to protect and preserve the confidentiality of all Confidential Information.  As used in this Agreement, Confidential Information (defined in Section 5.5) includes all non-public information of any kind (including, but not limited to, trade secrets) belonging to Xennex, or belonging to a third party that was obtained by Xennex under a License or other agreement with a third party that requires Xennex to preserve and maintain the secrecy and confidentiality of the information.  Xennex’s use, disclosure, or appropriation of Confidential Information belonging to a third party has been pursuant to the terms of a written agreement between Xennex and such third party or otherwise in accordance with law.  All current employees of Xennex having access to Confidential Information have agreements with Xennex protecting Xennex’s Confidential Information or proprietary information.  Xennex does not know of any unauthorized or misappropriation of Xennex’s Confidential Information by any third party in respect of which Xennex has not taken any action.

2.16                Material Contracts.  The Material Contracts referred to in this Agreement are limited to the Material Contracts shown on Schedule 2.16(a) and the Licenses.  Except for obligations for the payment of legal fees, the Material Contracts and the Licenses constitute all of the currently in-force contracts and agreements to which Xennex is a party, that (a) pertain to the purchase, sale, licensing or use of Xennex’s products, (b) require or obligate Xennex to pay to any third party more than $10,000 during any calendar year, or (c) entitle Xennex to receive from any third party more than $10,000 during any calendar year.  Xennex is not a party to any other currently in-force and key contract or agreement for the sale, transfer, assignment, or licensing of any of Xennex’s products or Intellectual Property, or rights to use Xennex’s products or Intellectual Property, except pursuant to the Material Contracts or Licenses.  Except as disclosed in Schedule 2.16(b), a current, complete, and accurate copy of each Material Contract (including, without limitation, all amendments, supplements, schedules, and exhibits thereto) has previously been delivered to LifeMap and BioTime.  Each of the Material Contracts has been duly authorized, executed, and delivered by the parties thereto, and except as disclosed on Schedule2.16, each Material Contract is the valid and binding agreement of the parties thereto, enforceable in accordance with its terms except to the extent limited by any bankruptcy, insolvency, or similar law affecting the rights of creditors generally.  Except as disclosed in Schedule 2.16(c) and Schedule 2.11(b), (i) there exists no breach or default by Xennex  under any of the Material Contracts, and no act, omission, or other event has occurred which, with or without the passage of time or giving of notice or both, would constitute a breach or default under any of the Material Contracts of sufficient materiality to entitle any party to a Material Contract to terminate such Material Contract or to recover monetary damages against Xennex; and (ii) no contract, license, or agreement (a) that pertained to the purchase, sale, or use of Xennex’s products or Intellectual Property, (b) that required or obligated Xennex to pay to any third party more than $10,000 during any calendar year, or (c) that entitled Xennex to receive from any third party more than $10,000 during any calendar year, has been terminated by another party thereto due to an actual or alleged breach or default by Xennex.  Except as disclosed in Schedule 2.16(c) and 2.11 (b), there are no existing disputes or disagreements of any kind whatsoever between Xennex and any party to a Material Contract or License.

2.17                Customer Relations.  There are no existing disputes or disagreements of any kind whatsoever between Xennex and any of the customers for Xennex’s products, including, but not limited to, disputes or disagreements regarding payments made or owed, or the quality or performance of any product or Intellectual Property, other than those that may arise or exist in the ordinary course of business and are not material to Xennex or its business.

2.18                Permits.  The licenses, permits, certificates, and government authorizations described in Schedule 2.18 (the Permits) constitute all of the business and industry related licenses, permits, certificates, and government authorizations necessary to legally conduct the business of Xennex as now being conducted.  Schedule 2.18 discloses as to Xennex the Permits held and the jurisdictions that issued the Permits.  All of the Permits held by Xennex, as reflected on Schedule 2.18, have been legally and validly issued and are, as at Closing, in full force and effect.  The consummation of the sale of the Xennex Shares to LifeMap will not result in the cancellation or termination of any of the Permits.

2.19                Financial Statements.  Xennex has provided LifeMap and BioTime with financial statements and other financial information as follows (the Financial Statements): (a) income statements and balance sheets for Fiscal Years 2009, 2010; and 2011, and (b) income statements and balance sheets for the month of January 2012.  The Financial Statements are true and fair for the periods presented, and the income statements and balance sheets were prepared in conformity with reasonable accounting principles, consistently applied.  The balance sheets and statements of income included in the Financial Statements fairly present the financial positions of the business and the results of operations at the dates presented and for the periods then ended.  Since December 31, 2011, there has not been any material adverse change in the financial condition, assets, liabilities, revenues, or business of Xennex.  Since December 31, 2011, Xennex has not sold or transferred any portion of its assets or property that would be material to Xennex taken as a whole, except for sales of inventory and transfers of cash in payment of trade payables and other expenses, all in the usual and ordinary course of business.  As of January 31, 2012, Xennex had no liabilities, indebtedness, or obligations that are not reflected on its January 31, 2012 balance sheet.  Since December 31, 2011 Xennex has not incurred any liabilities, indebtedness, or obligations other than trade payables and ordinary, recurring accruals arising in the ordinary course of business and consistent with past practices.

2.20                Customers Revenues.  Schedule 2.20 is a true and complete schedule showing the sale and licensing of products (including data base information), on a product by product basis to each of Xennex’s customers during the twelve months ended December 31, 2011.

2.21                Products; Services; LifeMap Warranty Claims.  All products sold, licensed, leased, or delivered by Xennex to customers and all services provided by Xennex to customers (including all data base information) on or prior to the Closing Date pursuant to any Material Contracts conform in all material respects to applicable contractual commitments and express and implied warranties (to the extent not subject to legally effective express exclusions of warranties), and conform in all material respects to packaging, labeling, advertising, and marketing materials, and to applicable product or service specifications or documentation.  Xennex has no liability and there is no legitimate basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against Xennex giving rise to any material liability relating to the sale of any product or performance of any service by Xennex pursuant to any Material Contracts, or for replacement or repair of any product, or other damages in connection with the sale or licensing of any product or performance of any service (including data base information) by Xennex pursuant to any Material Contracts, in excess of any reserves for such liabilities reflected on the balance sheets included in the Financial Statements.

2.22                Funding of Xennex.  No current government funding, or funding by or facilities of a university, college, other educational institution, or research center, is being used in the development of any Xennex Intellectual Property or product, except as disclosed in Schedule 2.22.

2.23                Employees.  Attached hereto as Schedule 2.23, and made a part of this Agreement, is a complete list of the current employees of Xennex and their current salary, bonus entitlements, vacation, sick leave, and other remuneration and benefits.  Except as disclosed in Schedule 2.23, Xennex has no liability to such employees for any accrued wages, vacation, sick leave, bonuses, or other benefits.  Each Xennex employee is an employee “at will” who may be terminated at any time by Xennex with or without cause.  There are no employment agreements between Xennex and any Xennex employee. No Xennex employee is entitled to any bonus, increase in salary, or other remuneration of any kind based on or arising from the execution and delivery of this Agreement or the merger of Xennex into LifeMap.

2.24                Employee Benefit Plans.  Except as indicated on Schedule 2.24, there are no pension, profit sharing, retirement, health insurance, disability, life insurance, stock option, stock ownership, stock purchase, phantom stock, stock appreciation right, or similar compensation or benefit plan (collectively hereinafter referred to as Employee Benefit Plans) in effect with respect to any of the current employees of Xennex.  None of the Employee Benefit Plans are pension, profit sharing, or deferred compensation benefits subject to the Employee Retirement Income Security Act, as amended.

2.25                Employee Relations.  There are no existing disputes or disagreements of any kind whatsoever between Xennex and any party to an Employment Arrangement, including, but not limited to, disputes or disagreements regarding compensation or benefits paid or owed, the meaning of any term or provision of an Employment Agreement or other Employment Arrangement, the enforceability or validity of an Employment Agreement or other Employment Arrangement, or the sufficiency or quality of services provided or performed by any person under any of the Employment Agreements or other Employment Arrangements.  Xennex has received no notification from any party to an Employment Agreement to the effect that such party intends to exercise any right to terminate, cancel, or decline to renew any Employment Agreement, and Xennex has no reason to believe that any party to an Employment Agreement has any intention to take any such action.  Xennex has not considered dismissing any current management or other current senior employee, and no current manager or current senior employee has given or received notice terminating his or her employment where termination will take effect on or after Closing.

2.26                Labor Difficulties.  With respect to all current employees of Xennex, (i) Xennex is in compliance in all material respects with all applicable laws respecting employment and employment practices, terms and conditions of employment, and wages and hours, including, without limitation, any such laws respecting employment discrimination and occupational safety and health requirements, and has received no notice that it is engaged in any unfair labor practice; (ii) there is no unfair labor practice complaint against Xennex pending or threatened before any government agency or authority; (iii) none of the current employees is represented by any union and no negotiations regarding union representation are ongoing; and (iv) no arbitration proceeding arising out of or under any collective bargaining agreement is pending.  There are no claims pending, or threatened or capable of arising, against Xennex by any of its current or former employees or workmen or third parties, in respect of an accident or injury which is not fully covered by insurance.

2.27                Dividends and Distributions.  Except for any dividends and distributions that have been legally paid in full prior to December 31, 2011, the board of directors of Xennex has not (a) declared any dividend or distribution to its shareholders on account of Xennex Shares of any class or series, or (b) set any record date for the determination of holders of Xennex Shares of any class or series entitled to receive any dividend or distribution; provided, however, that a portion Xennex’s cash on hand at the Closing Date may be paid to Xennex Stockholders after the Closing Date in accordance with Section 5.8.

2.28                Taxes.  Xennex has filed when due all federal, state, and local income tax returns, and all other returns with respect to taxes which are required to be filed with the appropriate authorities of the jurisdictions where business is transacted by Xennex, or where Xennex owns any property.  All items and entries provided for or reflected in such returns are correct, are made on a proper basis, and are not subject to any adjustment that would result in Xennex (or LifeMap after the Merger) owing any tax, penalties, or interest.  All amounts, if any, required to be paid, as shown on such returns, and all assessments and all other taxes, governmental charges, penalties, interest, and fines due and payable on or before the date of this Agreement, have been paid.  To the best of the knowledge of Xennex, there are no suits, actions, claims, investigations, inquiries, or proceedings now pending against Xennex in respect of taxes, governmental charges, or assessments; nor are there any matters under discussion with any governmental authority relating to taxes, governmental charges, or assessments asserted by any such authority.  Where required under any applicable law, Xennex has withheld from each payment made to each of its current and former employees the amount of all taxes required to be withheld therefrom and has paid the same to the proper tax receiving officers.  Xennex is not a party to or bound by any tax indemnity, tax sharing, or tax allocation agreement.  All information furnished to the relevant tax authorities or other governmental authorities in any applicable jurisdictions, in connection with the application by Xennex for any consent or clearance, fully and accurately disclosed in all material respects all facts and circumstances material to the decision of each relevant tax authority or other authority.  Xennex has not taken any action which has had, or will have on Closing, the result of altering, prejudicing, or in any way disturbing any arrangement or agreement which it has previously had with the relevant tax authority.  Xennex has not engaged in, or been a party to, any transaction or series of transactions, or scheme or arrangement, of which the purpose or effect was the avoidance, or deferral, or a reduction in the liability to, taxation, except as may be permitted by applicable tax law and regulations.

2.29                Litigation; Investigations.  To the best knowledge of Xennex and the Xennex Stockholders there are no lawsuits, actions, claims; or any investigations or inquiries by an administrative agency or governmental body; or any legal, administrative, or arbitration proceedings pending or threatened against Xennex or any of its properties, assets, or business; or to which Xennex is, or in the case of threatened proceedings might become, a party; or any other lawsuit, action, claim, or proceeding pending, or threatened against Xennex, and which (a) challenges Xennex’s right to enter into this Agreement, or challenges any action taken or to be taken, by Xennex in connection with this Agreement, or (b) if decided adversely to Xennex could result in the loss of any License, Permit, Material Contract, or patent or (c) could lead to (i) the imposition of any adverse prohibitions, conditions, restrictions, limitations, or requirements on the right of Xennex to conduct its business in the manner in which such business has been conducted by Xennex, (ii) the imposition of any material fine, penalty, or sanction, (iii) the refusal or denial to issue or the cancellation, denial, or refusal to renew any Permit held by Xennex or required for the conduct of any aspect of Xennex’s business, (iv) to a judgment against Xennex requiring Xennex to pay damages or other amounts in excess of $10,000; or (v) fine, penalty, or other sanction has been imposed by any judicial, administrative, or regulatory body or government authority against Xennex.  To the best knowledge of Xennex and the Xennex Stockholders there is no outstanding order, writ, injunction, or decree of any court, administrative agency, governmental body, or arbitration tribunal against or affecting Xennex or any of its properties, assets, Intellectual Property (owned or used under any License), business, or prospects.  Xennex and/or its current officers, agents, or employees has not, for the purposes of securing any contract for Xennex, given or offered any (i) bribe, (ii) corrupt or unlawful payment or contribution, or (iii) any other corrupt or unlawful inducement.

2.30                Consents.  No party has a right to terminate any License, Material Contract, the Lease, or any Permit as a result of the Merger, except for such rights as have been or on the Closing Date and assuming full satisfaction, without waiver, of the conditions to Closing set forth in Section 4.3(b), will have been waived in writing.

2.31                Disclosure.  The information furnished or to be furnished by Xennex to LifeMap and BioTime in the Schedules in connection with the Merger, is true and correct in all material respects.

2.32                Books and Records.  The financial books and records of Xennex have been prepared and maintained in accordance with reasonable accounting principles, consistently applied, and give a true and fair view of the assets, liabilities, state of affairs, financial position, and results of operation of Xennex.

2.33                Insurance.  Schedule 2.33 contains a true and correct list and description (including insurer, coverages, deductibles, limitations, and expiration dates) of all material insurance policies (including without limitation, fire and casualty, general liability, theft, life, workers’ compensation, managers and officers errors and omissions, and business interruption) that are maintained by Xennex or that name Xennex as an insured (or loss payee), including without limitation those that pertain to the assets or operations of Xennex.  All such policies are in full force and effect.  No material claim is outstanding by Xennex under any policy of insurance and there are no circumstances likely to give rise to such a claim.  Nothing has been done or omitted, or has occurred, which could make a policy of insurance taken out by Xennex void or voidable or is likely to result in an increase in premium.

2.34                Banking and Finance.  Xennex does not have any bank account (whether in credit or overdrawn) other than its bank accounts at the banks disclosed in Schedule 2.34 and its Financial Statements, and there have been no payments out of or drawings against the said accounts since December 31, 2011, except for payment in the ordinary and proper course of business and distributions for all prior years up to and including the year ended December 31, 2011.  Xennex does not have any liabilities in the nature of borrowings, or in respect of debentures or negotiable instruments, other than cheques drawn in the ordinary course of business on the aforementioned bank accounts, and other than as disclosed in the Financial Statements.  Xennex is not a party to any loan agreement, facility letter, or other agreement for the provision of credit or financing facilities or any agreement for the sale, factoring, or discounting of debts.

2.35                Insolvency.  No order, nor any petition, other application, or resolution has been made, presented, or passed; nor has any meeting convened for the winding-up, judicial management, administration, or receivership of Xennex been called or taken place; nor are there any grounds on which any person would be entitled to have Xennex wound up or placed under judicial management, administration, or receivership; nor has any person threatened to present such a petition, or convened or threatened to convene a meeting of Xennex to consider a resolution, to wind up Xennex or any other resolutions; nor has any such step been taken in relation to Xennex under the law relating to insolvency or the relief of debtors.  No receiver, judicial manager, or any other person in similar capacity (including, where relevant, an administrative receiver and manager) has been appointed over the whole or any part of any of the property, assets, and/or undertaking of Xennex; and there are no grounds on which a petition or an application could be based for the appointment of such a receiver.  No composition in satisfaction of the debts of Xennex, scheme of arrangement of its affairs, or compromise or arrangement between Xennex and its respective creditors, has been proposed, sanctioned, or approved.  No distress, distraint, charging order, garnishee order, execution, or any other process has been levied or applied for in respect of the whole or any part of any of the property, assets, and/or undertaking of Xennex.  Save as disclosed in the Financial Statements, no material event, or intervention or notice by any third party has occurred, that has caused or may cause, any floating charge created by Xennex to vest or to become enforceable, nor has any such vesting occurred or such enforcement been processed/pursued.  None of Xennex has been a party to any transaction with any third party which, in the event of any such third party going into liquidation, bankruptcy, or related process, would cause any such transaction to be set aside or be voidable at the option of any person.

2.36                Contracts, Commitments and Arrangements with Connected Person, etc.  Except as disclosed on Schedule 2.36, there are no existing contracts or arrangements to which Xennex is a party or in which any of the Xennex Stockholders or directors of Xennex, and/or any person connected with, Xennex or any of the Xennex Stockholders is interested, whether directly or indirectly.  Except as disclosed on Schedule 2.36, there shall not be outstanding on Closing any material contracts, agreement, arrangements, or understandings (which are legally binding) between Xennex and any Xennex Stockholder, or any person connected with any such person, relating to (a) the management of the business of Xennex, (b) the ownership or transfer of ownership of the assets or capital stock of Xennex, or (c) the provision, supply, purchase, lease, license, or finance of goods, services, Intellectual Property, real property, or the Facilities, or any part thereof, to or by Xennex.

2.37                Powers of Attorney/Authority.  Except for the powers of attorney granted to patent agents for the conduct of patent matters, Xennex has not given a power of attorney or any other authority (express, implied, or ostensible), other than BioScene Informatics, Inc. which is still outstanding or effective to any person to enter into any contract, commitment, or obligation, or to do anything on Xennex’s behalf, other than any authority to current employees to enter into routine trading contracts in the normal course of their duties.

2.38                Maintenance of Records.  The statutory books, books of account, and other records of whatsoever kind of Xennex are in all material respects up-to-date and maintained in accordance with all applicable legal requirements, and contain in all material respects complete and accurate records of all matters required to be dealt with in such books; all such books and records, and all other documents (including documents of title and copies of all subsisting agreements to which Xennex is a party), which are the property of Xennex, or ought to be in its possession are in its possession or under its control; and no notice or allegation that any is incorrect or should be rectified has been received.

2.39                Filing of Financing Statements.  All financing statements with respect to any charges, pledges, liens, mortgages, security interests, or other liens by or in favor of Xennex have (if appropriate) been filed, recorded, or registered in accordance with the provisions of all applicable laws, comply with the necessary formalities as to filing, recording, registration, or otherwise have complied with the laws and formalities of any other relevant jurisdiction.  The description of collateral or secured property in such documents are complete and accurate in all respects.

2.40                Warranties and Indemnities.  Xennex has not, or at any time prior to Closing will not have, sold or otherwise disposed of any property, assets, and/or undertakings (other than inventory, trading stock, or other products sold, or services provided, in the ordinary course of business) in circumstances such that Xennex is, or may be, still subject to any liability (whether contingent or otherwise) under any representation, warranty, or indemnity given or agreed to be given (other than representation, warranty, or indemnity given or agreed to be given in respect of inventory or trading stock, or services provided in the ordinary course of business) on or in connection with such sale or disposal.

2.41                Joint Ventures, Partnerships, etc.  Xennex is not, and has not agreed to become, a member of any joint venture, consortium, partnership, or other unincorporated association (other than a recognized trade association).  Xennex is not, and has not agreed to become, a party to any agreement or arrangement of participating with others in any business sharing commissions or other income other than those listed on Schedule 2.41.

2.42                Sufficiency of Cash on Hand.  At Closing, Xennex will have an amount of cash on hand not less than the sum of all accrued but unpaid liabilities of Xennex as of the Closing Date plus cash held by Xennex on account of pre-paid subscriptions and advertising for periods after the Closing Date.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF BIOTIME AND LIFEMAP

BioTime and LifeMap make the Article 3 Warranties for the benefit and reliance of Xennex and the Xennex Stockholders.  The Article 3 Warranties are true and correct in all material respects on the date of this Agreement, and are qualified accordingly.  Except in furtherance of the consummation of the Merger, neither BioTime nor LifeMap will take any action, or omit or fail to take any act, in any manner within its control, that would cause any of the Article 3 Warranties to be to be untrue in any material respect as of the Closing Date.  BioTime and LifeMap hereby jointly and severally represent and warrant as follows:

3.1                  Organization.  Each of BioTime and LifeMap is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted.  BioTime and LifeMap are duly qualified to conduct their business and are in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary.

3.2                  Authority; Enforceability.  Each of BioTime and LifeMap has the corporate power and authority to execute and deliver, and to perform all of its obligations under, this Agreement.  The execution and delivery of this Agreement, and the performance by BioTime and LifeMap of their respective obligations under this Agreement, have been duly authorized by all necessary action on the part of the Boards of Directors of BioTime and LifeMap.  This Agreement is the valid and binding agreement of BioTime or LifeMap, enforceable in accordance with its terms, except to the extent limited by any bankruptcy, insolvency, or similar law affecting the rights of creditors generally.  BioTime is the sole shareholder of LifeMap, and as such sole shareholder, BioTime has approved the entering into by LifeMap of this Agreement and the Merger contemplated hereby.

3.3                  No Conflict.  The execution and delivery of this Agreement, and consummation of the transactions contemplated hereunder and thereunder, by BioTime and LifeMap do not and will not violate any provisions of (i) any federal or state rule, regulation, statute, or law applicable to BioTime or LifeMap or (ii) the terms of any order, writ, or decree of any federal or state court or judicial or regulatory authority or body by which BioTime or LifeMap is bound, or (iii) the articles of incorporation or bylaws of BioTime or LifeMap.

3.4                  Validity of BioTime Shares and LifeMap Shares.  The BioTime Shares and the LifeMap Shares, when delivered at Closing or from the Escrow, will be duly authorized and validly issued, fully paid, and nonassessable.

3.5                  Litigation.  There is no action, proceeding, or investigation pending, or any basis therefor or threat thereof, which challenges BioTime’s or Life Map’s right to enter into this Agreement, or challenges any action taken or to be taken, by BioTime or LifeMap in connection with this Agreement.

3.6                  SEC Documents; Financial Statements.  BioTime has filed all reports required to be filed by it under the Securities Exchange Act of 1934, as amended (the Exchange Act), including pursuant to Section 13(a) or 15(d) thereof, during the two (2) years prior to the date hereof (the foregoing materials being collectively referred to herein as the SEC Reports).  None of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  The financial statements of BioTime included in the SEC Reports have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of BioTime as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

3.7                  Absence of Certain Changes. Since December 31, 2011, except as specifically disclosed in the SEC Reports, (i) there has not been any material adverse change in the financial condition, assets, liabilities, revenues, or business of BioTime, (ii) BioTime has not incurred any liabilities (contingent or otherwise) other than (A) trade payables, accrued expenses, licensing fees and similar expenses, and other liabilities incurred in the ordinary course of business consistent with past practice, and (B) liabilities not required to be reflected in BioTime’s financial statements pursuant to GAAP or not required to be disclosed in filings made with the Securities and Exchange Commission, (iii) BioTime has not altered its method of accounting or the identity of its auditors, and (iv) BioTime has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed, or made any agreements to purchase or redeem any shares of its capital stock.

3.8                  Listing and Maintenance Requirements.  BioTime has not, in the 12 months preceding the date hereof, received notice from the NYSE Amex to the effect that BioTime is not in compliance with the listing or maintenance requirements of the NYSE Amex.

3.9                  Taxes.  BioTime has filed when due all federal, state, and local income tax returns, and all other returns with respect to taxes which are required to be filed with the appropriate authorities of the jurisdictions where business is transacted by BioTime, or where BioTime owns any property, and any taxes due, as reflected on such tax returns, have been paid.

ARTICLE 4
CLOSING

4.1                  Documents Delivered By Xennex.  The obligations of BioTime and LifeMap hereunder to consummate the Merger are subject to and conditioned upon the delivery by Xennex of originals of the following documents, on or before the Closing:

(a)            Merger Certificate.  An original of the California Merger Certificate duly executed by Xennex in conformity with Sec.173 and Sec.1103 of the California Code, and an original of the Massachusetts Merger Certificate duly executed by Xennex in conformity with Massachusetts General Law, Chapter 156D.

(b)            Officers’ Certificate.  (i) A certified, true copy of the resolutions of the board of directors of Xennex authorizing and approving the execution and delivery of this Agreement and the consummation of the Merger, certified by the duly elected and incumbent corporate secretary of Xennex; (ii) a certificate signed by the duly elected and incumbent officers of Xennex, dated the Closing Date, attesting to such incumbency and as to the veracity of their signatures; and (iii) a certificate executed by the Chief Executive Officer of Xennex, dated the Closing Date, certifying that the conditions set forth in Section 4.3, other than 4.3(h) and 4.3(i), have been satisfied.

(c)            Good Standing Certificates.  A certificate from the Secretary of State of Massachusetts, dated not earlier than ten days prior to the Closing Date, attesting to the good standing of Xennex as a Massachusetts corporation.

(d)            Shareholder List.  A list showing the name and address of each holder of Xennex Shares and the number of Xennex Shares of each class and series held by each of them as of the Closing Date.  In the event that the Closing Date shall be a date other than the Effective Date, and if any transfer of Xennex Shares is registered in the books and records of Xennex after the Closing Date, Xennex shall promptly, after the Effective Date, provide BioTime and LifeMap with an amended list showing the name and address of each holder of Xennex Shares and the number of Xennex Shares of each class and series held by each of them as of the Effective Date.

(e)            Opinion of Counsel.  An opinion of counsel from Truelove, Dee & Chase, LLP, counsel to Xennex, in form and substance of that attached as Exhibit F.

(f)            Assignment of Research Agreements.  An Assignment of Research & License Agreements, in the form attached as Exhibit G (Assignment Agreement), duly executed by Xennex, the Xennex Stockholders, and Yeda Research and Development Company, Ltd. (Yeda) pursuant to which Yeda will consent to the assignment of the R&L Agreements (as defined in the Assignment Agreement) to LifeMap through the Merger.

(g)           Amendment of R&L Agreements.  An amendment of the R&L Agreements, in the form of Exhibit H, duly executed by Yeda and Xennex, permitting BioTime to make such disclosures concerning the R&L Agreements as it determines to be necessary under applicable Federal, state, and foreign securities laws and the rules and regulations of any securities exchange on which BioTime shares trade.

(h)           Shareholders’ Agreement.  A counterpart of the Right of First Refusal and Shareholders Agreement in form attached as Exhibit I (Shareholders Agreement) duly executed by each Xennex Stockholder and Yeda.

(i)            Escrow Agreement.  Two counterparts of the Escrow Agreement, duly executed by Xennex, the Xennex Stockholders, and by Kenneth Elsner as the Representative of the Xennex Stockholders.  The Escrow Agreement so executed shall be accompanied by stock transfer powers with respect to the BioTime Shares and LifeMap Shares held in escrow, and power of attorney appointing the Representative, signed by each Xennex Stockholder.

(j)            Stock Certificates; Stock Transfer Powers.  Letters of transmittal, in a form to be provided by BioTime, signed by each Xennex Stockholder instructing BioTime (and its transfer agent) and LifeMap to issue and deliver to the Xennex Stockholder the number of BioTime Shares and LifeMap Shares into which their Xennex stock is converted upon consummation of the Merger, less the number of BioTime Shares and LifeMap Shares to be delivered to Yeda as provided in Section 5.1 and the Assignment Agreement, and accompanied by (i) all of the stock certificates evidencing their shares of Xennex common stock, and (ii) irrevocable stock transfer powers, in form and substance acceptable to BioTime (and its transfer agent) and LifeMap, duly executed by the Xennex Stockholders instructing BioTime (and its transfer agent) and LifeMap to transfer BioTime Shares and LifeMap Shares (which shall exclude Escrow Shares) to Yeda as provided in Section 5.1 and the Assignment Agreement.

(k)           Cash Balances; Liabilities.  A list of all the outstanding and unpaid debts, liabilities, and obligations owing by Xennex to creditors and third parties as at three Business Days before the Closing Date, other than future rent obligations arising under the Lease and obligations incurred in the ordinary course of business of Xennex after January 31, 2012.

4.2                  Documents Delivered By LifeMap and BioTime.  The obligations of Xennex hereunder to consummate the Merger are subject to and conditioned upon the delivery by LifeMap and BioTime, as applicable, of originals of the following documents, on or before the Closing:

(a)            Certificates of Merger.  One counterpart for each of the following, duly executed by LifeMap and BioTime: (i) Massachusetts Merger Certificate; and (ii) California Merger Certificate.

(b)            BioTime’s Secretary’s Certificates.  (i) A certified, true copy of the resolutions of the board of directors of BioTime authorizing and approving the execution and delivery of this Agreement (including the issuance of the BioTime Shares upon the consummation of the Merger), certified by the duly elected and incumbent corporate secretary of BioTime; (ii) a certificate signed by the duly elected and incumbent officers of BioTime, dated the Closing Date, attesting to such incumbency and as to the veracity of their signatures; and (iii) a certificate executed by the Chief Executive Officer of BioTime, dated the Closing Date, certifying that the conditions set forth in Section 4.4, other than Section 4.4(e) insofar as it relates to the Xennex Stockholder approval, have been satisfied.

(c)            Good Standing Certificates.  Certificate from the Secretary of State of California, each dated not earlier than ten days prior to the Closing Date, attesting to the good standing of BioTime and of LifeMap as California corporations.

(d)            LifeMap’s Secretary’s Certificates.  (i) A certified, true copy of the resolutions of the board of directors of LifeMap authorizing and approving the execution and delivery of this Agreement and the consummation of the Merger, certified by the duly elected and incumbent corporate secretary of LifeMap; (ii) a certificate signed by the duly elected and incumbent officers of LifeMap, dated the Closing Date, attesting to such incumbency and as to the veracity of their signatures; and (iii) a certificate executed by the Chief Executive Officer of LifeMap, dated the Closing Date, certifying that the conditions set forth in Section 4.4, other than Section 4.4(e) insofar as it relates to the Xennex Stockholder approval, have been satisfied.

(e)            Escrow Agreement.  Two counterparts of the Escrow Agreement, duly executed by LifeMap and the Escrow Agent.

(f)            Opinion of Counsel.  An opinion of counsel from Thompson, Welch, Soroko & Gilbert, LLP, counsel to BioTime, in form and substance of that attached as Exhibit J.

(g)           Assignment Agreement.  A counterpart of the Assignment Agreement duly executed by BioTime.

4.3                  Conditions to LifeMap’s and BioTime’s Obligation to Close.  The obligations of LifeMap and BioTime hereunder to consummate the Merger are subject to the satisfaction of the following conditions on or before the Closing Date.

(a)            Xennex Stockholder Approval.  The Xennex Stockholders shall approve to the Merger pursuant to this Agreement by the vote at the Meeting or by written consent as required by the Massachusetts Law and the Certificate of Incorporation of Xennex.  No Xennex Shares shall qualify as Dissenting Shares.

(b)           Third Party Approval.  Xennex shall have obtained, subject only to consummation of the Merger, all approvals or waivers necessary for Xennex to validly assign the Material Contracts and Licenses to LifeMap upon the Effective Date.

(c)            Delivery of Documents.  LifeMap and BioTime shall have received all of the documents required to be delivered to LifeMap and BioTime, respectively, under Section 4.1.

(d)            Filing of Certificates of Merger.  Xennex shall have filed the Massachusetts Merger Certificate with the Massachusetts Secretary of State.

(e)            Representations and Warranties.  The Article 2 Warranties shall be true and correct in all material respects on and as of the Closing Date (or if made as of a specific date, at and as of such date) with the same effect as though such representations and warranties had originally been made as of the Closing.

(f)            Performance.  Xennex and the Xennex Stockholders shall have performed and complied, in all material respects, with all agreements, obligations, and conditions that they are required to perform or comply with under this Agreement, on or before the Closing Date.

(g)           Lawsuits.  No lawsuit, proceeding, or investigation shall have been commenced by any governmental authority on any grounds to restrain, enjoin, or hinder the consummation of the transactions contemplated by this Agreement.

(h)           Listing Approval.  The NYSE Amex shall have approved the listing of the BioTime Shares on a when issued basis.

(i)            Compliance with Securities Laws.  The sale and issuance of the BioTime Shares and LifeMap Shares shall be (a) exempt from registration under the Securities Act, and (b) exempt from registration, qualification, or other regulation under the laws of any state of the United States and any country in which any Xennex Stockholder resides.

(j)            Employment Agreements.  The employees of Xennex listed on Schedule 4.3(j) shall have executed and delivered to LifeMap employment agreements in substantially the forms set forth on Exhibit K attached hereto and reflecting the compensation and other terms set forth in offer letters from LifeMap with regard to their employment with LifeMap following the Closing in the respective positions therein provided, and the same shall not have been revoked, withdrawn, or amended.

(k)           the LifeMap 2011 Stock Option Plan shall be amended to reduce the number of shares of LifeMap common stock (on a post one-for-four reverse split basis) to 571,428 shares, with a corresponding reduction in the number of options granted or authorized by the LifeMap board of directors, and each employee, consultant, and director of LifeMap to whom any stock options were granted or offered shall sign a written consent, in form and substance satisfactory to LifeMap and BioTime, to such reduction in the number of options so granted or offered to them.

(l)           The consulting agreement between Xennex and DWLS Consulting, Inc., and the consulting agreement between Xennex and Mind Trickle Solutions, Inc. shall have been terminated effective on the Closing Date without any obligation on the part of Xennex to pay any fee or other consideration as a result of the termination of such consulting agreements or as a result of the Merger, and Xennex and the Xennex Stockholders shall have provided evidence to such effect satisfactory to BioTime and LifeMap.

4.4                  Conditions to Xennex’s Obligation to Close.  The obligations of Xennex hereunder to consummate the Merger are subject to the satisfaction of the following conditions on or before the Closing Date.

(a)           Delivery of Documents.  BioTime and LifeMap shall have delivered all of the documents required to be delivered under Section 4.2 to Xennex.

(b)           Filing of Certificate of Merger.  LifeMap shall have filed (or made adequate arrangements for the filing of) the California Merger Certificate with the Secretary of State of the State of California.

(c)           Representations and Warranties.  The Article 3 Warranties shall be true and correct in all material respects on and as of the Closing Date (or if made as of a specific date, at and as of such date) with the same effect as though such representations and warranties had originally been made as of the Closing.

(d)           Performance.  LifeMap and BioTime shall have performed and complied, in all material respects, with all agreements, obligations, and conditions that it is required to perform or comply with, on or before the Closing Date.

(e)           Shareholder Approval.  The shareholder(s) of LifeMap and the shareholders of Xennex shall have each approved of the Merger.

(f)            Listing Approval.  The NYSE Amex shall have approved the listing of the BioTime Shares on a when issued basis.

4.5                  Commercially Reasonable Efforts.  From the date of this Agreement to the Closing, each Party shall use commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, and to assist and cooperate with the other Parties in doing, all things, in each case necessary or advisable to permit the consummation of the Merger and the other transactions contemplated hereby, including (i) obtaining any consents, authorizations, Shareholder Questionnaires, approvals, permits, licenses, or governmental authorizations, estoppel certificates and filings under any applicable Law required to be obtained or made by either of them which may be necessary or appropriate to permit the consummation of the Merger and the other transactions contemplated hereby, (ii) ensuring that its representations and warranties remain true and correct in all material respects through the Closing Date and (iii) ensuring that the conditions to the obligations of the other Parties to consummate the Merger are satisfied.  In the event that the Merger is not consummated, the Xennex stock certificates delivered to BioTime and LifeMap pursuant to Section 4.1(j) shall be returned to the Xennex Stockholders.

ARTICLE 5
ADDITIONAL COVENANTS

5.1                  Yeda Assignment Agreement and Consent.  Under the terms of the R&L Agreements the Merger will constitute an assignment of the R&L Agreements requiring the prior written approval of Yeda.  Conditioned upon the receipt of the Assignment Agreement duly executed by Yeda, pursuant to which Yeda shall consent to the assignment of the R&L Agreements to LifeMap through the Merger, BioTime and LifeMap consent to the transfer of [*Certain information has been omitted under a request for confidential treatment, and the omitted information has been filed with the Commission] BioTime Shares and [*Certain information has been omitted under a request for confidential treatment, and the omitted information has been filed with the Commission] LifeMap Shares by Xennex Stockholders to Yeda as consideration for Yeda’s consent to the assignment of the R&L Agreements to LifeMap through the Merger; provided, that (a) Yeda executes and delivers to BioTime and LifeMap an investment representation letter, in form and content acceptable to BioTime and LifeMap, containing representations, warranties, and agreements concerning Yeda’s investment intent with respect to such BioTime Shares and Yeda Shares and the applicable restrictions on transfer under the Securities Act and applicable state and foreign securities laws, (b) the stock certificates evidencing such BioTime Shares and LifeMap Shares shall bear such legends as BioTime and LifeMap may require pertaining to restrictions on transfer under the Securities Act and applicable state and foreign securities laws, and (c) Yeda executes and delivers to LifeMap a counterpart of the Shareholders Agreement.

5.2                  Additional LifeMap Shares.  Xennex and the Xennex Stockholders and LifeMap acknowledge and agree that in consideration for BioTime issuing the BioTime Shares, having an agreed market value of $2,000,000, as part of the Merger Consideration to enable LifeMap to acquire Xennex in the Merger, immediately following the consummation of the Merger LifeMap shall issue to BioTime 1,142,857 fully paid and non-assessable shares of LifeMap common stock.

5.3                  LifeMap Stock Option Plan.  Prior to the consummation of the Merger, the LifeMap 2011 Stock Option Plan (the Plan) shall be amended to reduce the number of shares of LifeMap common stock (on a post one-for-four reverse split basis) to 571,428 shares, with a corresponding reduction in the number of options granted or authorized by the LifeMap board of directors.  Following the consummation of the Merger, the Plan shall be further amended to add an additional 1,271,041 shares of LifeMap common stock (on a post one-for-four reverse split basis) to the Plan so that the Plan will include, in the aggregate, 1,842,469 shares of LifeMap common stock, as adjusted for the one-for-four reverse stock split.  The Xennex Stockholders agree to vote all of their LifeMap Shares (whether at a meeting of LifeMap shareholders or by written consent in lieu of a meeting) for approval of the amendment to the Plan.

5.4                  Further Assurances.  Xennex will execute, acknowledge, deliver, file, and record such additional certificates, deeds, instruments, notices, and documents; and will take such additional actions as BioTime and LifeMap may reasonably request on or after the date of this Agreement to effect, complete, or perfect the Merger and the vesting of title of the assets of Xennex in LifeMap.  LifeMap and BioTime will each execute, acknowledge, deliver, file, and record such additional certificates, instruments, notices, and documents; and will take such additional actions as Xennex may reasonably request on or after the date of this Agreement to effect, complete, or perfect the Merger, and the issuance of the BioTime Shares and LifeMap Shares to the Xennex Stockholders.

5.5                  Confidentiality.  Xennex agrees that it will not disclose to any person or entity (other than the officers and directors of LifeMap or BioTime) for any reason, or otherwise use, any Confidential Information which Xennex may have acquired with respect to the business of LifeMap or BioTime prior to or after the date of this Agreement, without the prior written consent of BioTime and LifeMap.  LifeMap and BioTime agree that they will not, nor will either of them, disclose to any person or entity (other than the officers and directors of Xennex) for any reason, or otherwise use, any Confidential Information which LifeMap or BioTime may have acquired with respect to the business of Xennex prior to or after the date of this Agreement but prior to the Merger, without the prior written consent of Xennex.  Confidential Information means all information that includes or pertains to: (a) the formulation, composition, or methods of manufacture of any product; (b) the results of any research, testing, or evaluation of any product or technology (including, without limitation, non-public regulatory agency data, pre-clinical and clinical data, medicinal chemistry, test, and analysis results, and other technical information); (c) formulae, processes, the content of Patent Applications, know-how, ideas, unpatented inventions, and research protocols; (d) research and development plans and programs; (e) business methods and strategies; (f) business planning, marketing plans, and customer lists; (g) accounting, income tax, and financial information; (h) the terms of contracts and licenses, proposed contracts, licenses, and other business arrangements with third parties; and (i) information concerning the compensation of employees and consultants.  This restriction shall continue to apply for three years after Closing but shall not apply to any Confidential Information which was or is:

(a)           already, or may hereafter be, in the public domain other than arising from a breach of this Section 5.5;

(b)           lawfully obtained by the Party receiving the Confidential Information from a third party, where the third party was not known, or was not reasonably thought to be known, to such receiving party to be bound by any obligation to the other Party to maintain the confidentiality of such information;

(c)           required by any laws, rules, or regulations or by any governmental or statutory authority, agency, regulatory body, or its equivalent (including any relevant stock exchange or tax authorities which may be applicable to it and/or its related corporations) or by a court of competent jurisdiction to be disclosed provided that in such event, the relevant Party shall (and shall procure that its relevant related corporations shall) forthwith consult with the other Parties on the form and content of the announcement or the disclosure (as the case may be) prior to making the announcement or disclosure (as the case may be); or

(d)           disclosed to the professional advisers of the respective Parties;

(e)           required to be disclosed or used to vest the full benefit of this Agreement in Xennex or LifeMap.

5.6                  Public Announcements. Except as may be required to be disclosed pursuant to applicable law, Xennex agrees that prior to Closing it will not make any announcement in connection with this Agreement or disclose the terms of this Agreement to anyone other than its officers, directors, shareholders, attorneys, accountants and parties to Material Contracts or Licenses whose consent to the assignment of the Material Contract or License through the Merger is required or reasonably necessary, unless BioTime and LifeMap shall have given their prior written consent to such announcement or disclosure.  In the case of any proposed announcement or disclosure to persons other than those described in the immediately preceding sentence, Xennex shall provide BioTime and LifeMap with a copy of the proposed announcement or disclosure not less than ten (10) days prior to the date that Xennex proposes to make the announcement or disclosure.  Xennex represents and warrants to BioTime and LifeMap that Xennex is not presently subject to any law, regulation, or judicial order requiring it to make any public announcement or disclosure of this Agreement or the Merger.

5.7                  Federal Income Tax Treatment of Merger   Each of the BioTime, LifeMap, and Xennex shall use its or their commercially reasonable efforts to cause the Merger to constitute a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the Code), for federal income tax purposes.  None of the aforementioned parties has taken or will, either before or after consummation of the Merger, take any action which, to the knowledge of such party, would cause, nor will any of the aforementioned parties fail to perform, or otherwise breach, this Agreement in any way which would cause, or in either case result in, the Merger to fail to constitute a reorganization under Section 368(a).  Unless otherwise required by Law, each party shall (i) report the Merger on all Tax Returns and filings as a reorganization under Section 368(a), and (ii) not take any position or action that is inconsistent with the characteristics of the Merger as a reorganization under Section 368(a) in any audit, administrative proceeding, litigation or otherwise.

5.8                  Cash Proration.  Cash held by Xennex immediately prior to the Closing Date shall be prorated and allocated between Xennex and LifeMap.  An amount of Xennex cash on hand equal to the sum of all accrued but unpaid liabilities of Xennex as of the Closing Date plus cash held by Xennex on account of pre-paid subscriptions and advertising for periods after the Closing Date shall be allocated and paid to LifeMap at Closing, and any remaining Xennex cash on hand after the allocation and payment to LifeMap shall be allocated to and paid to the Xennex Stockholders as soon as practicable after the Closing Date based upon a final accounting of Xennex liabilities and pre-paid subscriptions and advertising.

ARTICLE 6.
MISCELLANEOUS

6.1                  Governing Law.  This Agreement shall be construed and governed in all respects by the laws of the state of California without regard to principles of conflicts of laws.

6.2                  Service of Process in Massachusetts. LifeMap agrees that it may be served with process in the Commonwealth of Massachusetts in any proceeding for enforcement of any obligation of Xennex, as well as for enforcement of any obligation of LifeMap arising from the Merger, including any suit or other proceeding to enforce the right of any Dissenting Shareholder as determined in appraisal proceedings pursuant to Massachusetts General Law, Chapter 156D, Sec.13.. LifeMap irrevocably appoints the Secretary of State of Massachusetts as its agent to accept service of process in any such suit or other proceedings. A copy of such process shall be mailed by the Secretary of State of Massachusetts to LifeMap at the address shown in Section 6.5 for the delivery of notices to LifeMap.

6.3                  Successors and Assigns.  The provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, permitted assigns, heirs, executors, and administrators of each Party to this Agreement; provided, that no Party may assign its rights or obligations under this Agreement without the express prior written consent of the other Parties.

6.4                  Entire Agreement; Termination; Amendment.

(a)           This Agreement constitutes the full and entire understanding and agreement among the Parties with regard to the subject matter of this Agreement at the date of this Agreement, to the exclusion of any terms implied by law which may be excluded by contract, and supersedes any previous written or oral agreement among Xennex, BioTime, and LifeMap in relation to the Merger.  This Agreement and any term of this Agreement may be amended, waived, discharged, or terminated only by a written instrument signed by the Parties.

(b)           At any time prior to the Effective Date, this Agreement may be terminated:

(i)           by the written consent of Xennex, BioTime, and LifeMap;

(ii)          by any of BioTime, LifeMap or Xennex if the Merger has not been consummated by May 18, 2012; provided that the right of a Party to terminate this Agreement pursuant to this clause shall not be available to any Party whose breach of any obligation under this Agreement has been the cause of, or resulted in, the failure of the Merger to be consummated by such date;

(iii)         by BioTime or LifeMap, if Xennex or any Xennex Stockholder shall have breached in any material respect any of its or his representations, warranties or covenants contained in this Agreement, which breach of failure to perform (i) would give rise to a failure of a condition set forth in Section 4.3(e) or Section 4.3(f) and (ii) has not been cured by Xennex or the Xennex Stockholder within 20 Business Days after the giving of written notice thereof from BioTime or LifeMap; or

(iv)          by Xennex, if BioTime or LifeMap has breached in any material respect any of their respective representations, warranties, or covenants contained in this Agreement, which breach of failure to perform (i) would give rise to a failure of a condition set forth in Section 4.4(c), 4.4(d) or 4.4(e) and (ii) has not been cured within 20 Business Days after the giving of written notice thereof from Xennex.

(c)           The Parties, upon and with the approval of their respective boards of directors, may amend this Agreement at any time prior to the Effective Date, provided that an amendment made subsequent to the adoption of this Agreement by the stockholders of any Party shall not (i) alter or change the amount or kind of BioTime Shares, LifeMap Shares, or cash in lieu of fractional BioTime Shares or fractional LifeMap Shares to be received on conversion of all or any of the Xennex Shares in the Merger, (ii) alter or change any term of the articles of incorporation of LifeMap as the surviving corporation to be effected by the Merger, or (iii) alter or change any of the terms and conditions of this Agreement if such alteration or change would adversely affect the rights of the Xennex Stockholder, unless such amendment is approved by a vote or written consent of the Xennex Stockholders on the same basis as may have been required to approve this Agreement prior to such amendment.

6.5                  Notices, etc.  All notices and other communications required or permitted to be given pursuant to this Agreement shall be in writing and shall be deemed given when delivered by hand, messenger, or next business day air freight service, in any case addressed as follows:

To BioTime:	BioTime, Inc. 1301 Harbor Bay Parkway, Suite 100 Alameda, California 94502 Attention: Michael D. West, President

with a copy to:	Richard S. Soroko, Esq. Thompson, Welch, Soroko & Gilbert LLP 235 Pine Street 13th Floor San Francisco, California 94104

To LifeMap:	LifeMap Sciences, Inc. 1301 Harbor Bay Parkway, Suite 100 Alameda, California 94502 Attention: Michael D. West, President

with a copy to:	Richard S. Soroko, Esq. Thompson, Welch, Soroko & Gilbert LLP 235 Pine Street 13th Floor San Francisco, California 94104

To Xennex:	Xennex, Inc. 1020 Plain Street, Suite 290 Marshfield, MA 02050 Attn: David Warshawsky, President

with a copy to:	Kenneth Elsner, Esq 1020 Plain Street, Suite 290 Marshfield, MA 02050

Any Party may change its address for the purpose of this Section by giving notice to each other Party in accordance with this Section.

6.6                  Delays and Omissions.  No delay or omission to exercise any right, power, or remedy accruing to any Party to this Agreement, upon any breach or default of any other Party under this Agreement, shall impair any such right, power, or remedy of such Party, nor shall such delay or omission be construed to be a waiver of, or an acquiescence in, any such breach or default or any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.  Any waiver, permit, consent, or approval of any kind or character on the part of any Party of any breach or default under this Agreement, or any waiver on the part of any Party of any provisions or conditions of this Agreement, must be made in writing, as provided in Section 6.4, and shall be effective only to the extent specifically set forth in such writing.

6.7                  Expenses.  Each Party shall bear their own expenses incurred on their behalf with respect to this Agreement and to the transactions contemplated by this Agreement.

6.8                  No Brokers or Finders Fees.  Xennex and the Xennex Stockholders warrant to BioTime and LifeMap that no person is entitled to receive any fee, commission, or other compensation from Xennex or any Xennex Stockholder, as a broker, finder, or otherwise, in connection with the execution and delivery of this Agreement or the consummation of the Merger.

6.9                  Titles and Subtitles.  The titles or headings of the Articles and Sections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

6.10                Schedules and Exhibits.  References to Schedules and Exhibits are references to the Schedules and Exhibits attached to this Agreement.  All Schedules are an integral part of the transactions effected by or under this Agreement.

6.11                Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable law, each such unenforceable provision shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if each such unenforceable provision were so excluded; the balance of this Agreement as so interpreted shall be enforceable in accordance with its terms.

6.12                Time of the Essence.  Time shall be of the essence of this Agreement both as regards any dates and periods mentioned and as regards any dates and periods which may be substituted for them in accordance with this Agreement or by agreement in writing between the Parties.

6.13                Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.  Counterparts of this Agreement may be transmitted by facsimile, electronic mail, or other electronic means and, upon receipt, shall be deemed an original; provided that, upon demand of the recipient, the sender shall mail or deliver an originally signed copy within a reasonable time of such demand.

6.14                Interpretation and Certain Definitions.  In this Agreement, unless the context otherwise requires, the definitions in this Section 6.14 apply throughout this Agreement:

(a)           The sign $ means the lawful currency of the United States of America.

(b)           Article 2 Warranties means the representations and warranties as set out in Article 2.

(c)           Article 3 Warranties means the representations and warranties as set out in Article 3.

(d)           BioTime Disclosure Documents means the following reports filed by BioTime with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended: most recent Annual Report on Form 10-K; definitive proxy statement for BioTime's most recent annual meeting of shareholders; and each Quarterly Reports on Form 10-Q and each Current Report on Form 8-K filed by BioTime after the filing of its most recent Annual Report on Form 10-K.

(e)           Business Day means a day on which commercial banks are open for business in San Francisco, California (excluding Saturdays, Sundays and Federal public holidays).

(f)            California Code means the California Corporations Code, as in effect during the term of this Agreement.

(g)           Massachusetts Law means the Massachusetts General Law, as in effect during the term of this Agreement.

(h)           Xennex Disclosure Documents means the following documents (i) a copy of this Agreement, (ii) a summary of the principal terms under which Xennex Shares will be converted into BioTime Shares and LifeMap Shares in the Merger; (iii) the Financial Statements, as defined in Section2.19, and (iv) a summary of Xennex’s business.

(i)            Xennex Shares means collectively, all the issued shares of capital stock of Xennex (including the Xennex common stock and each series of Xennex preferred stock).

(j)            Party or Parties means individually any of LifeMap, BioTime, or Xennex, and collectively all of LifeMap, BioTime and Xennex.

(k)           Xennex Stockholder means any holder of record of Xennex Shares.

(l)            Warranties means collectively the Article 2 Warranties and the Article 3 Warranties.

(m)           The headings are for convenience only and shall not affect the interpretation of this Agreement.

(n)           Unless the context otherwise requires or permits, references to the singular number shall include references to the plural number and vice versa; references to natural persons shall include any company, limited liability partnership, partnership, business trust or unincorporated association (whether or not having separate legal personality); references to a company shall include any company, corporation, or any body corporate, wherever incorporated; and words denoting any gender shall include all genders.
(o)           The words “include” or “including” shall be construed as incorporating also “but not limited to” or “without limitation”.

6.15                Third Party Beneficiaries; Obligations.  This Agreement is for the sole benefit of the Parties and their permitted successors and assigns.

[Signatures on following page]

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

BIOTIME, INC.		XENNEX, INC.
a California corporation		a Massachusetts corporation

By:	s/ Robert W. Peabody	By:	s/ Kenneth Elsner
Name:	Robert W. Peabody	Name:	Kenneth Elsner
Title:	Senior Vice President and Chief Operating Officer	Title:	Chief Financial Officer

By:	s/ Judith Segall	By:	s/ Kenneth Elsner
Name:	Judith Segall	Name:	Kenneth Elsner
Title:	Secretary	Title:	Secretary

LIFEMAP, SCIENCES INC.		XENNEX STOCKHOLDERS:
a California corporation

By:	s/ Kenneth Elsner	s/ David Warshawsky
Name:	Kenneth Elsner	David Warshawsky
Title:	Chief Operating Officer

s/ Kenneth Elsner
By:	s/ Robert W. Peabody	Kenneth Elsner
Name:	Robert W. Peabody
Title:	Secretary
s/ Yaron Guan-Golan
Yaron Guan-Golan

FOR THE PURPOSES OF ARTICLE 1.12 ONLY:

STOCKHOLDER REPRESENTATIVE

s/ Kenneth Elsner
Kenneth Elsner

Schedule 2.3(a)

Schedule of ownership of outstanding shares of Xennex

Schedule 2.3(b)

None

Schedule 2.6

None

Schedule 2.9

None

Schedule 2.10

Domain Name	Created	Registrar

genecards.org	28-Jun-05	GoDaddy.com, Inc.

xennexinc.com	6-Jun-03	GoDaddy.com, Inc.

genecards.net	21-Nov-07	GoDaddy.com, Inc.

geneip.com	25-Mar-09	GoDaddy.com, Inc.

geneip.net	25-Mar-09	GoDaddy.com, Inc.

geneip.org	25-Mar-09	GoDaddy.com, Inc.

malacards.com	5-Feb-09	GoDaddy.com, Inc.

malacards.org	4-Feb-09	GoDaddy.com, Inc.

Schedule 2.11(a)

GeneCards Research and License Agreement

Pandatox Agreement

Schedule 2.11(b)

None

Schedule 2.13

None

Schedule 2.16(a)

Contracts

Rackspace Agreement – Liability over $10,000

Licenses

List of Licenses

Schedule 2.16(b)

Rackspace Agreement

Schedule 2.16(c)

None

Schedule 2.18

Massachusetts Articles of Incorporation

Schedule 2.20

Schedule showing the sale and licensing of products (including data base information), on a product by product basis to each of Xennex’s customers during the twelve months ended December 31, 2011

Schedule 2.22

None

Schedule 2.23

List of the current employees of Xennex and their current salary, bonus entitlements, vacation, sick leave, and other remuneration and benefits

Schedule 2.24

None

Schedule 2.33

List and description (including insurer, coverages, deductibles, limitations, and expiration dates) of all material insurance policies (including without limitation, fire and casualty, general liability, theft, life, workers’ compensation, managers and officers errors and omissions, and business interruption) that are maintained by Xennex or that name Xennex as an insured (or loss payee), including without limitation those that pertain to the assets or operations of Xennex

Schedule 2.34

List of bank accounts

Schedule 2.36

List of existing contracts or arrangements to which Xennex is a party or in which any of the Xennex Stockholders or directors of Xennex, and/or any person connected with, Xennex or any of the Xennex Stockholders is interested, whether directly or indirectly

Schedule 2.41

GeneCards Research and License Agreement

Pandatox Agreement

Bioscene Agreement – Commissions based on sales of GeneCards Database to Asian Customers

EXHIBIT A

California Merger Certificate

CERTIFICATE OF APPROVAL
OF
AGREEMENT OF MERGER

Michael D. West and Judith Segall certify that:

1.           They are the Chief Executive Officer and Secretary, respectively, of LifeMap Sciences, Inc., a California corporation (the corporation).

2.           The principal terms of the Agreement of Merger in the form attached were duly approved by the board of directors of the corporation by a vote that equaled or exceeded the vote required.

3.           The principal terms of the Agreement of Merger in the form attached were duly approved by the board of directors of BioTime, Inc., a California corporation (the parent corporation), the corporation’s parent and the party whose shares are being issued in the merger.

4.           The principal terms of the Agreement of Merger were entitled to be and were approved by the parent corporation’s board alone under the provisions of Section 1201 of the California Corporations Code.

We further declare under penalty of perjury under the laws of the state of California that the matters set forth in this certificate are true and correct of our own knowledge.

Executed at Alameda, California on May ___, 2012.

Michael D. West, Chief Executive Officer

Judith Segall, Secretary

CERTIFICATE OF APPROVAL
OF
AGREEMENT OF MERGER

David Warshawsky and Kenneth Elsner certify that:

1.           They are the President and Secretary, respectively, of Xennex, Inc., a Massachusetts corporation (the corporation).

2.           The principal terms of the Agreement of Merger in the form attached were duly approved by the board of directors.

3.           There is only one class of authorized shares, common stock, of which 1,000 shares were issued and outstanding and entitled to vote on the merger.

4.           The principal terms of the Agreement of Merger in the form attached were duly approved by a vote of 100% of the shares of each class entitled to vote.

We further declare under penalty of perjury under the laws of the state of California that the matters set forth in this certificate are true and correct of our own knowledge.

Executed at ______________, Massachusetts on May ___, 2012.

David Warshawsky, President

Kenneth Elsner, Secretary

Agreement of Merger

This Agreement of Merger is entered into between LifeMap Sciences, Inc., a California corporation (herein “Surviving Corporation”), Xennex, Inc., a Massachusetts corporation (herein “Xennex” or “Merging Corporation”), and BioTime, Inc., a California corporation (herein “BioTime” or “Parent Corporation”).

1.           The Merging Corporation shall be merged into the Surviving Corporation (the “Merger”).

2.           Upon the consummation of the Merger, the outstanding shares of Xennex common stock shall automatically and by operation of the Merger be converted into shares of Surviving Corporation common stock, no par value (“LifeMap Shares”) and BioTime common shares, no par value (“BioTime Shares”) as follows (the “Merger Consideration”):

(a)           The total number of BioTime Shares to be issued to Xennex Stockholders as part of the Merger Consideration, shall be determined by dividing $2,000,000 by $4.46 per share which is the weighted average closing price of BioTime Shares as reported on the NYSE Amex for the twenty (20) trading days ending on and including the third trading day immediately preceding the date of this Agreement.  The total number of LifeMap Shares to be issued to Xennex Stockholders as part of the Merger Consideration shall be determined by dividing $2,384,530 by $1.75, which the Parties agree is the fair market value of one LifeMap Share (as adjusted for the one-for-four reverse stock split to be effected concurrent with the filing of the California Merger Certificate.  Accordingly, the number of BioTime Shares to be issued to Xennex Stockholders, collectively, as part of the Merger Consideration shall be 448,430 BioTime Shares; and the number of LifeMap Shares to be issued to Xennex Stockholders as the remainder of the Merger Consideration, shall be 1,362,589 LifeMap Shares.

(b)           Each share of Xennex common stock outstanding shall be converted in the Merger into (i) that number of LifeMap Shares determined by dividing (A) the total number of LifeMap Shares to be issued in the Merger by (B) the total number of shares of Xennex common stock issued and outstanding, and (ii) that number of BioTime Shares determined by dividing (A) the total number of BioTime Shares to be issued in the Merger by (B) the total number of shares of Xennex common stock issued and outstanding.  Accordingly, the number of BioTime Shares to be issued to Xennex Stockholders, collectively, as part of the Merger Consideration shall be 448,430 BioTime Shares; and the number of LifeMap Shares to be issued to Xennex Stockholders as the remainder of the Merger Consideration, shall be 1,362,589 LifeMap Shares.

(i)           Based on the forgoing, and assuming that no additional shares of Xennex common stock, no par value per share (Xennex Stock), are issued and no shares of Xennex Stock are redeemed or reacquired by Xennex, upon the consummation of the Merger, each outstanding share of Xennex Stock, shall be converted into 448.43 BioTime Shares and 1,362.589 LifeMap Shares or the right to receive cash in lieu of any fractional share as provided below.

(ii)          LifeMap’s obligation to consummate the Merger is conditioned upon no Xennex stockholder having and electing to demand the appraisal of such Xennex Stockholder’s shares under Massachusetts General Law, Chapter 156B.

3.           No fractional BioTime Shares or fractional LifeMap Shares shall be issued in the Merger.  In determining the number of BioTime Shares and LifeMap Shares to be issued to a Xennex stockholder in the Merger, any fractional BioTime Shares or fractional LifeMap Shares that would otherwise be issuable with respect to the Xennex common stock registered in the name of that Xennex stockholder shall be aggregated into the greatest number of whole BioTime Shares and whole LifeMap Shares as is feasible in each case.  In lieu of issuing any fractional BioTime Share remaining after the aforesaid aggregation of fractions, BioTime shall pay the Xennex Stockholder cash in an amount determined by multiplying the remaining aggregate fraction by the average closing price of a BioTime Share as reported on the NYSE Amex for the twenty (20) trading days immediately preceding the date of consummation of the Merger.  In lieu of issuing any fractional LifeMap Share remaining after the aforesaid aggregation of fractions, LifeMap shall pay the Xennex Stockholder cash in an amount determined by multiplying the remaining aggregate fraction by $1.75.

4.           The outstanding shares of Surviving Corporation and Parent Corporation shall remain outstanding and are not affected by the Merger.

5.           Merging Corporation shall from time to time, as and when requested by Surviving Corporation, execute and deliver all such documents and instruments and take all such action necessary or desirable to evidence or carry out the Merger.

6.           The effect of the Merger and the effective date of the Merger are as prescribed by law.

[signatures on following page]

IN WITNESS WHREROF the parties have executed this Agreement as of May __, 2012.

LifeMap Sciences, Inc.

David Warshawsky, Chief Executive Officer

Kenneth Elsner, Secretary

Xennex, Inc.

David Warshawsky, President

Kenneth Elsner, Secretary

BioTime, Inc.

Michael D. West, Chief Executive Officer

Judith Segall, Secretary

EXHIBIT B

Massachusetts Merger Certificate

William Francis Galvin
Secretary of the Commonwealth
One Ashburton Place, Boston, Massachusetts 02108-1512

FORM MUST BE TYPED	Articles of Merger	FORM MUST BE TYPED
Involving Domestic Corporations,
Foreign Corporations or Foreign Other Entities
(General Laws Chapter 156D, Section 11.06; 950 CMR 113.37)

Exact name, jurisdiction and date of organization of each party to the merger:
(1)	EXACT NAME	(2)	JURISDICTION	DATE OF ORGANIZATION

XenneX, Inc.	Massachusetts	March 7, 2003
LifeMap Sciences, Inc.	California	February 11, 2011

(3)	The foreign corporation or other entity ☐ is / ☒ is not* authorized to conduct business in the Commonwealth.

(4)	Exact name of the surviving entity:	LifeMap Sciences, Inc.

(5)	Jurisdiction under the laws of which the surviving entity will be organized:	California

(6)	The merger shall be effective at the time and on the date approved by the Division, unless a later effective date not more than 90 days from the date and time of filing is specified:

(7-8)	For each domestic corporation that is a party to the merger:**

(check appropriate box)

☒	The plan of merger was duly approved by the shareholders, and where required, by each separate voting group as provided by G.L. Chapter 156D and the articles of organization.

OR

☐	The plan of merger did not require the approval of the shareholders.

(9)
Participation of each other domestic entity, foreign corporation, or foreign other entity was duly authorized by the law under which the other entity or foreign corporation is organized and by its organizational documents.

* Check appropriate box
** Provide this information for each domestic corporation separately

(10)	Attach any amendment to articles of organization of the surviving entity, where the survivor is a domestic business corporation.

(11)	Attach the articles of organization of the surviving entity, where the survivor is a NEW domestic business corporation, including all the supplemental information required by 950 CMR 113,16.

(12)	State the executive office address of the surviving foreign other entity if such information is not on the public record in the foreign jurisdiction:

(number, street, city or town, state, zip code)

Signed by:	,
(signature of authorized individual)

☐	Chairman of the board of directors,
☒	President,
☐	Other officer,
☐	Court-appointed fiduciary,
on this	day of	,	,

Signed by:	,
(signature of authorized individual)

☐	Chairman of the board of directors,
☐	President,
☒	Other officer,
☐	Court-appointed fiduciary,
on this	day of	,	,

COMMONWEALTH OF MASSACHUSETTS

William Francis Galvin
Secretary of the Commonwealth
One Ashburton Place, Boston, Massachusetts 02108-1512

Articles of Merger Involving Domestic Corporations,
Foreign Corporations or Foreign Other Entities
(General Laws Chapter 156D, Section 11.06; 950 CMR 113.37)

I hereby certify that upon examination of these articles of merger, duly submitted to me, it appears that the provisions of the General Laws relative thereto have been complied with, and I hereby approve said articles; and the filing fee in the amount of
$,_____ having been paid, said articles are deemed to have been filed with me this day of______________ 20 ___________________ at a.m./p.m.
                        time

Effective date:
(must be within 90 days of date submitted)

WILLIAM FRANCIS GALYIN
Secretary of the Commonwealth
Examiner
Filing fee: Minimum $250

Name approval

TO BE FILLED IN BY CORPORATION
C	Contact Information:

Kenneth Eisner
#A.R.
1020 Plain Street, Suite 290

Marshfield, MA 02050

Telephone:	781-826-7719

Email:	kelsner@xennexinc.com

Upon filing, a copy of this filing will be available at www.sec.state.ma.us/cor. If the document is rejected, a copy of the rejection sheet and rejected document will be available in the rejected queue.

EXHIBIT C

Shareholder Questionnaire

SHAREHOLDER QUESTIONNAIRE

Merger of Xennex, Inc.
with and into
LifeMap Sciences, Inc.

INSTRUCTIONS

The information in this Shareholder Questionnaire is requested of each holder of common stock or preferred stock of Xennex, Inc. (“Xennex”) in connection with the proposed merger of Xennex with and into LifeMap Sciences, Inc. (“LifeMap”), a subsidiary of BioTime, Inc. (“BioTime”).  In the merger, your Xennex stock will be converted into BioTime common shares, no par value (“BioTime Shares”) and shares of common stock of LifeMap (“LifeMap Shares”).  The offer and sale of the BioTime Shares and LifeMap Shares in the merger has not been registered under the Securities Act of 1933, as amended (the “Securities Act”) and instead is being made privately pursuant to the private placement exemption from registration provided in Section 4(2) of the Securities Act and Rule 506 of Regulation D adopted by the Securities and Exchange Commission.  The following information is needed to ensure compliance with the requirements of the private placement exemption.

By executing this Shareholder Questionnaire, you (“Shareholder”) are certifying, representing, and warranting to BioTime, LifeMap, and Xennex that the information you provide below is true and correct.

The information you provide in this Shareholder Questionnaire will be treated confidentially.

Shareholder Questionnaire

NOTE: If your Xennex stock is jointly owned by two or more persons as joint tenants or tenants-in-common, each person must complete this Shareholder Questionnaire.

1.           Identity and Background Information.

(a)	Full name of Shareholder _________________________________________

(b)	Check appropriate box:

☐ Individual
☐ Partnership
☐ Corporation
☐ Trust
☐ Other (indicate): _________________________________________

(c)	Provide the following information as to each Shareholder (provide the same information for each joint tenant or tenant-in-common on a separate sheet):

Address: __________________________________________________
City: _____________________________________________________
State: _____________________________________________________
Telephone:  (      ) _______________

(d)	Citizenship: ☐ U.S. ☐ Other (specify) __________________________

(e)	If you hold your Xennex stock as joint tenants or tenants-in-common:

(1)	List name of each co-owner: _____________________________

(2)	Indicate relationship, if any, between or among co-owners:
____________________________________________________________

(f)	Please provide the following information if you are a partnership, corporation, trust or other entity:

(1)	List name of person(s) making investment decisions on behalf of such entity: _____________________________________

(2)	Date of formation of partnership, corporation or trust and jurisdiction of formation: ________________________________

(3)	Federal Tax Identification Number (TIN): _____________________

(4)	Nature of the entity’s business: ______________________________

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2.            Accredited Investor Status.

Please check or initial all that apply to verify that you qualify as an “accredited investor.”

_____ (a)           I am a natural person whose net worth, or joint net worth with spouse, at the date of purchase exceeds $1,000,000 (not including the value of your principal residence and excluding mortgage debt secured by your principal residence up to the estimated fair market value of the home, except that any mortgage debt incurred by you within 60 days prior to the date of this Questionnaire shall not be excluded from the determination of your net worth unless such mortgage debt was incurred to acquire the residence).

_____ (b)           I am a natural person whose individual gross income (excluding that of spouse) exceeded $200,000 in 2010 and 2011, and who reasonably expects individual gross income exceeding $200,000 in 2012.

_____ (c)           I am a natural person whose joint gross income with spouse exceeded $300,000 in 2010 and 2011, and who reasonably expects joint gross income with spouse exceeding $300,000 in 2012.

_____ (d)           Shareholder is a bank, savings and loan association, broker/dealer, insurance company, investment company, pension plan or other entity defined in Rule 501(a)(1) of Regulation D as promulgated under the Securities Act of 1933 by the Securities and Exchange Commission.

_____ (e)           Shareholder is a trust, and the trustee is a bank, savings and loan association, or other institutional investor as defined in Rule 501(a)(1) of Regulation D as promulgated under the Securities Act of 1933 by the Securities and Exchange Commission.

_____ (f)            Shareholder is a private business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940.

_____ (g)           Shareholder is a trust, and the grantor (i) has the power to revoke the trust at any time and regain title to the trust assets; and (ii) meets the requirements of items (a) (b), or (c) above.

_____ (h)           Shareholder is a tax-exempt organization described in Section 501(c) (3) of the Internal Revenue Code, or a corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring BioTime Shares or LifeMap Shares, with total assets in excess of $5,000,000.

_____ (i)            Shareholder is a trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring BioTime Shares or LifeMap Shares, whose purchase is directed by a person who has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of an investment in the BioTime Shares.

_____ (j)            Shareholder is an entity in which all of the equity owners meet the requirements of at least one of items (a) through (i) above.

_____ (k)            I am a director or executive officer of both BioTime and LifeMap.

_____ (l)             None of the above apply.

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3.              Investment Representations and Warranties.

(a)  Shareholder and Shareholder’s attorneys, accountants, and financial advisors have made such investigation of LifeMap and BioTime as they have deemed appropriate for determining to acquire (and thereby make an investment in) the BioTime Shares and LifeMap Shares; and in making such investigation, they have received copies of the following reports filed by BioTime with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (the Disclosure Documents): Annual Report on Form 10-K for the year ended December 31, 2010; definitive proxy statement for BioTime's most recent annual meeting of shareholders; and each Quarterly Reports on Form 10-Q and each Current Report on Form 8-K filed by BioTime after the filing of its most recent Annual Report on Form 10-K.

(b)  Shareholder and Shareholder’s attorneys, accountants, and financial advisors have made such investigation of Xennex as they have deemed appropriate for evaluating their Xennex stock and for determining to vote with respect to the merger.  In this regard, Shareholder and Shareholder’s attorneys, accountants, and financial advisors have had access to and have received from Xennex such financial statements and other information concerning the financial condition, assets, liabilities, revenues, contracts, patents, patent applications, business operations, and prospects of Xennex as they may have requested.

(c)  Shareholder understands that the BioTime Shares and LifeMap Shares are being offered and sold without registration under the Securities Act or registration or qualification under the California Corporate Securities Law of 1968, the laws of other states of the United States, or under the laws of any other state or jurisdiction, in reliance upon the exemptions from such registration and qualification requirements for non-public offerings.  Shareholder acknowledges and understands that the availability of the aforesaid exemptions depends in part upon the accuracy of certain of the representations, declarations, and warranties contained herein, which Shareholder makes with the intent that they may be relied upon by BioTime and LifeMap.  Shareholder understands and acknowledges that no United States federal, state, or other agency has reviewed or endorsed the offer or sale of the BioTime Shares or LifeMap Shares or made any finding or determination as to the fairness of the offering or sale of the BioTime Shares or LifeMap Shares.

(d)  Shareholder, either alone or together with Shareholder’s attorneys, accountants, and financial advisors, has such knowledge and experience in financial and business matters to enable it to evaluate the merits and risks of an investment in the BioTime Shares and LifeMap Shares and to make an informed investment decision with respect thereto.

(e)  Shareholder is acquiring the BioTime Shares and LifeMap Shares solely for Shareholder’s own account and for investment purposes, and not with a view to, or for sale in connection with, any distribution of the BioTime Shares or LifeMap Shares, unless registered under the Securities Act or pursuant to an exemption from such registration.

(f)  It has never been represented, guaranteed, or warranted to Shareholder by BioTime or LifeMap, or by any officer, director, employee, or agent of BioTime or LifeMap, that Shareholder will realize any specific value, sale price, or profit as a result of acquiring the BioTime Shares or LifeMap Shares.

4.              Resale Restrictions.  Shareholder acknowledges, understands and agrees that:

(a)  Shareholder will not sell, offer for sale, or transfer any of Shareholder’s BioTime Shares or LifeMap Shares in any manner unless those BioTime Shares or LifeMap Shares have been registered under the Securities Act, or unless there is an exemption from such registration and an opinion of counsel reasonably acceptable to BioTime has been rendered, stating that such offer, sale, or transfer will not violate any United States federal or state securities laws.

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(b)  The certificates evidencing BioTime Shares and LifeMap Shares to be issued in the merger will contain a legend to the effect that transfer is prohibited except pursuant to registration under the Securities Act, or pursuant to an available exemption from registration.

(c)  BioTime and LifeMap will not permit the registration of the transfer of any BioTime Shares or LifeMap Shares, respectively, and BioTime and LifeMap will issue instructions to any transfer agent and registrar of the BioTime Shares or LifeMap Shares to refuse to register the transfer of any BioTime Shares or LifeMap Shares not made pursuant to registration under the Securities Act, or pursuant to an available exemption from registration under the Securities Act.

5.  Authority.  If Shareholder is an entity rather than a natural person, Shareholder represents and warrants that Shareholder has the power and authority to execute and deliver this Shareholder Questionnaire; and, the execution and delivery of this Shareholder Questionnaire has been duly authorized by Shareholder's board of directors, managers, partners, or persons holding comparable authority.

6.  No Litigation.  Shareholder represents and warrants that there are no pending or threatened lawsuits or other proceedings, or any basis therefore, challenging the right or authority of Shareholder to vote Shareholder's Xennex stock with regard to the merger.

5

IN WITNESS WHEREOF, the undersigned has executed this Shareholder Questionnaire on ____________________, 2012.

Name of Shareholder (Typed or Printed)

Signature

Second Name if Joint Tenant, etc.

Second Signature

If Shareholder is a corporation, partnership or trust:

Name and Title of Person Signing (Typed or Printed)

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EXHIBIT D

Escrow Agreement

ESCROW AGREEMENT

This Escrow Agreement dated May __, 2012 (the "Escrow Agreement"), is entered into by and among Xennex, Inc., a Massachusetts corporation, whose principal office is located at 1020 Plain Street, Suite 290, Marshfield, MA 02050, ("Xennex"), LifeMap Sciences, Inc., a California corporation, whose principal office is located at 1301 Harbor Bay Parkway, Suite 100, Alameda, CA, 94502 (“LifeMap”), BioTime, Inc., a California corporation, whose principal office is located at 1301 Harbor Bay Parkway, Suite 100, Alameda, CA, 94502 ("BioTime"), Kenneth Elsner, as the representative and agent for the Xennex stockholders named on Schedule I to this Escrow Agreement (“Representative”), and Wells Fargo Bank, National Association, a California corporation,  as escrow agent ("Escrow Agent").  Xennex, LifeMap and BioTime are referred to, collectively, as the “Parties.”

RECITALS

A.           Xennex, LifeMap, and BioTime have entered into an Agreement and Plan of Merger dated April __, 2012 (the "Merger Agreement", attached to this Agreement as Exhibit A) for the merger of Xennex with and into LifeMap (the "Merger"), pursuant to which the "Merger Consideration" (as defined in the Merger Agreement, and hereby incorporated into this Escrow Agreement) consists of 448,430 common shares, no par value, of BioTime and 1,362,589 shares of common stock of LifeMap.

B.           The Parties agree to place in escrow 44,843 of the BioTime common shares (“BioTime Escrow Shares”) and 136,259 shares of the LifeMap common stock (“LifeMap Escrow Shares”) comprising a part of the Merger Consideration issued to the Xennex stockholders, and the Escrow Agent agrees to hold and distribute the BioTime Escrow Shares and LifeMap Escrow Shares in accordance with the terms of this Escrow Agreement. The BioTime Escrow Shares and LifeMap Escrow Shares are collectively referred to as the “Escrow Securities.”

In consideration of the promises and agreements of the Parties and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties and the Escrow Agent agree as follows:

Article 1
ESCROW DEPOSIT

1.1          Receipt of Escrow Securities. On or before the Closing Date (as defined in the Merger Agreement), BioTime and LifeMap shall deliver to the Escrow Agent stock certificates registered in the name of Representative for the benefit of the Xennex stockholders collectively representing the Escrow Securities (the “Certificates”) to be held in escrow by Escrow Agent under the terms and conditions of this Escrow Agreement (the “Escrow”). The Escrow Agent shall inform each Party in writing of its receipt of the Certificates, within two business days of its receipt of the Certificates from BioTime and LifeMap. The Escrow Securities shall also include any (a) other common shares or other securities issued or distributed by BioTime or LifeMap with respect to the BioTime Escrow Shares or LifeMap Escrow Shares as part of a share split or share dividend, reclassification of shares; or other distribution to holders of BioTime or LifeMap common shares or common stock, any (b) other securities into which the Escrow Shares may be converted by means of any recapitalization or reclassification of the common shares of BioTime or common stock of LifeMap, or upon any merger or consolidation of BioTime or LifeMap with any other business entity, and (c) any cash paid or distributed by BioTime or LifeMap with respect to Escrow Securities or that may be paid on account of Escrow Securities in connection with any merger or consolidation of BioTime or LifeMap with any other business entity. The Escrow Agent shall have no duty to determine, ascertain, or verify the monetary value of the Certificates. The Representative shall have all voting rights with respect to the Escrow Securities contributed to the escrow on behalf of each Xennex stockholder as such stockholder would be entitled if such stockholder held such Escrow Securities directly except that the Representative shall not have (i) the right of possession thereof or (ii) the right to sell, assign, pledge, hypothecate or otherwise dispose of or encumber such Escrow Securities or any interest therein.. The Escrow Securities shall be registered in the name of the Representative for the benefit of the Xennex stockholders identified and as their respective interests in the Escrow Securities appear on Schedule I hereto.

1.2          Stock Transfer Power.  On or before the Closing Date, Representative shall deliver to the Escrow Agent (a) a stock transfer power signed in blank authorizing American Stock Transfer and Trust Company (the "TransferAgent"), whose registered office is at 59 Maiden Lane, Plaza Level, New York, NY 10038 to transfer or cancel the BioTime Escrow Shares on the transfer records of BioTime, subject to an in accordance with the terms of this Escrow Agreement and the Merger Agreement, and (b) a stock transfer power signed in blank authorizing LifeMap to transfer or cancel the LifeMap Escrow Shares on the transfer records of LifeMap, subject to an in accordance with the terms of this Escrow Agreement and the Merger Agreement.

1.3     Closing Date.  The "Closing Date" for the merger is contemplated to occur on or about May 18, 2012, but shall occur on such date or on such other date as may be provided for under the Merger Agreement or as to which as the Parties may agree.  If the Closing Date is to be any date other than May 18 2012, the Parties shall notify Escrow Agent in writing of the new Closing Date.

1.4     Disbursements.

(a)           Escrow Claims.  An "Escrow Claim" shall be deemed to have occurred if within 180 days after the Closing Date (i) any claim for setoff has been made pursuant to Section 1.9 of the Merger Agreement and in accordance with the Merger Agreement, and one of the Parties has concurrently notified the Escrow Agent of such claim, (ii) a third party has made a claim (whether or not a lawsuit or arbitration proceeding has commenced) that is subject to indemnification under the Merger Agreement, and one of the Parties has concurrently notified the Escrow Agent of such claim, or (iii) any dispute between the Parties is litigated or arbitrated or submitted for resolution through any other legal proceeding, and one of the Parties has notified Escrow Agent of such claim.  The Escrow Agent shall not release any Escrow Securities until it has received written instructions pursuant to Section 1.4(b).  Any Escrow Claim shall be deemed to have occurred if received before the Escrow Termination Date by the Escrow Agent.  BioTime or the Representative shall provide advance written notice of the identity of the arbitrator to the Escrow Agent pursuant to this Section 1.4.

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(b)           Disbursements to Satisfy Escrow Claims.  Escrow Agent shall release Escrow Securities within ten (10) business days after the following events: (i) Escrow Agent shall release BioTime Escrow Shares to BioTime and/or the Transfer Agent, and shall release LifeMap Escrow Shares to LifeMap pursuant to, and following the receipt of, written request for delivery signed by BioTime and LifeMap and the Representative stating the amount of the Escrow Claim and the number of BioTime Escrow Shares and LifeMap Escrow Shares that will satisfy the amount of the Escrow Claim or (ii) in the case of a lawsuit, arbitration or other legal proceeding resulting in a final award or judgment, following Escrow Agent’s receipt of (1) written notice of the final award or judgment in the lawsuit, arbitration or other proceeding, from the prevailing party, and (2) a copy of such final award or judgment; or (iii) in the case of an arbitration or other proceeding resulting in an award or judgment and where the Escrow Agent has filed an interpleader action with a court of competent jurisdiction, following Escrow Agent’s receipt of notice of the order of such court.  In the case of a liquidated Escrow Claim requiring the release of Escrow Securities, Escrow Agent shall only release the Escrow Securities to BioTime, the Transfer Agent, or LifeMap to the extent necessary to satisfy the obligations in respect of the Escrow Claim.  The number of BioTime Escrow Shares and LifeMap Escrow Shares, respectively, to be released to BioTime, the Transfer Agent, or LifeMap in satisfaction of the Escrow Claim shall be computed in accordance with Section 1.9 of the Merger Agreement and such calculation shall be provided by the Parties to Escrow Agent upon request.  The Escrow Agent shall deliver the Escrow Securities and stock transfer powers to the Transfer Agent, BioTime, and/or LifeMap (as applicable) for cancellation in satisfaction of the Escrow Claim.  If any amount less than 100% of the Escrow Securities are to be returned to BioTime, the Transfer Agent, and/or LifeMap, then (i) the Representative shall promptly sign and deliver to the Escrow Agent a stock transfer power authorizing BioTime and/or the Transfer Agent to cancel the applicable portion of the BioTime Escrow Shares and authorizing LifeMap to cancel the applicable portion of the LifeMap Escrow Shares, (ii) the Escrow Agent shall then deliver the Escrow Shares and the stock transfer power signed by the Representative to the Transfer Agent to cancel the applicable portion of the Escrow Shares, and (iii) the Transfer Agent shall deliver new stock certificates to the Escrow Agent representing the number of BioTime Escrow Shares and LifeMap Escrow Shares that the Xennex stockholders are entitled to receive after satisfaction of the Escrow Claim.  The BioTime Escrow Shares and LifeMap Escrow Shares will be delivered concurrently to BioTime or the Transfer Agent and LifeMap, as applicable, in accordance with the terms of the Merger Agreement and this Escrow Agreement.  If any Escrow Securities are returned to BioTime, the Transfer Agent, or LifeMap to satisfy an Escrow Claim, the Representative shall promptly sign and deliver to the Escrow Agent new stock transfer powers authorizing the BioTime, the Transfer Agent and LifeMap to transfer or cancel any remaining Escrow Securities on the stock records of BioTime or LifeMap to allow for the satisfaction of any subsequent Escrow Claim or for distribution of Escrow Securities in accordance with the terms of this Escrow Agreement.

(c)           Disbursements Upon Termination of Escrow. If this Escrow Agreement terminates under Section 1.5(a), Escrow Agent shall return all BioTime Escrow Shares to BioTime and all LifeMap Escrow Shares to LifeMap, and shall return to the Representative the stock transfer powers, within ten (10) days after termination of Escrow. If this Escrow Agreement terminates under Section 1.5(b), within ten (10) business days following the escrow termination, Escrow Agent shall deliver to the Transfer Agent the BioTime Escrow Shares along with a stock transfer power, shall deliver to BioTime any cash deposited into Escrow with respect to BioTime Escrow Shares with any interest accrued thereon (“BioTime Escrow Cash”), and shall deliver to LifeMap the LifeMap Escrow Shares along with a stock transfer power and any cash deposited into Escrow on account of LifeMap Escrow Shares with any interest accrued thereon (“LifeMap Escrow Cash”), whereupon BioTime will cause the Transfer Agent to transfer and reissue the (remaining) BioTime Escrow Shares (then no longer subject to escrow), and LifeMap will cause the (remaining) LifeMap Escrow Shares (then no longer subject to escrow) to be transferred on the appropriate transfer ledger and reissued, all in accordance with the interests of the respective Xennex stockholders as set forth on Schedule I hereto, whereupon the same shall be returned to the Escrow Agent and disbursed, along with any BioTime Escrow Cash and LifeMap Escrow Cash remaining in Escrow, to the Xennex stockholders at their respective addresses shown on Schedule I.

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(d)           Cash Dividends or other Cash Distributions. Any cash dividends or cash distributions of any kind made in respect to the Escrow Securities shall be held in Escrow and either paid to BioTime and/or LifeMap on account of any Claim as provided in the Merger Agreement, or disbursed to the Xennex stockholders in connection with the termination of this Agreement.

1.5     Escrow Termination.

(a)           If the Merger fails to close on the Closing Date, the BioTime and LifeMap shall notify the Escrow Agent of such failure, and this Escrow Agreement shall terminate upon Escrow Agent’s receipt of such notice.

(b)           If the Merger is consummated on the Closing Date, Escrow shall terminate on the later of (i) the expiration of 180 days following the Closing Date (the “Escrow Termination Date”); and (ii) the date on which all Escrow Claims have been resolved or terminated in accordance with the provisions of the Merger Agreement.  An Escrow Claim shall not be deemed to have been resolved until (A) the Representative, BioTime, and LifeMap have notified the Escrow Agent in writing that the Escrow Claim has been resolved, or (B) the Escrow Claim has been resolved by a final court judgment or arbitration award.

(c)           Notwithstanding paragraphs (a) and (b) of this Section, Escrow shall terminate upon the disbursement of all Escrow Securities and any cash held in Escrow.

(d)           Upon the termination of Escrow, this Escrow Agreement shall be of no further force and effect except that the provisions of Sections 3.1 (Indemnification) and 3.2 (Limitation of Liability) hereof shall survive termination.

1.6     No Pledge.  Except as contemplated by this Agreement, neither the Escrow Securities nor any beneficial interest therein may be pledged, sold, assigned or transferred, including by operation of law, by Escrow Agent, BioTime, LifeMap, Xennex, or the Representative, nor shall the Escrow Securities or any beneficial interest therein be subject to attachment or otherwise taken or reached by any legal or equitable process in satisfaction of any debt or other liability, except as expressly set forth herein, before the Escrow Securities, if any, are returned to BioTime, the Transfer Agent, or LifeMap, or distributed to the Xennex stockholders pursuant to the terms hereof and subject to Sections 1.9 of the Merger Agreement.

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Article 2
DUTIES OF THE ESCROW AGENT

2.1     Scope of Responsibility.  Notwithstanding any provision to the contrary, the Escrow Agent is obligated only to perform the duties specifically set forth in this Escrow Agreement, which shall be deemed purely ministerial in nature.  Under no circumstances will the Escrow Agent be deemed to be a fiduciary to any Party or any Xennex stockholder, or any other person under this Escrow Agreement.  The Escrow Agent will not be responsible or liable for the failure of any Party to perform in accordance with this Escrow Agreement.  The Escrow Agent shall neither be responsible for, nor chargeable with, knowledge of the terms and conditions of any other agreement, instrument, or document other than this Escrow Agreement, unless an original or a copy of such agreement has been provided to the Escrow Agent; and the Escrow Agent shall have no duty to know or inquire as to the performance or nonperformance of any provision of any such agreement, instrument, or document, unless notified of such performance or nonperformance by any Party.  References in this Escrow Agreement to any other agreement, instrument, or document are for the convenience of the Parties, and the Escrow Agent has no duties or obligations with respect thereto.  This Escrow Agreement sets forth all matters pertinent to the Escrow contemplated hereunder, and no additional obligations of the Escrow Agent shall be inferred or implied from the terms of this Escrow Agreement or any other agreement.

2.2     Reliance.  The Escrow Agent shall not be liable for any action taken or not taken by it in accordance with the direction or consent of the Parties or their respective agents, representatives, successors, or assigns, but only if such direction or consent is consistent with the terms of this Escrow Agreement.  The Escrow Agent shall not be liable for acting or refraining from acting upon any notice, request, consent, direction, requisition, certificate, order, affidavit, letter, or other paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, without further inquiry into the person's or persons' authority.  Concurrent with the execution of this Escrow Agreement, the Parties shall deliver to the Escrow Agent authorized signers' forms in the form of Exhibit B to this Escrow Agreement.

2.3     Right Not Duty Undertaken.  The permissive rights of the Escrow Agent to do things enumerated in this Escrow Agreement shall not be construed as duties.

2.4     No Financial Obligation.  No provision of this Escrow Agreement shall require the Escrow Agent to risk or advance its own funds or otherwise incur any financial liability or potential financial liability in the performance of its duties or the exercise of its rights under this Escrow Agreement.

Article 3
PROVISIONS CONCERNING THE ESCROW AGENT

3.1     Indemnification.  The Parties, jointly and severally, shall indemnify, defend and hold harmless the Escrow Agent from and against any and all loss, liability, cost, damage, and expense, including, without limitation, attorneys' fees and expenses or other professional fees and expenses which the Escrow Agent may suffer or incur by reason of any action, claim, or proceeding brought against the Escrow Agent, arising out of or relating in any way to this Escrow Agreement or any transaction to which this Escrow Agreement relates, unless such loss, liability, cost, damage, or expense shall have been finally adjudicated to have been directly caused by the willful misconduct or gross negligence of the Escrow Agent.  The provisions of this Section 3.1 shall survive the resignation or removal of the Escrow Agent and the termination of this Escrow Agreement.

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3.2     Limitation of Liability.  The Escrow Agent shall not be liable, directly or indirectly, for any (i) damages, losses, or expenses arising out of the services provided hereunder, other than damages, losses, or expenses which have been finally adjudicated to have directly resulted from the Escrow Agent's gross negligence or willful misconduct, or (ii) special, indirect, or consequential damages or LOSSES OF ANY KIND WHATSOEVER (INCLUDING WITHOUT LIMITATION LOST PROFITS), even if the Escrow Agent has been advised of the possibility of such LOSSES OR damages AND REGARDLESS OF THE FORM OF ACTION.

3.3     Removal or Resignation.

(a)           Removal.  The Parties may remove the Escrow Agent by furnishing to the Escrow Agent a joint written notice of its removal along with payment of all fees and expenses to which the Escrow Agent is entitled through the date of termination.  Such removal shall be effective thirty (30) days after the delivery of such notice or upon the earlier appointment of a successor escrow agent, and the Escrow Agent's sole responsibility thereafter shall be to safely keep the Escrow Securities and to deliver the same to a successor escrow agent as shall be appointed by the Parties, as evidenced by a joint written notice filed with the Escrow Agent or in accordance with the order of a court or other dispute resolution authority.  If the Parties have failed to appoint a successor escrow agent prior to the expiration of thirty (30) days following the delivery of such notice of removal, the Escrow Agent may petition any court of competent jurisdiction for the appointment of a successor escrow agent or for other appropriate relief, and any such resulting appointment shall be binding upon the Parties.

(b)           Resignation.  If the Escrow Agent shall resign as the escrow agent hereunder, a successor escrow agent shall be promptly appointed jointly by the Parties. The Escrow Agent may resign at any time by giving to the Parties thirty (30) days’ written notice of resignation (the “Resignation Notice”). Such resignation shall take effect when the successor escrow agent accepts in writing its appointment as successor escrow agent and receives the Escrow Securities from the Escrow Agent or, upon disposition of the Escrow Securities, in accordance with written instructions of the Parties. If no successor escrow agent has been appointed and has accepted the Escrow Securities within thirty (30) days after the Resignation Notice is sent, the Escrow Agent may apply to a court of competent jurisdiction for the appointment of a successor escrow agent or for other appropriate relief, and any such resulting appointment shall be binding upon the Parties.

3.4          Compensation. The Escrow Agent shall be entitled to compensation for its services as stated in the fee schedule attached hereto as Exhibit C, which compensation shall be paid by LifeMap. The fee agreed upon for the services rendered hereunder is intended as annual full compensation for the Escrow Agent's services as contemplated by this Escrow Agreement; provided, however, that in the event that Escrow Agent renders any service not contemplated in this Escrow Agreement, or there is any assignment of interest in the subject matter of this Escrow Agreement, or any material modification hereof, or if any material controversy arises hereunder which causes the Termination of Escrow to take place more than eighteen (18) months after the Closing Date, or the Escrow Agent is made a party to any litigation pertaining to this Escrow Agreement or the subject matter hereof, then the Escrow Agent shall be compensated for such extraordinary services and reimbursed by the non-prevailing Party for all costs and expenses, including reasonable attorneys' fees and expenses, occasioned by any such delay, controversy, litigation, or event. If any amount due to the Escrow Agent hereunder is not paid within thirty (30) days of the date due, the Escrow Agent in its sole discretion may charge interest on such amount up to the highest rate permitted by applicable law.

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3.5     Merger or Consolidation.  Any corporation or association into which the Escrow Agent may be converted or merged, or with which it may be consolidated, or to which it may sell or transfer all or substantially all of its corporate trust business and assets as a whole or substantially as a whole, or any corporation or association resulting from any such conversion, sale, merger, consolidation, or transfer to which the Escrow Agent is a party ("Corporate Event"), shall be and become the successor escrow agent under this Escrow Agreement and shall have and succeed to the rights, powers, duties, immunities, and privileges as its predecessor, without the execution or filing of any instrument or paper or the performance of any further act.  Escrow Agent shall notify the Parties of any such Corporate Event occurring prior to the Termination of Escrow.

3.6          Force Majeure.  The Escrow Agent shall not be responsible or liable for any failure or delay in the performance of its obligation under this Escrow Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God, earthquakes, fire, flood, wars, acts of terrorism, civil or military disturbances, sabotage, epidemic, riots, interruptions, loss, or malfunctions of utilities, computer (hardware or software) or communications services, accidents, labor disputes, acts of civil or military authority or governmental action; it being understood that the Escrow Agent shall use commercially reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as reasonably practicable under the circumstances.

Article 4
MISCELLANEOUS

4.1     Successors and Assigns.  This Escrow Agreement shall be binding on and inure to the benefit of the Parties and the Escrow Agent and their respective successors and permitted assigns.  No other persons shall have any rights under this Escrow Agreement.  No assignment of the interest of any of the Parties shall be binding unless and until written notice of such assignment shall be delivered to the other Party and the Escrow Agent and shall require the prior written consent of the other Party and the Escrow Agent (such consent not to be unreasonably withheld).

4.2     Further Assurances.  The Representative will execute, acknowledge, and deliver to Escrow Agent such additional stock transfer powers, instruments, notices, and documents; and will take such additional actions as BioTime, LifeMap, Escrow Agent, or the Transfer Agent may reasonably request to effect, complete, or perfect the transfer or cancellation of Escrow Securities pursuant to this Escrow Agreement.

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4.3     Escheat.  The Parties are aware that under applicable state law, property which is presumed abandoned may under certain circumstances escheat to the applicable state.  The Escrow Agent shall have no liability to the Parties, their respective heirs, legal representatives, successors and assigns, or any other party, should any or all of the Escrow Securities escheat by operation of law.

4.4     Notices.  All notices, requests, demands, and other communications required under this Escrow Agreement shall be in writing, in English, and shall be deemed to have been duly given if delivered (i) personally, (ii) by facsimile transmission with written confirmation of receipt, (iii) by overnight delivery with a reputable national overnight delivery service, or (iv) by mail or by certified mail, return receipt requested, and postage prepaid.  If any notice is mailed, it shall be deemed given five business days after the date such notice is deposited in the United States mail.  If notice is given to a party, it shall be given at the address for such party set forth below.  It shall be the responsibility of the Parties to notify the Escrow Agent and the other Party or Parties in writing of any name or address changes.  In the case of communications delivered to the Escrow Agent, such communications shall be deemed to have been given on the date received by the Escrow Agent.

If to BioTime:	BioTime, Inc. 1301 Harbor Bay Parkway, Suite 100 Alameda, CA 94502 Attn: Michael D. West Phone: (510) 521-3390, ext. 303 Facsimile: (510) 521-3389

With a copy to:	Thompson, Welch, Soroko & Gilbert, LLP 235 Pine Street 13th Floor San Francisco, CA 94104 Attn: Richard S. Soroko, Esq. Phone: (415) 927-5200 Facsimile: (415) 927-5210

If to Xennex:
Xennex, Inc.
1020 Plain Street, Suite 290
Marshfield, MA 02050
Attn: David Warshawsky, President
Phone: 781-826-7719
Facsimile: 781-826-7609

with a copy to:
Kenneth Elsner
1020 Plain Street, Suite 290
Marshfield, MA 02050
Phone: 781-826-7719
Facsimile:  781-826-7609

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If to Representative	Kenneth Elsner 1020 Plain Street, Suite 290 Marshfield, MA 02050 Phone: 781-826-7719 Facsimile: 781-826-7609

If to the Escrow Agent:	Wells Fargo Bank, National Association Corporate, Municipal and Escrow Services 707 Wilshire Boulevard, 17th floor. Los Angeles, California 90017 Phone: (213) 614-3493 Facsimile: (213) 614-3306

4.5     Governing Law.  This Escrow Agreement shall be governed by and construed in accordance with the laws of the State of California.

4.6     Entire Agreement.  This Escrow Agreement sets forth the entire agreement and understanding of the Parties related to the Escrow Securities.

4.7     Amendment.  This Escrow Agreement may be amended, modified, superseded, rescinded, or canceled only by a written instrument executed by the Parties and the Escrow Agent.

4.8     Waivers.  The failure of any Party to this Escrow Agreement at any time or times to require performance of any provision under this Escrow Agreement shall in no manner affect the right at a later time to enforce the same performance.  A waiver by any Party to this Escrow Agreement of any such condition or breach of any term, covenant, representation, or warranty contained in this Escrow Agreement, in any one or more instances, shall neither be construed as a further or continuing waiver of any such condition or breach nor a waiver of any other condition or breach of any other term, covenant, representation, or warranty contained in this Escrow Agreement.

4.9     Headings.  Section headings of this Escrow Agreement have been inserted for convenience of reference only and shall in no way restrict or otherwise modify any of the terms or provisions of this Escrow Agreement.

4.10    Counterparts.  This Escrow Agreement and the Certificate as to Authorized Signatures attached as Exhibit B may be executed in one or more counterparts, each of which when executed shall be deemed to be an original, and such counterparts shall together constitute one and the same instrument.

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IN WITNESS WHEREOF, this Escrow Agreement has been duly executed as of the date first written above.

[signatures on following page]

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BIOTIME:	BioTime, Inc.,
a California corporation

By:
	Name:	Michael D. West
	Title:	Chief Executive Officer

LIFEMAP:	LifeMap, Inc.,
a California corporation

By:
	Name:	Michael D. West
	Title:	Chief Executive Officer

XENNEX:	Xennex, Inc.,
a Massachusetts corporation

By:
Name:
Title:

REPRESENTATIVE:
Kenneth Elsner

ESCROW AGENT:	Wells Fargo Bank, National Association

By:
Name:
Title:

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Exhibit A

Merger Agreement

- Exhibit A -

Exhibit B

Certificate as to Authorized Signatures

The specimen signatures shown below are the specimen signatures of the individuals who have been designated as authorized representatives of the respective Parties and are authorized to initiate and approve transactions of all types for the Escrow account or accounts established under the Escrow Agreement to which this Exhibit B is attached.

BIOTIME:	BioTime, Inc.,
a California corporation

By:
	Name:	Michael D. West
	Title:	Chief Executive Officer

LIFEMAP:	LifeMap, Inc.,
a California corporation

By:
	Name:	Michael D. West
	Title:	Chief Executive Officer

XENNEX:	Xennex, Inc.,
a Massachusetts corporation

By:
Name:
Title:

- Exhibit B -

Exhibit C

Escrow Agent Fees

February 9, 2011	Wells Fargo Corporate Trust 707 Wilshire Blvd – 17th Floor Los Angeles, CA 90017 John Deleray (TP) 213.614.3351 – office 213.760.0363 – mobile 213.614.3355 - fax

Wells Fargo Corporate Trust Services
Fee Schedule for Escrow Agent for the
BioTime, Inc. Stock Escrow

Escrow Agent Acceptance and Administrative Fee:	$__________

Fees as they relate to Wells Fargo Bank acting in the capacity of Escrow Agent – includes creation and examination of the Escrow Agreement; acceptance of the Escrow appointment; setting up of Escrow Account(s) and accounting records; and coordination of receipt of funds for deposit to the Escrow Account.

Also includes ordinary administration services by Escrow Agent – includes daily routine account management; investment transactions; cash transaction processing (including wires and check processing); monitoring claim notices pursuant to the agreement; disbursement of the funds in accordance with the agreement; and mailing of trust account statements to all applicable parties.

This fee is Payable in advance, at the time of Escrow Agreement execution. Fee will not be prorated in case of early termination.

Should this Escrow Account be in existence for more than One (1) year, an Annual Fee of $3,000.00 will be assessed.

Wells Fargo’s bid is based on the following assumptions:
•	Number of Escrow Accounts to be established: One (1)
•	Number of Deposits to Escrow Account: Not more than One (1)
•	Number of Withdrawals from Escrow Fund:
•	Term of Escrow: Not more than One (1) year
•	If the account(s) does not open within three (3) months of the date shown below, this proposal will be deemed null and void

Out-of-Pocket Expenses:	At Cost

We only charge for out-of-pocket expenses in response to specific tasks assigned by the client. Therefore, we cannot anticipate what specific out-of-pocket items will be needed or what corresponding expenses will be incurred. Possible expenses would be, but are not limited to, express mail and messenger charges, travel expenses to attend closing or other meetings. There are no charges for indirect out-of- pocket expenses.

This fee schedule is based upon the assumptions listed above which pertain to the responsibilities and risks involved in Wells Fargo undertaking the role of Escrow Agent.  These assumptions are based on information provided to us as of the date of this fee schedule.  Our fee schedule is subject to review and acceptance of the final documents.  Should any of the assumptions, duties or responsibilities change, we reserve the right to affirm, modify or rescind our fee schedule.

SCHEDULE I

[Legal Name and Address]

EXHIBIT E

Registration Rights Agreement

REGISTRATION RIGHTS AGREEMENT

By

BIOTIME, INC.

For the benefit of

STOCKHOLDERS OF XENNEX, INC.

Dated: May ___, 2012

TABLE OF CONTENTS

i

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT, dated as of May __, 2012, is made by BioTime, Inc., a California corporation (the “Company”), for the benefit each Shareholder (as defined below) who is the registered holder of Registrable Securities (as defined below).

WHEREAS, the parties hereto desire to provide for, among other things, the grant of registration rights with respect to the Registrable Securities.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.         Definitions and Interpretations.

(a)           Definitions.  As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:

(i)             “Acquired Shares” means the Shares issued to the shareholders of Xennex pursuant to that certain Agreement and Plan of Merger, dated April 19, 2012, by and among the Company, LifeMap Sciences, Inc., and Xennex (the “Merger Agreement”), including any Shares placed into escrow or subject to holdback.

(ii)            “Affiliate” means, with respect to a Person, any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with such specified Person.  For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to a Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

(iii)          “Agreement” means this Registration Rights Agreement as the same may be amended, supplemented or modified in accordance with the terms.

(iv)           “Automatic Shelf Registration Statement” means an “automatic shelf registration statement” as defined in Rule 405 promulgated under the Securities Act.

(v)            “Board of Directors” means the Board of Directors of the Company (or any duly authorized committee thereof).

(vi)           “Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in New York, New York and San Francisco, California are authorized or required by law or executive order to close.

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(vii)          “Commission” means the Securities and Exchange Commission or any similar agency then having jurisdiction to enforce the Securities Act.

(viii)         “Company” has the meaning set forth in the preamble to this Agreement.

(ix)           “Company Free Writing Prospectus” means each Free Writing Prospectus prepared by or on behalf of the Company or used or referred to by the Company in connection with an offering of Registrable Securities.

(x)             “Disclosure Package” means, with respect to any offering of Registrable Securities, (i) the preliminary Prospectus, (ii) each Free Writing Prospectus and (iii) all other information, in each case, that is deemed, under Rule 159 promulgated under the Securities Act, to have been conveyed to purchasers of securities at the time of sale of such securities (including, without limitation, a contract of sale).

(xi)           “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

(xii)         “Free Writing Prospectus” means any “free writing prospectus” as defined in Rule 405 promulgated under the Securities Act.

(xiii)        “Indemnified Party” has the meaning set forth in Section 4(c).

(xiv)         “Indemnifying Party” has the meaning set forth in Section 4(c).

(xv)           “Inspector” has the meaning set forth in Section 3(b).

(xvi)         “Liability” has the meaning set forth in Section 4(a).

(xvii)        “Permitted Assignee” means  with respect to any Shareholder, to the extent applicable, (i) such Shareholder’s parents, spouse, siblings, siblings’ spouses, children (including stepchildren and adopted children), children’s spouses, grandchildren or grandchildren’s spouses (“Family Members”), (ii) a corporation, partnership or limited liability company, a majority of the beneficial interests of which shall be held by such Shareholder, such Shareholder’s Affiliates and/or such Shareholder’s Family Members, (iii) a trust, the beneficiaries of which are such Shareholder and/or such Shareholder’s Family Members, (iv) such Shareholder’s heirs, executors, administrators, estate or a trust under such Shareholder’s will, (v) an entity described in Section 501(c)(3) of the United States Internal Revenue Code of 1986, as amended, that is established by such Shareholder, (vi) any Affiliate of such Shareholder, and (vii) Yeda Research and Development Company, Ltd. and the Weizmann Institute of Science.

(xviii)       “Person” means any individual, corporation, partnership, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, government (or an agency or political subdivision) or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

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(xix)          “Pledgee” has the meaning set forth in Section 2(d)(i).

(xx)           “Prospectus” means the prospectus related to any Registration Statement (including, without limitation, a prospectus or prospectus supplement that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance on Rule 415, 430A, 430B or 430C under the Securities Act, as amended or supplemented by any amendment or prospectus supplement), including post-effective amendments, and all materials incorporated by reference in such prospectus.

(xxi)          “Records” has the meaning set forth in Section 3(b)(viii).

(xxii)        “Registrable Securities” means, subject to Section 2(b) and Section 2(d)(i), (i) the Acquired Shares, and (ii) any other securities that are (A) distributed as a dividend or otherwise with respect to Acquired Shares, or (B) issued or issuable in exchange for or through conversion of the Acquired Shares pursuant to a recapitalization, reorganization, merger, consolidation, sale of assets or other transaction.

(xxiii)       “Registration Expenses” has the meaning set forth in Section 3(e).

(xxiv)        “Registration Statement” means a registration statement filed pursuant to the Securities Act.

(xxv)         “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

(xxvi)        “Shareholder” means (a) the Persons named on Schedule I, who were stockholders of Xennex on the effective date of the merger of Xennex with and into LifeMap Sciences, Inc., and (b) such Permitted Assignees or Pledgees of the Persons named on Schedule I to whom registration rights under this Agreement are validly transferred in accordance with Section 2(d)(i).

(xxvii)      “Shareholders’ Counsel” has the meaning set forth in Section 3(b).

(xxviii)     “Shares” means (i) the common shares, no par value, of the Company, (ii) any securities of the Company or any successor or assign of the Company into which such shares described in clause (i) are reclassified or reconstituted or into which such shares are converted or otherwise exchanged in connection with a combination of shares, recapitalization, merger, sale of assets, consolidation or other reorganization or otherwise or (iii) any securities received as a dividend or distribution in respect of the securities described in clauses (i) and (ii) above.

(xxix)        “Xennex” means Xennex, Inc., a Massachusetts corporation.

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(b)           Interpretation.  Unless otherwise noted:

(i)             All references to laws, rules, regulations and forms in this Agreement shall be deemed to be references to such laws, rules, regulations and forms, as amended from time to time or, to the extent replaced, the comparable successor laws, rules, regulations and forms thereto in effect at the time.

(ii)            All references to agencies, self-regulatory organizations or governmental entities in this Agreement shall be deemed to be references to the comparable successor thereto.

(iii)          All references to agreements and other contractual instruments shall be deemed to be references to such agreements or other instruments as they may be amended, waived, supplemented or modified from time to time.

(iv)           All references to any amount of securities (including Registrable Securities) shall be deemed to be a reference to such amount measured on an as-converted or as-exercised basis.

2.     General; Securities Subject to this Agreement

(a)           Grant of Rights.  The Company hereby grants registration rights to the Shareholders upon the terms and conditions set forth in this Agreement.

(b)           Registrable Securities.  For the purposes of this Agreement, Registrable Securities held by any Person will cease to be Registrable Securities when (i) a Registration Statement covering such Registrable Securities has been declared effective under the Securities Act by the Commission and such Registrable Securities have been disposed of pursuant to such effective Registration Statement, (ii) the entire amount of the Registrable Securities held by a Person may be sold in a single sale, in the opinion of counsel reasonably satisfactory to the Company, without any limitation as to volume or manner of sale pursuant to Rule 144  promulgated under the Securities Act, (iii) the Registrable Securities have ceased to be outstanding, or (iv) transferred pursuant to a transfer or pledge otherwise than pursuant to Section 2(d).

(c)           Holders of Registrable Securities.  A Person is deemed to be a holder of Registrable Securities whenever such Person owns of record Registrable Securities.  If the Company receives conflicting instructions, notices or elections from two or more Persons with respect to the same Registrable Securities, the Company may act upon the basis of the instructions, notice or election received from the registered owner of such Registrable Securities.

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(d)           Transfer of Registration Rights.

(i)             A Shareholder may transfer or pledge Registrable Securities with the associated registration rights under this Agreement (including transfers occurring by operation of law or by reason of intestacy) to a Permitted Assignee or a pledgee (“Pledgee”) only if (1) such Permitted Assignee or Pledgee agrees in writing to be bound as a Shareholder by the provisions of this Agreement, such agreement being substantially in the form of Annex A hereto, and (2) immediately following such transfer or pledge, the further disposition of such Registrable Securities by such Permitted Assignee or Pledgee would be restricted under the Securities Act and the entire amount of all such Registrable Securities could not be sold in a single sale, in the opinion of counsel reasonably satisfactory to the Company, without any limitation as to volume or manner of sale pursuant to Rule 144 promulgated under the Securities Act.  Upon any transfer or pledge of Registrable Securities other than as set forth in this Section 2(d), such securities shall no longer constitute Registrable Securities.

(ii)            Subject to Section 2(b), if a Shareholder assigns its rights under this Agreement in connection with the transfer of less than all of its Registrable Securities, the Shareholder shall retain its rights under this Agreement with respect to its remaining Registrable Securities.  If a Shareholder assigns its rights under this Agreement in connection with the transfer of all of its Registrable Securities, such Shareholder shall have no further rights or obligations under this Agreement, except under Section 4 in respect of offerings in which it participated.

3.   Registration Procedures

(a)           S-3 Registration.  Promptly after the date hereof , time being of the essence, the Company shall prepare and file with the Commission a Registration Statement covering the resale of all of the Registrable Securities for an offering to be made on a continuous basis pursuant to Rule 415.  The Company shall begin to prepare the Registration Statement within ten (10) days after the date of this Agreement and will perform its best efforts to complete and file the Registration Statement.  Such Registration Statement filed hereunder shall be on Form S-3 or, if such form is not available to the Company, Form S-1.  Subject to the terms of this Agreement, the Company shall use its commercially reasonable efforts to cause such Registration Statement to be declared effective under the Securities Act as promptly as possible after the filing thereof.

(b)           Obligations of the Company.  In connection with the registration of Registrable Securities, the Company shall:

(i)             prepare and file with the Commission a Registration Statement on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate and which form shall be available for the sale of such Registrable Securities in accordance with the intended method of distribution, and cause such Registration Statement to become effective; provided , however , that before filing a Registration Statement or Prospectus or any amendments or supplements thereto (including, without limitation, any documents incorporated by reference therein), or before using any Free Writing Prospectus, provide one firm of legal counsel selected by Shareholders holding a majority of the Registrable Securities being registered in such registration (“Shareholder’ Counsel”), any managing underwriter or broker/dealer participating in any disposition of such Registrable Securities pursuant to a Registration Statement and any attorney retained by any such managing underwriter or broker/dealer (each, an “Inspector” and collectively, the “Inspectors”) with an opportunity to review and comment on such Registration Statement and each Prospectus included therein (and each amendment or supplement thereto) and each Free Writing Prospectus to be filed with the Commission, subject to such documents being under the Company’s control.  The Company shall notify the Shareholders’ Counsel and each seller of Registrable Securities pursuant to such Registration Statement of any stop order issued or threatened by the Commission and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered;

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(ii)            promptly prepare and file with the Commission such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as shall be necessary to keep such Registration Statement effective for the lesser of (x) such period which will terminate when all Registrable Securities covered by such Registration Statement have been sold (or, if such Registration Statement is an Automatic Shelf Registration Statement, on the first anniversary of the date of filing of such Automatic Shelf Registration Statement) or (y) the securities covered by such Registration Statement are no longer Registrable Securities;

(iii)           furnish to each seller of Registrable Securities such number of copies of such Registration Statement, each amendment and supplement thereto, the Prospectus included in such Registration Statement (including each preliminary Prospectus), any Prospectus filed under Rule 424 under the Securities Act and any Free Writing Prospectus as each such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller; provided that the Company need not provide copies of exhibits to the Registration Statement.

(iv)            use its commercially reasonable efforts to expeditiously register or qualify such Registrable Securities under such other securities or “blue sky” laws of California and New York if required by the laws of such states, and continue such registration or qualification in effect in such jurisdiction for as long as permissible pursuant to the laws of such jurisdiction, or for as long as any such seller requests or until all of such Registrable Securities are sold or are “covered securities” under the Securities Act, whichever is shortest, and do any and all other acts and things which may be reasonably necessary or advisable to enable any such seller to consummate the disposition of the Registrable Securities owned by such seller in such jurisdictions; provided, however, that the Company shall not be required to (x) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(b)(iv), (y) subject itself to taxation in any such jurisdiction or (z) consent to general service of process in any such jurisdiction;

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(v)             following its actual knowledge thereof, notify each seller of Registrable Securities: (A) when a Prospectus, any Prospectus supplement, any Free Writing Prospectus, a Registration Statement or a post-effective amendment to a Registration Statement has been filed with the Commission, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective; (B) of any request by the Commission for amendments or supplements to a Registration Statement, related Prospectus or Free Writing Prospectus or for additional information; (C) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceedings for such purpose; and (D) of the existence of any fact or happening of any event of which the Company has knowledge which makes any statement of a material fact in such Registration Statement, related Prospectus or Free Writing Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue or which would require the making of any changes in the Registration Statement, Prospectus or Free Writing Prospectus in order that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of such Prospectus or Free Writing Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, provided that the Company need not disclose any facts or events that have not bee publicly disclosed by the Company;

(vi)            upon the occurrence of any event contemplated by Section 3(b)(v)(D), as promptly as practicable, prepare a supplement or amendment to such Registration Statement, related Prospectus or Free Writing Prospectus and furnish to each seller of Registrable Securities a reasonable number of copies of such supplement to, or amendment of, such Registration Statement, Prospectus or Free Writing Prospectus as may be necessary so that, after delivery to the purchasers of such Registrable Securities, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of such Prospectus or Free Writing Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(vii)          enter into and perform customary agreements and take such other actions as are reasonably required in order to facilitate the disposition of such Registrable Securities and shall provide all reasonable cooperation, including causing counsel to the Company to deliver customary legal opinions in connection with any such underwriting agreements;

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(viii)         make available at reasonable times for inspection by any Inspector all financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries (collectively, the “Records”) as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company’s and its subsidiaries’ officers, directors, managers and employees, and the Company’s independent registered public accounting firm, to supply all information reasonably requested by any such Inspector in connection with such Registration Statement.  Records that the Company determines, in good faith, to be confidential and which it notifies the Inspectors are confidential shall not be disclosed by the Inspectors (and the Inspectors shall confirm their agreement in writing in advance to the Company if the Company shall so request) unless (x) the disclosure of such Records is necessary, in the Company’s reasonable judgment, to avoid or correct a misstatement or omission in the Registration Statement, (y) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction after exhaustion of all appeals therefrom or (z) the information in such Records was known to the Inspectors on a non-confidential basis prior to its disclosure by the Company or has been made generally available to the public.  Each seller of Registrable Securities agrees that it shall, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, promptly give notice to the Company and allow the Company, at the Company’s expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential;

(ix)            if such sale is pursuant to an underwritten offering, obtain a “cold comfort” letter dated the effective date of the Registration Statement and the date of the closing under the underwriting agreement from the Company’s independent registered public accounting firm in customary form and covering such matters of the type customarily covered by “cold comfort” letters as the managing underwriter reasonably requests;

(x)             furnish, at the request of any seller of Registrable Securities on the date such securities are delivered to the underwriters for sale pursuant to such registration, an opinion, dated such date, of counsel representing the Company for the purposes of such registration, addressed to the underwriters, covering such legal matters with respect to the registration in respect of which such opinion is being given as the underwriters, may reasonably request and are customarily included in such opinions;

(xi)           cause any Shares included in the Registration Statement to be listed on each securities exchange on which the Shares are then listed. The Company shall pay all fees and expenses in connection with satisfying its obligation to list such Shares; The Company also represents that it is in compliance with the requirements of the NYSE Amex for continued listing of the Shares.  The Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Shares under the Exchange Act or the listing of the Shares on the NYSE Amex, nor has the Company received any notification that the Commission or the NYSE Amex is contemplating terminating such registration or listing.  The transactions contemplated by this Agreement will not contravene the rules and regulations of the NYSE Amex.  The Company will comply with all requirements of the NYSE Amex with respect to the issuance and listing of the Acquired Shares and shall cause the Acquired Shares to be listed on the NYSE Amex.

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(xii)          make all required filings of all Prospectuses and Free Writing Prospectuses with the Commission;

(xiii)         make all required filing fee payments in respect of any Registration Statement or Prospectus used under this Agreement (and any offering covered thereby); and

(xiv)          take all other steps reasonably necessary to effect the registration of the Registrable Securities contemplated hereby

(c)           Seller Requirements.  In connection with any offering under any Registration Statement under this Agreement, each Shareholder (i) shall promptly furnish to the Company in writing such information with respect to the Shareholder and the intended method of disposition of its Registrable Securities as the Company may reasonably request or as may be required by law or regulations for use in connection with any related Registration Statement or Prospectus (or amendment or supplement thereto) and all information required to be disclosed in order to make the information previously furnished to the Company by the Shareholder not contain a material misstatement of fact or necessary to cause such Registration Statement or Prospectus (or amendment or supplement thereto) not to omit a material fact with respect to the Shareholder necessary in order to make the statements therein not misleading; (ii) shall comply with the Securities Act and the Exchange Act and all applicable state securities laws and comply with all applicable regulations in connection with the registration and the disposition of the Registrable Securities; and (iii) shall not use any Free Writing Prospectus without the prior written consent of the Company.  If any seller of Registrable Securities fails to provide such information required to be included in such Registration Statement by applicable securities laws or otherwise necessary or desirable in connection with the disposition of such Registrable Securities, within ten (10) calendar days after written request therefor, the Company may exclude such seller’s Registrable Securities from the registration statement.

(d)           Notice to Discontinue.  Each Shareholder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(b)(v)(D), the Shareholder shall forthwith discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until the Shareholder’s receipt of the copies of the supplemented or amended Prospectus or Free Writing Prospectus contemplated by Section 3(b)(vi) (or if no supplemental or amended prospectus or Free Writing Prospectus is required, upon confirmation from the Company that use of the Prospectus or Free Writing Prospectus is once again permitted) and, if so directed by the Company, the Shareholder shall deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in the Shareholder’s possession, of the Prospectus or Free Writing Prospectus covering such Registrable Securities which is current at the time of receipt of such notice.

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(e)           Registration Expenses.  The Company shall pay all expenses arising from or incident to its performance of, or compliance with, this Agreement, including, without limitation, (i) Commission, filing fees, (ii) all fees and expenses incurred in complying with state securities or “blue sky” laws (including reasonable fees, charges and disbursements of counsel to any underwriter incurred in connection with “blue sky” qualifications of the Registrable Securities as may be set forth in any underwriting agreement), (iii) all printing, messenger and delivery expenses, and (iv) the fees, charges and expenses of counsel to the Company and of its independent registered public accounting firm and any other accounting fees, charges and expenses incurred by the Company (including, without limitation, any expenses arising from any “cold comfort” letters and the reasonable and documented legal fees, charges and expenses of Shareholder’s Counsel and regardless of whether such Registration Statement is declared effective.  All of the expenses described in the preceding sentence of this Section 3(e) are referred to herein as “Registration Expenses”.

4.         Indemnification; Contribution

(a)           Indemnification by the Company.  The Company agrees to indemnify and hold harmless the Shareholders, and each of their respective partners, directors, officers, Affiliates, stockholders, members, employees, trustees, legal counsel and accountants and each Person who controls (within the meaning of Section 15 of the Securities Act) any Shareholder, from and against any and all losses, claims, damages, liabilities and expenses, or any action or proceeding in respect thereof (including reasonable costs of investigation and reasonable attorneys’ fees and expenses) (each, a “Liability” and collectively, “Liabilities”), arising out of or based upon (a) in the case of the Registration Statement or in any amendment thereto, any untrue, or allegedly untrue, statement of a material fact or omission, or alleged omission, to state any material fact required to be stated therein or necessary to make the statements therein not misleading; (b) in the case of the Disclosure Package, the Prospectus, any Free Writing Prospectus or in any supplement thereto, any untrue, or allegedly untrue, statement of a material fact or omission, or alleged omission, to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading  and (c) any violation or alleged violation by the Company of the Securities Act, the Exchange Act or any state securities law, or any rule or regulation thereunder, in connection with the performance of its obligations under this Agreement; provided, however, that the Company shall not be held liable in any such case to the extent that any such Liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission contained in such Disclosure Package, Registration Statement, Prospectus, Free Writing Prospectus or such amendment or supplement thereto solely in reliance upon and in conformity with information concerning any Shareholder furnished in writing to the Company by or on behalf of a Shareholder expressly for use therein, including, without limitation, the information furnished to the Company pursuant to Sections 3(c) and 4(b).  The Company shall also provide customary indemnities to any underwriters of the Registrable Securities, their officers, directors and employees and each Person who controls such underwriters (within the meaning of Section 15 of the Securities Act) to the same extent as provided above with respect to the indemnification of the Shareholders.

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(b)           Indemnification by Shareholders.  In connection with any offering in which any Shareholder is participating pursuant to this Agreement, each participating Shareholder agrees severally to indemnify and hold harmless the Company, any underwriter retained by the Company and each Person who controls the Company or such underwriter (within the meaning of Section 15 of the Securities Act) to the same extent as the foregoing indemnity from the Company to the Shareholders (including indemnification of their respective partners, directors, officers, Affiliates, stockholders, managers, members, employees, trustees and Controlling Persons), but only to the extent that Liabilities arise out of or are based upon a statement or alleged statement or an omission or alleged omission that was made solely in reliance upon and in conformity with information with respect to such Shareholder furnished in writing to the Company by or on behalf of the Shareholder expressly for use in such Disclosure Package, Registration Statement, Prospectus, Free Writing Prospectus or such amendment or supplement thereto, including, without limitation, the information furnished to the Company pursuant to Section 3(c).  In no event shall the liability of a Shareholder hereunder be greater in amount than the net proceeds received by the Shareholder upon the sale of the Registrable Securities giving rise to such indemnification obligation except in the case of fraud by the Shareholder.

(c)           Conduct of Indemnification Proceedings.  Any Person entitled to indemnification or contribution hereunder (the “Indemnified Party”) agrees to give prompt written notice to the indemnifying party (the “Indemnifying Party”) after the receipt by the Indemnified Party of any written notice of the commencement of any action, suit, proceeding or investigation or threat made in writing for which the Indemnified Party intends to claim indemnification or contribution pursuant to this Agreement; provided, however, that the failure to so notify the Indemnifying Party shall not relieve the Indemnifying Party of any Liability that it may have to the Indemnified Party hereunder (except to the extent that the Indemnifying Party is materially prejudiced or otherwise forfeits substantive rights or defenses by reason of such failure).  If notice of commencement of any such action is given to the Indemnifying Party as provided in this Section 4(c), the Indemnifying Party shall be entitled to participate in and, to the extent it may wish, jointly with any other Indemnifying Party similarly notified, to assume the defense of such action at its own expense, with counsel chosen by it and reasonably satisfactory to such Indemnified Party.  Each Indemnified Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the reasonable and documented out-of-pocket fees and expenses of such counsel shall be paid by the Indemnified Party unless (i) the Indemnifying Party agrees to pay the same, (ii) the Indemnifying Party fails to assume the defense of such action with counsel reasonably satisfactory to the Indemnified Party or (iii) the named parties to any such action (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and such parties have been advised by such counsel that either (x) representation of such Indemnified Party and the Indemnifying Party by the same counsel would be inappropriate under applicable standards of professional conduct or (y) there may be one or more legal defenses available to the Indemnified Party which are different from or additional to those available to the Indemnifying Party.  In any of such cases, the Indemnifying Party shall not have the right to assume the defense of such action on behalf of such Indemnified Party, it being understood, however, that the Indemnifying Party shall not be liable for the reasonable and documented out-of-pocket fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all Indemnified Parties and all such reasonable and documented out-of-pocket fees and expenses shall be reimbursed as incurred.  No Indemnifying Party shall be liable for any settlement entered into without its written consent, which consent shall not be unreasonably withheld.  No Indemnifying Party shall, without the consent of such Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of which such Indemnified Party is a party and indemnity has been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability for claims that are the subject matter of such proceeding.

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(d)           Contribution.  If the indemnification provided for in this Section 4 from the Indemnifying Party is unavailable to an Indemnified Party hereunder or insufficient to hold harmless an Indemnified Party in respect of any Liabilities referred to herein, then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Liabilities in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions which resulted in such Liabilities, as well as any other relevant equitable considerations.  The relative faults of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action.  The amount paid or payable by a party as a result of the Liabilities referred to above shall be deemed to include, subject to the limitations set forth in Sections 4(a), 4(b), and 4(c) , any reasonable and documented out-of-pocket legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding.

(i)            The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 4(d)) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph.  No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.  In no event shall a Shareholder be required to contribute an amount under this Section 4(d) in excess of the net proceeds received by the Shareholder upon the sale of the Shareholder’s Registrable Securities pursuant to the Registration Statement giving rise to such contribution obligation, except in the case of fraud by the Shareholder.

5.   Reports Under Exchange Act

(a)           With a view to making available to the Shareholders the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the Commission that may at any time permit the Shareholders to sell Registrable Shares of the Company to the public without registration, the Company agrees for the period of at least one year from the date hereof, to:

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(i)             Make and keep public information available, as those terms are used in Rule 144, at all times;

(ii)            File with the Commission in a timely manner all reports and other documents required of the Company under the Exchange Act and the rules and regulations of any applicable securities exchanges;

(iii)           Furnish to the Shareholders, at the Company’s expense, so long as the Shareholders own any Registrable Shares, forthwith on request, (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144 and the Exchange Act, and (ii) a copy of the most recent annual or quarterly report of the Company filed under the Exchange Act; and

(iv)            Undertake any additional actions reasonably necessary to maintain the availability of the use of Rule 144 for the resale of the Registrable Securities.

6.        Miscellaneous

(a)           Share Splits, etc.  The provisions of this Agreement shall be appropriately adjusted for any share dividends, splits, reverse splits, combinations recapitalizations and the like occurring after the date.

(b)           Amendments and Waivers.  Except as otherwise provided herein, the provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions may not be given unless consented to in writing by the Company and the Shareholders.

(c)           Notices.  All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be made by United States mail, first class postage prepaid, telecopy, electronic transmission, air courier service or personal delivery:

If to the Company:		BioTime, Inc.
1301 Harbor Bay Parkway, Suite 100
Alameda, California 94502
	Attention:	Robert W. Peabody, Senior Vice
President, Chief Operating Officer and
Chief Financial Officer
rpeabody@biotimemail.com

with a copy to:
Thompson, Welch, Soroko & Gilbert LLP
235 Pine Street, 13th Floor
San Francisco , California 94104
Attention: Richard S. Soroko
rsoroko@twsglaw.com

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If to a Shareholder, at the most recent address for such Shareholder as shown in the Company’s register of its stockholders.

All such notices, demands and other communications shall be deemed to have been duly given when delivered by hand, if personally delivered; when delivered by air courier, if delivered by commercial courier service; when receipt is acknowledged, if telecopied, or electronically transmitted, or two Business Days after being deposited in the United States mail, first class postage prepaid.  Any party may by notice given in accordance with this Section 6(c) designate another address or Person for receipt of notices hereunder.

(d)           Permitted Assignees; Third Party Beneficiaries.  This Agreement shall inure to the benefit of and be binding upon the Company and the Shareholders (including the Permitted Assignees and Pledgees of Shareholders as provided in Section 2(d)(i)), and, except as provided in Section 4, no other Person is intended to be a beneficiary of this Agreement.

(e)           Counterparts.  This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(f)            Headings.  The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning.

(g)           Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the state of California, without regard to the principles of conflicts of law.

(h)           Jurisdiction.  Any action or proceeding against any party hereto relating in any way to this Agreement or the transactions contemplated hereby may be brought and enforced in the federal or state courts in the State of California, and each party, on behalf of itself and its respective successors and assigns, irrevocably consents to the jurisdiction of each such court in respect of any such action or proceeding.  Each party, on behalf of itself and its respective successors and assigns, irrevocably consents to the service of process in any such action or proceeding by the mailing of copies t by registered or certified mail, postage prepaid, return receipt requested, to such person or entity at the address for such person or entity set forth in Section 6(c) or such other address such person or entity shall notify the other in writing.  The foregoing shall not limit the right of any person or entity to serve process in any other manner permitted by law or to bring any action or proceeding, or to obtain execution of any judgment, in any other jurisdiction.

(i)            Each party, on behalf of itself and its respective successors and assigns, hereby irrevocably waives any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising under or relating to this Agreement or the transactions contemplated hereby in any court located in the State of California or located in any other jurisdiction chosen by the Company in accordance with Section 6(h).  Each party, on behalf of itself and its respective successors and assigns, hereby irrevocably waives any claim that a court located in the State of California is not a convenient forum for any such action or proceeding.

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(ii)            Each party, on behalf of itself and its respective successors and assigns, hereby irrevocably waives, to the fullest extent permitted by applicable United States federal and state law, all immunity from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled in any action or proceeding relating in any way to this Agreement or the transactions contemplated hereby in the courts of the State of California, of the United States or of any other country or jurisdiction, and hereby waives any right he might otherwise have to raise or claim or cause to be pleaded any such immunity at or in respect of any such action or proceeding.

(i)            Severability.  If any one or more of the provisions contained herein, or the application t in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions  shall not be in any way impaired.

(j)            Rules of Construction.  Unless the context otherwise requires, references to sections or subsections refer to sections or subsections of this Agreement.  Terms defined in the singular have a comparable meaning when used in the plural, and vice versa.

(k)           Entire Agreement.  This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto with respect to the subject matter.  There are no restrictions, promises, representations, warranties or undertakings with respect to the subject matter, other than those set forth or referred to herein.  This Agreement supersedes all prior agreements and understandings among the parties with respect to such subject matter.

(l)            Further Assurances.  Each of the parties shall execute such documents and perform such further acts as may be reasonably required or desirable to carry out or to perform the provisions of this Agreement.

(m)          Other Agreements.  Nothing contained in this Agreement shall be deemed to be a waiver of, or release from, any obligations any party hereto may have under, or any restrictions on the transfer of Registrable Securities or other securities of the Company imposed by, any other agreement.

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IN WITNESS WHEREOF, the undersigned have executed, or have caused to be executed, this Registration Rights Agreement on the date first written above.

BIOTIME, INC.

By:
Title: Chief Executive Officer

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[Name and Address of Transferee]

[Address]

[Name and Address of Transferor]

________, 20__

Ladies and Gentlemen:

Reference is made to the Registration Rights Agreement, dated as of __________________, 2012 (the “Registration Rights Agreement”), by and among BioTime, Inc. a California corporation, and Xennex, Inc.  All capitalized terms used herein but not otherwise defined shall have the meanings given to them in the Registration Rights Agreement.

In connection with the transfer by [Name of Transferor] of Registrable Securities with associated registration rights under the Registration Rights Agreement to [Name of Transferee] as transferee (the “Transferee”), the Transferee hereby agrees to be bound as a Shareholder by the provisions of the Registration Rights Agreement as provided under Section 2(d)(i)) thereto.

This consent shall be governed by California law.

Yours sincerely,

[Name of Transferee]

By:
Name:
Title:

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SCHEDULE I

Shareholders

David Warshawsky
Paamoni 2
Tel Aviv 62918
Israel

Yaron Guan-Golan
Flat 8C, Tower 3, The Hermitage
1 Hoi Wang Road, Kowloon
Hong Kong

Kenneth Elsner
9 Kennie Lane
Pembroke, MA 02359

Yeda Research and Development Company, Ltd.
Herzl Street 2
Rehovot, Israel 76100

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EXHIBIT F

Opinion of Xennex Counsel

May ___, 2012

BioTime, Inc.
1301 Harbor Bay Parkway, Suite 100
Alameda, CA 94502

Re:
Agreement and Plan of Merger, dated as of this date, by and among Xennex. Inc. ("Xennex"): LifeMap Sciences, Inc. ("LifeMap"); BioTime. Inc. ("BioTime"). and the Xennex Stockholders (the "Merger Agreement")

Gentlemen:

You have asked us for our opinion on the matters addressed below. Although we have acted as counsel to Xennex, our representation is limited to matters individually referred to us by Xennex. Specifically, we have acted as counsel to Xennex in connection with the execution and delivery of the Merger Agreement.

For the purpose of rendering the opinions expressed below, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of such records, agreements, documents, and other instruments, and certificates or comparable documents of public officials and of officers and representatives of Xennex, and have made such inquiries of such officers and representatives as we have deemed necessary. We have assumed the genuineness of all signatures, the conformity to the originals of all documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal competence of each individual executing any document. We have furthermore assumed that LifeMap and BioTime have all requisite power and authority to execute, deliver, and perform the Merger Agreement and the other agreements and instruments to be executed, delivered, or performed by either of them pursuant thereto, that LifeMap and BioTime have duly and validly executed and delivered the Merger Agreement and such other agreements and instruments and that they constitute valid, binding, and enforceable obligations of LifeMap and BioTime.

As to all matters of fact (including factual conclusions and characterizations and descriptions of purpose, intention or other state of mind), we have relied entirely upon representations made to us by the officers of Xennex and have assumed, without independent inquiry, the accuracy of those representations. However, we are not aware of any information which would cause us to question the accuracy of such representations.

When an opinion set forth below is given to the best of our knowledge, or to our knowledge, or with reference to matters of which we are aware or which are known to us, or with another similar qualification, the relevant knowledge or awareness is limited to the actual knowledge or awareness of the individual lawyers in the firm who have participated directly in the specific transactions to which this opinion relates and without any special or additional investigation undertaken for the purposes of this opinion. The opinions expressed herein are based solely on matters of which the individual lawyers in the firm who have participated directly in the matters referred to our firm by management of Xennex have actual knowledge.

Each opinion set forth below relating to the enforceability of any agreement or instrument against Xennex is subject to the following general qualifications:

(i)       as to any instrument delivered by Xennex, we assume that Xennex has received the agreed to consideration therefor;

(ii)      as to any agreement to which Xennex is a party, we assume that such agreement is the binding obligation of each other party thereto;

(iii)     the enforceability of any obligation of Xennex may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, marshaling or other laws and rules of law affecting the enforcement generally of creditors' rights and remedies (including such as may deny giving effect to waivers of debtors' or guarantors' rights);

(iv)     the enforcement of any of your rights may in all cases be subject to an implied duty of good faith and to general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity); and

(v)      no opinion is given herein as to the availability of any specific or equitable relief of any kind or as to the enforceability of any particular remedy provided in the Merger Agreement or any associated agreement or instrument.

In connection with this opinion, we have examined and relied upon the following:

A.      The Merger Agreement;

B.       Articles of Organization (as amended) and By-Laws (as amended) of Xennex;

C.       Unanimous Written Consent of the Shareholders and Directors of Xennex.

Based upon the foregoing, it is our opinion that:

1. Xennex is a corporation duly organized, validly existing and in good standing under the law of Massachusetts, and has all requisite power to own its property and conduct its business as now conducted.

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2.    The Merger Agreement has been duly authorized and has been duly and validly executed and delivered by or on behalf of Xennex and the execution, delivery and performance of such Merger Agreement is within the power of Xennex and constitutes legal, valid and binding obligations of Xennex and is enforceable in accordance with its terms.

3.    To the best of our knowledge, neither the execution, the delivery nor the performance of the Merger Agreement, nor compliance with its terms and provisions will or has conflicted with or resulted in a breach of any of the terms, conditions or provisions of the Articles of Organization (as amended) or By-Laws (as amended) of Xennex or of any law, rule or any regulation, order, writ, injunction, decree, determination or award of any court or governmental instrumentality.

4.    To the best of our knowledge, no consent, license, approval or authorization, or registration, declaration or filing with, any court, governmental body or authority or other person or entity is required, in connection with the valid execution, delivery or performance of the Merger Agreement.

This opinion is solely for the benefit of the addressee hereof in connection with the transaction contemplated herein and may not be relied upon by you for any other purpose or by any other person without the undersigned's prior written consent. All of the foregoing opinions are rendered as of the date hereof. We assume no obligation to update such opinions to reflect any facts or circumstances that may hereafter come to our attention or any changes in the law that may hereafter occur.

Very truly yours,

Truelove, Dee & Chase, LLP

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EXHIBIT G

Assignment Agreement

ASSIGNMENT OF RESEARCH AND LICENSE AGREEMENTS

This Assignment of Research and License Agreements (this “Agreement”) is entered into as of May ___, 2012 by and among Yeda Research and Development Company, Ltd (“Yeda”), an Israeli corporation, Xennex, Inc. (“Xennex”), a Massachusetts corporation, LifeMap Sciences, Inc. (“LifeMap”), a California corporation, BioTime, Inc.(“BioTime”), a California corporation, and the undersigned stock holders of Xennex (“Xennex Stockholders”).  Yeda, Xennex, LifeMap, BioTime, and the Xennex Stockholders are sometimes referred to collectively as the “Parties”.

RECITALS

A.  Yeda and Xennex are parties to a certain Research and License Agreement dated June 9, 2003, as amended by the First Amendment dated February 18, 2004, a Second Amendment dated June 29, 2004, a Third Amendment dated November 13, 2004, a Fourth Amendment dated February 17, 2005, a Fifth Amendment dated April 17, 2008, a Sixth Amendment dated August 16, 2010 and a Seventh Amendment dated October 27, 2011 (collectively the "GeneCards R&L Agreement") as well as a certain Research and License Agreement dated July 10, 2011 (the "PanDaTox R&L Agreement"). (Combined, the GeneCards R&L Agreement and the PanDaTox R&L Agreement shall be termed the “R&L Agreements”).

B.  Xennex desires to assign all its rights and obligations under the R&L Agreements to LifeMap, and LifeMap desires to assume all such rights and obligations, upon the terms and conditions set forth herein.

C. The above mentioned designated assignment of the R&L Agreements from Xennex to LifeMap is derived from the desire of Xennex and LifeMap to merge Xennex into LifeMap (the “Merger”) and execute a Merger agreement (the “Merger Agreement”), and the Parties intend that the Merger Agreement and this Agreement will be executed simultaneously and that this Agreement shall not enter into effect until the date on which the Merger is effective.

D.           Xennex and LifeMap desire to obtain the consent of Yeda to the assignment of the R&L Agreements to LifeMap through the Merger and subject to its completion as described in the final draft of the Merger Agreement provided to Yeda.

Now therefore, the parties agree as follows:

AGREEMENT

1.	ASSIGNMENT.

1.1           Based on the representations and warranties of Xennex, LifeMap and BioTime, Yeda hereby consents to the assignment of the R&L Agreements from Xennex to LifeMap pursuant to, and upon consummation of, the Merger, subject to the full receipt of the consideration described in Section 2 below.  LifeMap hereby agrees to accept such assignment and to assume all of Xennex’s right, title, interest and obligations under the R&L Agreements upon consummation of the Merger, and to keep, perform, comply with and fulfill all of the terms and obligations of Xennex under the R&L Agreements, to which it shall be a party instead of Xennex, commencing on and after the consummation of the Merger. For the avoidance of doubt, pursuant to the assignment, LifeMap shall use its commercially reasonable efforts to develop, market and commercialize the technologies licensed under the R&L Agreements, as set forth in the R&L Agreements.

For the avoidance of any doubt, if the full consideration described in Section 2 below is not received by Yeda, Yeda’s consent to the assignment, as aforesaid, shall be deemed to be void, and such default shall be deemed to be a material breach of this Agreement, that shall entitle Yeda to terminate this Agreement and the R&L Agreements, without derogating from any other remedy or relief that Yeda is entitled to by virtue of law or agreement.

2.	CONSIDERATION.

2.1           In consideration of Yeda’s consent to the assignment of the R&L Agreements to LifeMap through the Merger, within ten (10) business days after the Xennex Stockholders receive shares of LifeMap common stock, no par value (“LifeMap Shares”), in the Merger, they shall transfer to Yeda a total of [*Certain information has been omitted under a request for confidential treatment, and the omitted information has been filed with the Commission] shares of such LifeMap Shares which will constitute [*Certain information has been omitted under a request for confidential treatment, and the omitted information has been filed with the Commission].

[*Certain information has been omitted under a request for confidential treatment, and the omitted information has been filed with the Commission]

2.2           In addition, as further consideration for Yeda’s consent to the assignment of the R&L Agreements to LifeMap through the Merger, the Xennex Stockholders agree that within ten (10) business days after receipt of BioTime common shares, no par value (“BioTime Shares”), by them in the Merger, they shall deliver to Yeda a number of such BioTime common shares having a market value of [*Certain information has been omitted under a request for confidential treatment, and the omitted information has been filed with the Commission] as of the “Closing Date” (as defined in the Merger Agreement); provided, however, that the assignment of such BioTime common shares to Yeda is subject to the condition that BioTime shall have received from Yeda an investment representation letter, in form attached hereto as Exhibit B, duly executed by Yeda, containing representations, warranties, and agreements concerning Yeda’s investment intent with respect to such BioTime Shares and the applicable restrictions on transfer under the Securities Act of 1933, as amended (the “Securities Act”) and applicable state and foreign securities laws.  Yeda agrees that the stock certificates evidencing such BioTime Shares shall bear such legends as BioTime may require pertaining to restrictions on transfer under the Securities Act and applicable state and foreign securities laws. All of the above LifeMap Shares and BioTime Shares shall be transferred to Yeda within 10 business days after receipt by the Xennex Stockholders and none of the shares intended for Yeda hereunder shall be held in escrow (notwithstanding the arrangements with the Xennex Stockholders under the Merger Agreement).

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2.3           All LifeMap Shares and BioTime Shares held by Yeda shall be subject to and enjoy the same terms and rights as such shares issued to, and held by, the Xennex Stockholders under the Merger Agreement and/or any other agreement as consideration for the merger of Xennex into LifeMap. In addition, Yeda and the Xennex Stockholders shall enter into a Right of First Refusal and Shareholders Agreement, of even date, in the form attached to the Merger Agreement. Yeda shall be entitled to tag-along rights on

(a)           any BioTime Shares issued to Xennex Stockholders in the Merger.  If any or all of the Xennex Stockholders elect to sell any or all of their BioTime Shares that are subject to Yeda’s tag-along rights, after receiving a bona fide binding offer for such shares from a third party (excluding (a) sales of shares on a national securities exchange or in the over-the-counter market or on any electronic trading system, and (b) transfers of shares to any revocable or irrevocable trust), Yeda shall be entitled to sell, under same terms and conditions offered to the Xennex Stockholders, a number of BioTime Shares (the “Tag-Along Shares”) equal to the product of (x) the total number of BioTime Shares then beneficially owned by Yeda multiplied by (y) a fraction, the numerator of which shall be the total number of BioTime Shares proposed to be purchased by the third party and the denominator of which shall be the sum of all BioTime Shares beneficially owned by Yeda and the Xennex Stockholders who have elected to participate in the transaction. In the event of a proposed sale of BioTime Shares that are subject to Yeda’s tag-along rights by any Xennex Stockholder, such Xennex Stockholder shall provide prompt written notice (the “Notice”) of the terms of such sale to Yeda.  The Notice shall identify the purchaser, the number of shares which the purchaser is seeking to purchase or otherwise acquire, the price contained in the offer and all the other terms and conditions of the offer. In the event an offeror shall modify the offer in any way, the applicable Xennex Stockholder shall send an amended Notice to Yeda.  Yeda shall, within 10 days after the date of the Notice, or amended Notice if applicable, is provided, deliver a written notice to the applicable Xennex Stockholder that was the recipient of the offer, which notice shall specify the number of Tag-Along Shares that Yeda wishes to sell pursuant to the offer, and the total number of shares then beneficially owned by Yeda. If Yeda elects to sell fewer than the number of Tag-Along Shares that it is entitled to sell in the proposed sale or does not provide to Xennex Stockholders a written notice of acceptance within such 10 day period, then the Xennex Stockholders shall be able to enter into an agreement for the sale of their shares and Yeda will be treated as having waived their tag-along rights; and

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(b)           LifeMap Shares held by all LifeMap shareholders in accordance with Section 1.7 of the Right of First Refusal and Shareholder’s Agreement. However, to the extent that Section 1.7 of such agreement shall be deleted and/or amended after the date hereof without the express written consent of Yeda, then Yeda shall be entitled to a tag along right vis-à-vis the Xennex Stockholders with respect to any sale by all or any of such Xennex Stockholders of their LifeMap Shares, under the same terms of the tag along right granted in paragraph (a) above, that shall apply mutatis mutandis.

All tag-along rights afforded Yeda, by the Xennex Stockholders, via this Agreement, or any other agreement shall expire (a) after a change in control of LifeMap which is defined as a transfer of ownership in which the new owner obtains a fifty percent or greater ownership interest in LifeMap (for the avoidance of doubt, tag along rights will apply in connection with the transfer that caused the change of control), (b)  upon an initial public offering of LifeMap Shares, or (b) LifeMap Shares becoming registered under the Securities Exchange Act of 1934, as amended and being listed for trading on a U.S. national securities exchange or OTC Bulletin Board.

2.4           It is also agreed that all of the shares issued to Yeda shall be transferable to Yeda’s “Permitted Transferees” (as defined in that certain Right of First Refusal and Shareholder Agreement of even date, including the Weizmann Institute of Science and/or any employee of the Weizmann Institute of Science, without any restrictions other than approvals required by law and/or by the Right of First Refusal and Shareholder Agreement and the Investment Representation Letter of even date. Permitted Transferees shall be entitled to all of the rights herein (including but not limited to the Tag-Along Rights per Section 2.3 above), provided that the Permitted Assignee executes and delivers to LifeMap a counterpart of the Right of First Refusal and Shareholders Agreement.

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3.	REPRESENTATIONS OF XENNEX, LIFEMAP AND BIOTIME.

3.1           LifeMap, BioTime and Xennex represent that the Capital Table attached as Exhibit A shows, on a fully diluted basis the number of shares of LifeMap that LifeMap expects will be outstanding or issuable following the consummation of the Merger [*Certain information has been omitted under a request for confidential treatment, and the omitted information has been filed with the Commission] that LifeMap is not a party to any other agreements or arrangements to issue any additional shares in connection with the acquisition of Xennex, and that there will not be an increase to the proportions of the Xennex shares (as designated in the Capital Table) and/or the stock options granted to the Xennex Stockholders in their roles as LifeMap management under this transaction, nor is there an understanding between any of the Parties other than Yeda that such an increase will be made at a later date.

3.2.          LifeMap, BioTime and Xennex represent that the Xennex Stockholders will receive reasonable compensation (salaries, bonuses, incentive payments and stock options), for their active roles in managing LifeMap and/or its subsidiaries, subject to employment agreements and stock option agreements and that no other agreements exist that will compensate Xennex or Xennex Stockholders for the transaction contemplated in the Merger Agreement.

3.3           For avoidance of doubt, it is hereby agreed and acknowledged by LifeMap that the income generating royalties to Yeda under the R&L Agreements, shall include any amount received by LifeMap or any Affiliated Entity (as such terms are defined in the R&L Agreements) in connection with the operation of the GeneCards Package, the MalaCards Package or PanDatox Databases Package [*Certain information has been omitted under a request for confidential treatment, and the omitted information has been filed with the Commission] (“Additional Revenue”).  Xennex represents that it has paid to Yeda all Sublicensing Fees currently due to be paid to Yeda, under the R&L Agreements up to the date of signature of this Assignment Agreement, including royalties derived from any Additional Revenue, as aforesaid, and that to the best of its knowledge, Yeda has no claim for any unpaid Sublicensing Fees. The Parties agree to cooperate and execute appropriate amendments to the R&L Agreements to implement the above, however, in any event that such amendments are not signed, for any reason, the aforesaid, shall be deemed to be the mutual current understanding of the parties, and shall serve as such amendments.

4.	CONTINUATION OF R&L AGREEMENTS.

4.1           Subject to Section 1 above, Yeda and Xennex hereby represent and warrant to LifeMap and BioTime that the R&L Agreements are currently in full force and effect and there are no known breaches of either of the R&L Agreements by any of the parties thereto, and that no known event has occurred that, with the giving of notice or passage of time or both would entitle Yeda to terminate either of the R&L Agreements.

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4.2           It is hereby acknowledged and agreed that nothing in this Agreement, or the  Right of First Refusal and Shareholders Agreement, or LifeMap’s articles of incorporation or bylaws, or any other agreement between LifeMap shareholders, shall derogate from the rights and remedies of Yeda under any of the R&L Agreements (as may  be amended or supplemented). It is furthermore acknowledged and agreed that Yeda’s rights and obligations as a LifeMap shareholder (including, without limitations, any obligation of Yeda, as a shareholder of LifeMap and not as a licensor under the R&L Agreements, to vote in favor of any merger or consolidation of LifeMap or any sale of LifeMap assets, or any change of LifeMap’s business) shall not adversely affect Yeda’s rights under the R&L Agreements and any such vote or other action shall not estop Yeda from exercising its rights and remedies under the R&L Agreements.

5.	GOVERNING LAW AND JURISDICTION.

5.1           This Agreement shall be governed in all respects by the laws of the State of Israel and the courts of Tel Aviv shall have exclusive jurisdiction over any disputes arising hereunder.

5.2           Without prejudice to the right of Yeda to make service in any other manner permitted by law, LifeMap, BioTime, Xennex Stockholders and Xennex (if then existed):

5.2.1        Appoint Mr. David Warshawsky of Paamoni 2, Tel Aviv as their agent for service of process in relation to any suit or proceedings before the Israeli courts in connection with this Agreement;

5.2.2        Agree to maintain such an agent for service of process in Israel or if such appointment of David Warshawsky ceases to be effective for any of them, appoint another person in Israel to accept service of process on its behalf in Israel and notify Yeda in writing of such new appointment, within 5 (five) business days.

6.	MISCELLANEOUS.

6.1           Yeda here by agrees that Xennex, LifeMap or any parent company may disclose the terms of this Agreement and the R&L Agreements to the extent required under the securities or other disclosure laws and regulations of any country or state or the rules and regulations of any securities exchange or electronic securities trading system.  If time permits, a draft of any planned public disclosure, (other than disclosure that repeats or restates prior approved public disclosure), will be provided to Yeda for its review and comment.  If Xennex, LifeMap or a parent company files a copy of this Agreement or the R&L Agreements with the Securities and Exchange Commission or any similar state or foreign regulatory agency as an exhibit to any registration statement, application, or report, they shall submit to such agency an application for confidential treatment seeking permission to redact from such filing the principal financial terms of this Agreement or the R&L Agreements and the names of scientists included in the R&L Agreements and any other information reasonable requested by Yeda; provided, however, that Xennex, LifeMap or a parent company may disclose financial terms of this Agreement or the R&L Agreements in any such registration statement, application, or report to the extent they determine in good faith that doing so is necessary to make any statements contained therein not misleading

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6.2           This Agreement and the attached Exhibits constitute the full and entire understandings and agreements among the parties with regard to the subject matter of this Agreement and in any case of a conflict with regard to such subject matter with other agreements (including the articles of incorporation or bylaws of BioTime or LifeMap) , the understandings and agreements herein shall prevail. This agreement may be amended only by a written document signed by all the Parties.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

XENNEX, INC.

By:

Title:

YEDA RESEARCH AND DEVELOPMENT COMPANY, LTD.

By:

LIFEMAP SCIENCES, INC.

By:

Title:

7

BIOTIME, INC.

By:

Title:

XENNEX STOCKHOLDERS:

David Warshawsky

Kenneth Elsner

Yaron Golan

8

LifeMap Capitalization Table	Revised April 5_2012

Stockholder	Value in $	Number of Shares	Price per Share	Percentage
BioTime	[*Certain information has been omitted under a request for confidential treatment, and the omitted information has been filed with the Commission]
Current LifeMap Option Holders
BioTime(1)
Xennex
[*Certain information has been omitted under a request for confidential treatment, and the omitted information has been filed with the Commission]
Option (new)
Total
(1) Conversion from Xennex BTX

New Option Pool
[*Certain information has been omitted under a request for confidential treatment, and the omitted information has been filed with the Commission]
	Number	% of Company	% of New Option Pool
New Option Pool	[*Certain information has been omitted under a request for confidential treatment, and the omitted information has been filed with the Commission]

[*Certain information has been omitted under a request for confidential treatment, and the omitted information has been filed with the Commission]

Total BioTime	[*Certain information has been omitted under a request for confidential treatment, and the omitted information has been filed with the Commission]

[Yeda letterhead]

May __, 2012

LifeMap Sciences, Inc.
BioTime, Inc.
1301 Harbor Bay Parkway
Alameda, CA94502

RE:  Receipt of Stock

Ladies/Gentlemen:

In connection with the merger of XenneX, Inc. (Xennex) with and into LifeMap Sciences, Inc. (LifeMap), stockholders of Xennex have agreed to transfer to us, Yeda Research and Development Company, Ltd., [* certain information has been omitted under a request for confidential treatment, and the omitted information has been filed with the Commission] BioTime, Inc. common shares, no par value (BioTime Shares) and [* certain information has been omitted under a request for confidential treatment, and the omitted information has been filed with the Commission] shares of LifeMap common stock, no par value (LifeMap Shares) in consideration for our consent to the assignment, by way of the merger with LifeMap, of Xennex’s rights under that certain Research and License Agreements with us.  In that regard and in connection with the consent of BioTime and LifeMap to the transfer of the BioTime Shares and LifeMap Shares to us, we represent and warrant to, and agree with, BioTime and LifeMap as follows:

1.  We and our attorneys, accountants, and financial advisors have been provided with a reasonable opportunity to make an investigation of BioTime and LifeMap in connection with the receipt of the BioTime Shares and LifeMap Shares.  In this regard, we have also received a copy of BioTime’s Annual Report on Form 10-K for the year ended December 31, 2011 and a copy of its proxy statement for its last annual meeting of shareholders.

2.  We understand that the BioTime Shares and LifeMap Shares are being offered and sold without registration under the United States Securities Act of 1933, as amended (the Securities Act), or registration or qualification under the California Corporate Securities Law of 1968, the laws of other states of the United States, or under the laws of any other state or jurisdiction, in reliance upon the exemptions from such registration and qualification requirements for non-public offerings.  We acknowledge and understand that the availability of the aforesaid exemptions depends in part upon the accuracy of certain of the representations, declarations, and warranties contained herein, which we are making with the intent that they may be relied upon by BioTime and LifeMap and their respective directors and officers.  We understand and acknowledge that no United States federal, state, or other agency has reviewed or endorsed the offer or sale of the BioTime Shares and LifeMap Shares or made any finding or determination as to the fairness of the offering or sale of the BioTime Shares and LifeMap Shares.

3.  We, either alone or together with our attorneys, accountants, and financial advisors, have such knowledge and experience in financial and business matters to enable us to evaluate the merits and risks of the ownership of the BioTime Shares and LifeMap Shares.

4.  We are receiving the BioTime Shares and LifeMap Shares solely for our own account and not with a view to resale or distribution except as described in paragraph 6 below.

5.  It has never been represented, guaranteed, or warranted to us by BioTime, Inc., LifeMap, Xennex, or by any officer, director, shareholder, employee, or agent of BioTime, Inc., LifeMap, or Xennex that we will realize any specific value, sale price, or profit as a result of  our ownership of the BioTime Shares and LifeMap Shares

6.  We shall not sell, offer for sale,  transfer, or assign any of our BioTime Shares or LifeMap Shares in any manner unless those BioTime Shares or LifeMap Shares have been registered under the Securities Act, or unless there is an exemption from such registration and (i) in the case of a transfer of BioTime Shares, an opinion of counsel acceptable to BioTime and its transfer agent, and (ii) in the case of a transfer of LifeMap Shares, an opinion of counsel acceptable to LifeMap, has been rendered, in each case stating that such offer, sale,  transfer, or assignment will not violate the Securities Act.  BioTime and LifeMap shall pay the fees of their respective counsel incurred in issuing such opinions. Notwithstanding the above, a transfer or assignment of either the BioTime Shares or LifeMap Shares to a “Permitted Assignee” (as defined in the Registration Rights Agreement of even date) shall be permitted provided that such Permitted Assignee agrees to be bound by the provisions of this letter.

7.  We acknowledge that the certificates evidencing the BioTime Shares and LifeMap Shares to be issued to us will contain the following legend or a similar legend as may be utilized by the transfer agent of BioTime Shares at the time of issuance:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.  THE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED, OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THESE SHARES UNDER THE SECURITIES ACT OF 1933 OR AN OPINION OF THE COMPANY’S COUNSEL THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT.

8.  We acknowledge that other than as provided in Section 6 above, BioTime and LifeMap, respectively, will not permit the registration of the transfer of any of the BioTime Shares and LifeMap Shares, and BioTime will issue instructions to the transfer agent and registrar of the BioTime Shares to refuse to register the transfer of any BioTime Shares, not made pursuant to registration under the Securities Act, or pursuant to an available exemption from registration under the Securities Act.

Very truly yours,

Yeda Research and Development Company, Ltd

Date	By:

Title:

2

We hereby acknowledge and confirm the aforesaid:

BioTime, Inc.

By:

Title:

LifeMap Sciences, Inc.

By:

Title:

3

EXHIBIT H

Amendment of R&L Agreements

EIGHTH AMENDMENT TO LICENCE AGREEMENT

Between

YEDA RESEARCH AND DEVELOPMENT COMPANY LIMITED
a company duly registered under the laws of Israel of P O Box 95,
Rehovot 76100, Israel

(hereinafter, “Yeda”)

and

LIFEMAP SCIENCES, INC.
a company duly registered under the laws of the State of California, USA, having its principal place of business at1301 Harbor Bay Parkway, Suite 100 Alameda, California 94502USA

 (hereinafter, “LifeMap”)

WHEREAS:

(A)
Yeda and Xennex, Inc. (”Xennex”) are parties to a certain Research and Licence Agreement dated June 9, 2003 (“the Original Agreement”), as amended by the First Amendment dated February 18, 2004, a Second Amendment dated June 29, 2004, a Third Amendment dated November 13, 2004, a Fourth Amendment dated February 17, 2005,  a Fifth Amendment dated April 17, 2008, a Sixth Amendment dated: August 16, 2010, and a Seventh Amendment dated: October 27, 2011 (all of the above, collectively, “the R&L Agreement”); and

(B)
Xennex has recently mergerd into LifeMap, pursuant to a Merger Agreement, dated April 19, 2012 Pursuant to the merger, the License granted to Xennex under the R&L Agreement was assigned to LifeMap under an Assignment Agreeement, dated: [___],  entered into by Yeda, LifeMap, Xennex, the Xennex’ shareholders and BioTime, Inc., the parent company of LifeMap.

(B)
Pursuant to such merger and assignment, LifeMap wishes to increase the Research Budget for the following 3 years of Research, and as a result, Yeda, Xennex and the Scientists wish to amend the “Royalties versus Research Budget” allocation that was recently agreed upon in the Seventh Amendment, and to make some further amendment to the R&L Agreement, as herein set forth.

NOW, THEREFORE, THE PARTIES AGREE AS FOLLOWS:

1.	Capitalised terms in this Amendment (“this Amendment”) which are defined in the R&L Agreement shall have the same meaning attributed to them therein, unless otherwise defined in this Amendment.

2.	The preamble hereto shall form an integral part of this Amendment.

3.	The R&L Agreement and this Amendment shall be read as one and shall represent the complete current understanding between the parties with respect to the subject matters hereof and thereof.

4.	Subject only to the modifications contained herein, the provisions of the R&L Agreement shall remain unaltered and in full force and effect.

Additional Budget

5.
It is hereby agreed that [*Certain information has been omitted under a request for confidential treatment, and the omitted information has been filed with the Commission] will be added to the Research Budget, and such additional amount (“the Additional Budget”), will be paid to Yeda, during a period of 3 (three) years, beginning on January 1, 2013 and ending on December 31, 2015 [*Certain information has been omitted under a request for confidential treatment, and the omitted information has been filed with the Commission].

Amendment of “Royalties Vs. Research Budget Allocation”

6.
In view of the Additional Budget, the allocation of “Royalties versus Research budget” under the R&L Agreement as described in the Seventh Amendment Agreement, shall be replaced by the following table:

	Aggregate Sublicensing Fee and any additional royalties generating income in thousand US Dollars	Royalties	Research	LifeMap	Total Research Budget in US Dollars
1	[*Certain information has been omitted under a request for confidential treatment, and the omitted information has been filed with the Commission]
2
3
4

(Rows 3 – 4 in the above table, hereinafter: “the New Allocation”)

At the end of the above mentioned three (3) year period the previous allocation, as detailed in the Seventh Amendment will be reinstated.

6.
For the avoidance of doubt, nothing herein contained shall derogate from (i) the provisions of the R&L Agreement (and in particular, from the provisions of the Sixth Amendment) with respect to Sublicensing Fees that [*Certain information has been omitted under a request for confidential treatment, and the omitted information has been filed with the Commission]; and (ii) from LifeMap’s payment obligations under the R&L Agreement.

7.
It is hereby agreed that Yeda shall hold all royalties paid by LifeMap that [*Certain information has been omitted under a request for confidential treatment, and the omitted information has been filed with the Commission] until the end of each calendar year during the term of the License, if applicable. Thereafter, Yeda shall allocate to the Institute the suitable amount designated for Research, and the suitable amount designated for royalties, in accordance with the New Allocation, as described in the above table. If there is an additional sum to be transferred to the Institute, pursuant to the calculation described in the above table, Yeda shall transfer it to the Institute no later than March 1st, after  each relevant calendar year.

Permitted Disclosure

8.
Section 12.3 of the Original Agreement is hereby amended by inserting the following phrase at the bottom of this section: “notwithstanding anything herein to the contrary, Xennex, LifeMap or any parent company may disclose the terms of this Agreement to the extent required under the securities or other disclosure laws and regulations of any country or state or the rules and regulations of any securities exchange or electronic securities trading system.  If time permits, a draft of any planned public disclosure, other than disclosure that repeats or restates prior approved public disclosure, will be provided to Yeda for its review and comment.  If Xennex or a parent company files a copy of this Agreement with the Securities and Exchange Commission or any similar state or foreign regulatory agency as an exhibit to any registration statement, application, or report, they shall submit to such agency an application for confidential treatment seeking permission to redact from such filing the principal financial terms of this Agreement and the names of scientists included in this Agreement; provided, however, that Xennex or a parent may disclose financial terms of this Agreement in any such registration statement, application, or report to the extent they determine in good faith that doing so is necessary to make any statements contained therein not misleading.

Royalties generating Income

9.
For avoidance of doubt, it is hereby agreed and acknowledged by LifeMap that the income generating royalties to Yeda under the R&L Agreement, shall include any amount received by LifeMap or any Affiliated Entity or any Sublicensee, other than Sublicense Fees, in connection with the operation of the GeneCards Package, including without limitation amounts received in connection with third party advertisements (including by way of link or deep link to another website) or from broker commissions for the sale of products or services  (“Additional Revenue”).

All provisions of the R&L Agreement applying to “Sublicensing Fees” shall apply to the Additional Revenues, mutatis mutandis.

Bundle sales of GeneCards and MalaCards

10.
Pursuant to the Research and License Agreement, dated: [__] (“the MalaCards Agreement”), recently entered into by Yeda and LifeMap in respect of the MalaCards Package (as such term defined therein), it is anticipated that the GeneCards Package may be sublicensed to the customers in a package with the MalaCards Package (“the Bundle Package”). Therefore, is agreed that Invoices in respect of Sublicensing Fees received for a “Bundle Package” shall be detailed as follows:

[*Certain information has been omitted under a request for confidential treatment, and the omitted information has been filed with the Commission

It is agreed that in the event of sublicensing of Bundle Packages, the financial reports that are required under clause 9 of the R&L Agreement will be separated into two separated reports: one for the MalaCards Package and one for the GeneCards Package, and the allocation of amounts will be made in accordance with the Ratio, so that Yeda will be able to detect the amounts of royalties that should be attributed to each.

For the avoidance of doubt, all other terms and conditions of payment shall continue to apply subject to the aforesaid deviation, and mutatis mutandis.

IN WITNESS WHEREOF, the parties have duly executed this Eighth Amendment as of the _______ day of May, 2012.

for	YEDA RESEARCH AND DEVELOPMENT COMPANY LIMITED	for	LIFEMAP SCIENCES, INC.

Signature:	Signature:

Name	Name:

Title	Title:

FIRST AMENDMENT TO LICENCE AGREEMENT

Between

YEDA RESEARCH AND DEVELOPMENT COMPANY LIMITED
a company duly registered under the laws of Israel of P O Box 95,
Rehovot 76100, Israel

(hereinafter, “Yeda”)

and

LIFEMAP SCIENCES, INC.
a company duly registered under the laws of the State of California, USA, having its principal place of business at1301 Harbor Bay Parkway, Suite 100 Alameda,
California 94502USA

 (hereinafter, “LifeMap”)

WHEREAS:

(A)	Yeda and Xennex, Inc. (“Xennex”) are parties to a certain Research and Licence Agreement dated July 10, 2011 (“the R&L Agreement”); and

(B)
Xennex has recently mergerd into LifeMap, pursuant to a Merger Agreement, dated April 19, 2012. Pursuant to the merger, the License granted to Xennex under the R&L Agreement was assigned to LifeMap under an Assignment Agreeement, dated: [___],  entered into by Yeda, LifeMap, Xennex, the Xennex’ shareholders and BioTime, Inc., the parent company of LifeMap.

(C)	Yeda, Xennex and the Scientists wish to amend Clause 12.3, subject to all terms and conditions herein set forth.

NOW, THEREFORE, THE PARTIES AGREE AS FOLLOWS:

1.	The preamble hereto shall form an integral part of this Amendment.

3.	The R&L Agreement and this Amendment shall be read as one and shall represent the complete current understanding between the parties with respect to the subject matters hereof and thereof.

4.	Subject only to the modifications contained herein, the provisions of the R&L Agreement shall remain unaltered and in full force and effect.

5.
Section 12.3 of the Original Agreement is hereby amended by inserting the following phrase at the bottom of this section: “notwithstanding anything herein to the contrary, Xennex, LifeMap or any parent company may disclose the terms of this Agreement to the extent required under the securities or other disclosure laws and regulations of any country or state or the rules and regulations of any securities exchange or electronic securities trading system.  If time permits, a draft of any planned public disclosure, other than disclosure that repeats or restates prior approved public disclosure, will be provided to Yeda for its review and comment.  If Xennex or a parent company files a copy of this Agreement with the Securities and Exchange Commission or any similar state or foreign regulatory agency as an exhibit to any registration statement, application, or report, they shall submit to such agency an application for confidential treatment seeking permission to redact from such filing the principal financial terms of this Agreement and the names of scientists included in this Agreement; provided, however, that Xennex or a parent may disclose financial terms of this Agreement in any such registration statement, application, or report to the extent they determine in good faith that doing so is necessary to make any statements contained therein not misleading.

IN WITNESS WHEREOF, the parties have duly executed this First Amendment as of the _______ day of May, 2012.

for	YEDA RESEARCH AND DEVELOPMENT COMPANY LIMITED	for	LIFEMAP SCIENCES, INC.

Signature:	Signature:

Name	Name:

Title	Title:

EXHIBIT I

Shareholders Agreement

RIGHT OF FIRST REFUSAL AND SHAREHOLDERS AGREEMENT

THIS RIGHT OF FIRST REFUSAL AND SHAREHOLDERS AGREEMENT (this “Agreement”) is entered into as of May ___, 2012, by and among LifeMap Sciences, Inc., a California corporation (the “Company”) and the shareholders of the Company listed on Schedule A (each, a “Shareholder” and collectively, the “Shareholders”).

In consideration of the mutual promises and covenants set forth herein, and for other consideration, the receipt and adequacy of which are hereby acknowledged, the Shareholders and the Company hereby agree as follows:

ARTICLE 1
SALES BY SHAREHOLDERS

1.1           Notice of Purchase Offers.  Should any Shareholder or Permitted Transferee (as defined below) (in each case a “Selling Shareholder”) propose to accept one or more bona fide offers (collectively, the “Purchase Offer”) from any person or persons to purchase all or a portion of the common shares, no par value, of the Company (“Common Stock”) or shares of any other class or series of the Company that the Selling Shareholder now owns or may hereafter acquire through any stock split, stock dividend, or recapitalization or reclassification of the Common Stock (“Other Stock”), then the Selling Shareholder shall promptly notify the Company and each Shareholder of the terms and conditions of such Purchase Offer (the “Notice”) at least thirty (30) days prior to the closing of such sale or transfer (collectively “Transfer”).  The Notice shall describe in reasonable detail the proposed Transfer including, without limitation, the number of shares of each class or series to be sold or transferred (the “Offered Shares”), the nature of such sale or transfer, the consideration to be paid, and the name and address of each prospective purchaser or transferee.

1.2           Company Right of First Refusal.  The Company shall have the right, upon written notice to the Selling Shareholder given within twenty (20) days after receipt of the Notice of the Purchase Offer, to purchase any or all the Offered Shares on the same terms and conditions as the Purchase Offer.

1.3           Shareholder Right of First Refusal.  In the event that the Company does not exercise its right pursuant to Section 1.2 with respect to all of the Offered Shares, the Selling Shareholder shall notify each other Shareholder (each a “Non-Selling Shareholder”) in writing of the Company’s failure to so exercise its right with respect to the shares being sold, and each Non-Selling Shareholder shall have the right, exercisable within twenty (20) days  after receipt of such Notice, to purchase the remaining Offered Shares on the same terms and conditions as specified in the Notice.

(a)           Each Non-Selling Shareholder may purchase all or any part of its pro rata share of the remaining Offered Shares specified in the Notice.  If any Non-Selling Shareholder fails to elect to fully participate in such purchase pursuant to this Section, the Selling Shareholder shall give notice of such failure to the Non-Selling Shareholders who did so elect (the “Participants”).  The Participants shall have five (5) days from the date such notice was given to agree (which may be done by telephone and subsequently confirmed in writing) to purchase all or any part of their pro rata share of the unsold portion of the Offered Shares; provided, however, that if any Participant fails to purchase its full pro rata share of the unsold portion of the Offered Shares, any other Participant may purchase some or all of such Participant’s pro rata share.  For purposes of this paragraph, a Non-Selling Shareholder’s or Participant’s pro rata share shall be the ratio of (x) the number of shares of Common Stock or Other Stock (as applicable based on whether the right is being exercised with respect to Common Stock or Other Stock) held by such party to (y) the total number of shares of Common Stock or Other Stock (as applicable based on whether the right is being exercised with respect to Common Stock or Other Stock) held by all of the Non-Selling Shareholders and/or Participants (as applicable).

(b)           The purchase of the shares shall take place within twenty (20) days of the Company’s election to purchase the Offered Shares pursuant to Section 1.2, or the Company’s and/or Participants’ election to purchase the Offered Shares, whichever is later, or at such other time as is mutually agreed to by the Selling Shareholder, the Company and the Participants.  The Selling Shareholder shall deliver to the Company and/or Participants electing to purchase the shares offered by the Selling Shareholder stock certificates, evidencing the Common Stock or Other Stock being sold, duly endorsed for transfer to the purchaser(s) against payment of the purchase price by check for good funds or wire transfer to the Selling Shareholder’s account.

(c)           In the event that the Company and/or the Participants fail to agree to purchase all of the Offered Shares pursuant to Section 1.2 and Section 1.3 within the period set out above, such Selling Shareholder shall have sixty (60) days after the expiration of the above period to sell all of the Offered Shares to the Buyer at the price and upon terms and conditions no more favorable to the Buyer than specified in the Notice pursuant to this Section 1.3. In the event that such Selling Shareholder has not sold all of the Offered Shares to the Buyer within sixty (60) days after the expiration of the above period, as applicable, or wishes to transfer any such shares at a price per share which is lower than that set forth in the notice, or upon terms different from those previously offered to the Company and the Participants, then such Selling Shareholder shall not thereafter sell any shares without first offering such shares to the Company and the Participants in the manner provided above. In the event that the above transactions require approval of the Company’s Board of Directors under applicable law, the Parties all agree to cause the Company’s Board of Directors to approve accordingly.

1.4           Ongoing Rights.  The exercise or non-exercise of the first-refusal rights of the Shareholder hereunder shall not adversely affect the rights of such Shareholder to participate in subsequent purchases or sales by any Selling Shareholder pursuant to this Article 1.

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1.5           Permitted Exemptions.  Subject to Section 1.6, the rights of the Company pursuant to Section 1.2 and the rights of the Shareholders pursuant to Section 1.3 and Section 1.7 shall not apply to (a) any pledge made by a Shareholder pursuant to a bona fide loan transaction which creates a mere security interest or a sale by the secured party to realize upon collateral upon a default by the Shareholder in the payment of the loan, (b) any sale or transfer to the Company except that Section 1.7 shall apply to purchases by the Company through the exercise of its rights under Section 1.2, (c) any transfer by will or the laws of descent, (d) any transfer to the ancestors or descendants or spouse of a Shareholder or a trust for their benefit, (e) any transfer to or from a revocable intervivos trust of which a Shareholder is a settlor and beneficiary, (f) any sale or transfer to BioTime, Inc. or to any subsidiary or parent of BioTime, Inc., (g) any transfer by BioTime, Inc. pro rata to its shareholders of record as of a date determined by BioTime, Inc., (h) any sale or transfer to an Affiliate of a Shareholder or to employees of the Shareholder or such Shareholder’s Affiliate (which, for the avoidance of doubt, in the case of Yeda, shall include the Weizmann Institute of Science and/or any employee of the Weizmann Institute of Science) or (i) any sale or exchange pursuant to any offer made to purchase all of the shares owned by all Shareholders if the price per share and payment terms offered are the same for all Shareholders.  Any transferee of shares under this Section shall be a “Permitted Transferee.”

1.6           Transferees Bound.  Permitted Transferees of shares under clauses (c), (d), (e), (f) and/or (h) of Section 1.5, and each purchaser of shares from a Selling Shareholder pursuant to an offer to which Sections 1.2 and 1.3 apply, shall take the Shareholder’s shares subject to the obligations of the Shareholder and rights of the Company and other Shareholders under this Agreement with respect to any subsequent sale or other transfer of the shares received from the transferring Shareholder.  It shall be a condition of any transfer of shares of Common Stock or Other Stock that the transferee, other than a Permitted Transferee that is already a party to this Agreement or a Permitted Transferee under clause (b), (g), or (h) of Section 1.5, executes a counterpart of this Agreement or an undertaking (in a form approved by the Company) to observe and perform the provisions and obligations of this Agreement, and furnishes such counterpart or undertaking to the Company.  In the absence of such counterpart or undertaking being executed and furnished to the Company, a transfer shall be null and void and the transferee shall not be recognized by the Company as the holder or owner of the shares which are subject of such transfer for any purpose (including, without limitation, voting or dividend rights).

1.7           Tag Along Right. Each Non-Selling Shareholder who does not elect to purchase Offered Shares under Section 1.3 (“Entitled Shareholder”) shall have the option, exercisable by written notice to the Selling Shareholder, within 10 business days after receipt of the Notice, to require the Selling Shareholder to provide as part of its proposed Transfer, that such Entitled Shareholder be given the right to participate and Transfer up to such Entitled Shareholder's Tag Along Ratio. For purposes of this Section 1.7, the Entitled Shareholder’s “Tag Along Ratio” shall be determined with respect to each class of stock proposed to be Transferred by multiplying the total number of shares of such class proposed to be Transferred in the proposed transaction by a fraction, the numerator of which is the number of shares of such class owned by such Entitled Shareholder and the denominator of which is the total number of issued and outstanding shares of such class held by the Selling Shareholder and all Entitled Shareholders who have elected to participate in such Transfer. The Tag Along Ratio of Common Stock or Other Stock held by each Entitled Shareholder who elects to participate in the Transfer shall be included in the shares being Transferred to the proposed transferee or sold to the Company or other Shareholders under Sections 1.2 and 1.3, and the number of shares of Common Stock or Other Stock, as applicable, that may be Transferred in the transaction by the Selling Shareholder shall be reduced by the number of shares of the Entitled Shareholders so included.. The exercise of tag along rights by Entitled Shareholders shall not increase the number of shares that the proposed transferee must acquire in the Transfer. For the avoidance of doubt, such Transfer shall be also subject to the right of first refusal under Sections 1.2 and 1.3, provided however that each of the Shareholders shall be required to elect, within a period of 10 business days after the Notice is given, to exercise only their rights under Section 1.3 or under this Section 1.7 with respect to a proposed Transfer. Any changes or amendments to this Section 1.7 shall require the unanimous written approval of all of the Shareholders.

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ARTICLE 2
Other Restrictions on Transfer; Shareholders Consent

2.1           Additional Restrictions on the Transfer.  The Shareholders agree not to offer or sell any shares of Common Stock or Other Stock to any person or entity that is engaged, directly or indirectly through one or more intermediaries or controlled entities, in the research, development, production, or sale of human therapeutic products using human embryonic stem cell or induced pluripotent stem cells or related technology, unless such offer or sale has been approved by the a majority of the directors of the Company other than the Shareholder(s) intending to so transfer or sell Common Stock or Other Stock.

2.2           Changes in Stock.  If, from time to time during the term of this Agreement, (a) there is a dividend of any security, stock split, recapitalization, reclassification of shares, or other change in the character or amount of any of the outstanding Common Stock or Other Stock, or (b) there is any consolidation or merger immediately following which shareholders of the Company hold more than 50% of the voting equity securities of the surviving corporation, then, in such event, any and all new, substituted or additional capital stock or other securities which any Shareholder or Permitted Transferee receives through such transaction on account of ownership of shares Common Stock or Other Stock shall be immediately subject to the provisions of this Agreement with the same force and effect as the shares currently held by any Shareholder presently subject to this Agreement.

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2.3           Amendment of Corporate Documents. Notwithstanding anything to the contrary in this Agreement, in the Company's Articles of Incorporation and in the Company's Bylaws, the adoption of any action or resolution amending or altering Article VII of the Company’s Bylaws, as in affect as of the date hereof, in such manner that would eliminate or limit the right of Shareholders to examine or receive copies of corporate records and financial statements as currently provided under such Article VII , shall require the vote or written consent of 80% of the holders of shares affected by such amendment or alteration.

2.4           Special Resolutions. Notwithstanding anything to the contrary in this Agreement, in the Company's Articles of Incorporation and in the Company's Bylaws the prior affirmative vote or written consent of the holders of 80% of the then-outstanding shares of Common Stock and Other Stock shall be required for any sale, provision of exclusive license, transfer or assignment of all or substantially all of the Company's rights (including intellectual property rights) in and to Company’s Research and License Agreement (the “R&L Agreement”) entitling the Company to commercialize its GeneCards data base, if such sale, license, transfer or assignment is proposed to be made to any Affiliate of the Company; provided, however, that this Section 2.4 shall not apply to a sale, license, transfer or assignment to a subsidiary controlled by the Company or by means of a merger or consolidation of the Company with an Affiliate if the Company is the surviving corporation or if the Shareholders have dissenter’s rights of appraisal with respect to the merger or consolidation.

For the avoidance of doubt, this provision, along with any other provision in this agreement, remains subject to the Company’s obligations under the R&L Agreement.

As used in this Agreement, “Affiliate” means, with respect to a Shareholder, any corporation, limited liability company, partnership, or other business entity or any natural person controlled by, in control of, or under common control with that Shareholder.

ARTICLE 3
Drag Along Rights

3.1           Drag Along Right.

(a)           Actions to be Taken.  In the event that the Board of Directors of the Company and the holders of a majority of the outstanding shares of voting stock of the Company approve (a) a merger or consolidation of the Company with or into another corporation, limited liability company, or other business entity, (b) the conversion of the corporation into another form of business entity or into a corporation of another state, or (c) a sale of all or substantially all of the assets of the Company (any such transaction being referred to herein as a “Sale of the Company”), then each Shareholder hereby agrees, with respect to all shares of Common Stock and Other Stock which the Shareholder own(s) or over which the Shareholder otherwise exercises voting or dispositive authority, to do the following:

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(i)    to be present, in person or by proxy, as a holder of shares of voting securities, and be counted for the purposes of determining the presence of a quorum, at all meetings of shareholders at which a Sale of the Company is to be brought to a vote of shareholders, provided, that the Shareholder receives lawful notice of the meeting;

(ii)   to vote in person or by proxy at a meeting of shareholders, or by written consent if the Board of Directors requests that the Shareholders approve the action by written consent without a meeting, all of the Shareholder’s shares of Common Stock and Other Stock in favor of such Sale of the Company and in opposition to any and all other proposals that could reasonably be expected to delay or impair the ability of the Company to consummate such Sale of the Company;

(iii)  to refrain from exercising any dissenters’ rights or rights of appraisal under applicable law at any time with respect to such Sale of the Company; and

(iv)   if the Sale of the Company is structured as a sale of stock of the Company, to sell the Shareholder’s shares of Common Stock and Other Stock on the terms and conditions approved by the Company and Shareholders holding a majority of the voting stock of the Company.

(b)           Exceptions.  Notwithstanding the foregoing, a Shareholder will not be required to comply with paragraph (a) of this Section 3.1 in connection with any proposed Sale of the Company (the “Proposed Sale”) unless:

(i)    in the case of a Shareholder who owns less than 25% of the outstanding shares of any class of voting stock and who is not a director or executive officer of the Company, any representations and warranties to be made by such Shareholder in connection with the Proposed Sale are limited to representations and warranties related to authority, ownership and the ability to convey title to such Shareholder’s shares, including, without limitation, representations and warranties that (A) the Shareholder holds all right, title and interest in and to the Shares such Shareholder purports to hold, free and clear of all liens and encumbrances, (B) the obligations of the Shareholder in connection with the transaction have been duly authorized, if applicable, (C) the documents to be entered into by the Shareholder have been duly executed by the Shareholder and delivered to the acquirer and are enforceable against the Shareholder in accordance with their respective terms and (D) neither the execution and delivery of documents to be entered into in connection with the transaction, nor the performance of the Shareholder’s obligations thereunder, will cause a breach or violation of the terms of any agreement, law or judgment, order or decree of any court or governmental agency by which such Shareholder is subject or bound;

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(ii)  the Shareholder shall not be liable for the inaccuracy of any representation or warranty made by any other person in connection with the Proposed Sale, other than the Company (except to the extent that funds may be paid out of an escrow established to cover breach of representations, warranties and covenants of the Company as well as breach by any Shareholder of any identical representations, warranties and covenants provided by all Shareholders);

(iii)  the liability for indemnification, if any, of such Shareholder in the Proposed Sale and for the inaccuracy of any representations and warranties made by the Company in connection with such Proposed Sale, is several and not joint with any other person (except to the extent that funds may be paid out of an escrow established to cover breach of representations, warranties and covenants of the Company as well as breach by any Shareholder of any identical representations, warranties and covenants provided by all Shareholders), and is pro rata in proportion to the amount of consideration paid to such Shareholder in connection with such Proposed Sale (in accordance with the provisions of the Certificate of Incorporation);

(iv)   liability shall be limited to such Shareholder’s applicable share of a negotiated aggregate indemnification amount that applies equally to all Shareholder but that in no event exceeds the amount of consideration otherwise payable to such Shareholder in connection with such Proposed Sale, except with respect to claims related to fraud by such Shareholder, the liability for which need not be limited as to such Shareholder;

(v)    upon the consummation of the Proposed Sale, each holder of Common Stock will receive the same amount of consideration per share of Common Stock as is received by other holders in respect of their shares of Common Stock; and

(vi)  subject to subsection 3.1(b)(e) above, requiring the same form of consideration to be available to the holders of any single class or series of capital stock, if any holders of a series or class of capital stock of the Company are given an option as to the form and amount of consideration to be received as a result of the Proposed Sale, all holders of such series or class of capital stock will be given the same option.

ARTICLE 4
LEGEND

4.1           Legend.  Each certificate representing shares of Common Stock or Other Stock now or hereafter owned by a Shareholder or any Permitted Transferee shall be endorsed with the following legend:

“THE SALE OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN RIGHT OF FIRST REFUSAL AND SHAREHOLDERS AGREEMENT BY AND BETWEEN THE SHAREHOLDER, THE CORPORATION AND CERTAIN HOLDERS OF COMMON SHARES OF THE CORPORATION.  COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE CORPORATION.”

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4.2           Legend Removal.  The Section 4.1 legend shall be removed upon termination of this Agreement in accordance with the provisions of Section 5.1.

ARTICLE 5
MISCELLANEOUS PROVISIONS

5.1           Termination.  This Agreement and the rights provided hereunder shall terminate upon the occurrence of any one of the following events:

(a)           the liquidation, dissolution or winding up of the business operations of the Company;

(b)           the closing date of any firmly underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, at an aggregated public offering price of at least $25,000,000 in gross proceeds and a per share price of at least $5.00;

(c)           the first date on which shares of Common Stock or Other Stock are listed on the New York Stock Exchange, the NYSE Amex, or the Nasdaq Stock Market or are traded on the OTC Bulletin Board electric trading system and are registered under Section 12 of the Securities Exchange Act of 1934, as amended;

(d)           a merger or consolidation of the Company with or into another corporation or other business entity upon the consummation of which the Company is not the surviving corporation and the shareholders of the Company immediately before the merger or consolidation do not own at least a majority of the voting securities of the surviving corporation or other business entity; or

(e)           a distribution of some or all the Common Stock or Other Stock owned by BioTime, Inc. pro rata to its shareholders.

5.2           Additional Shareholders.  Upon the sale of additional shares of Common Stock or Other Stock to additional investors, optionees or others, the Company, without prior action on the part of any such additional purchaser, shall permit each such additional purchaser to execute and deliver a counterpart of this Agreement and shall use its reasonable best efforts to ensure that each person who or entity which would own more than 1% of the Common Stock or Other Stock outstanding (as adjusted for stock splits and the like) shall be joined as a party to this Agreement.  Each such additional party, upon execution and delivery of a counterpart of this Agreement shall be deemed a Shareholder.

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5.3           Violations or Remedies.  The parties agree that any violation of this Agreement (other than a default in payment of money) cannot be compensated for by damages, and any aggrieved party shall have the right, and is hereby granted the privilege, of obtaining specific performance of this Agreement in any court of competent jurisdiction in the event of any breach hereunder.

5.4           Notices.  Any notice required or permitted to be given to a party pursuant to the provisions of this Agreement shall be in writing and shall be effective upon personal delivery or upon deposit in the United States mail, postage prepaid, or sent by next business day air delivery service, properly addressed to the party to be notified as set forth below such party's signature or at such other address as such party may designate by ten (10) days advance written notice to the other parties hereto.

5.5           Parties; Successors and Assigns.  Except as otherwise provided herein, this Agreement and the rights and obligations of the parties hereunder shall inure to the benefit of, and be binding upon, the parties and their respective successors, assigns (including transferees of any shares of any Common Stock and Other Stock) and legal representatives.  Any transferee of shares of Common Stock or Other Stock, or any other person or entity to whom the Company may issue or sell Common Stock or Other Stock, may become a Shareholder under this Agreement by executing and delivering to the Company a counterpart of this Agreement or an undertaking, in form and substance approved by the Company, to be bound by this Agreement as a party.  The participation rights of the Shareholders hereunder are only assignable (i) by each Shareholder to any Permitted Transferee, or (ii) to an assignee or transferee who acquires any of such Shareholder’s shares of Common Stock or Other Stock.

5.6           Severability.  In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

5.7           Amendments.  Any amendment or modification of this Agreement shall be effective only if evidenced by a written instrument executed by (i) the Company, and (ii) Shareholders holding a majority of the Common Stock held by the Shareholders; provided, however, that any Shareholder may waive any of its rights hereunder without obtaining the consent of any other Shareholder or the Company; and provided further, that if any Shareholder, alone or together with its Affiliates, owns a majority of the Common Stock held by the Shareholders (a “Controlling Shareholder”), then any amendment of this Agreement shall require the approval of the Controlling Shareholder and its Affiliates and a majority of the Common Stock held by Shareholders other than the Controlling Shareholder and its Affiliates.  Any waiver by a party of its rights hereunder shall be effective only if evidenced by a written instrument.  In no event shall such waiver of any rights hereunder constitute the waiver of such rights in any future instance unless the waiver so specifies in writing.  Any amendment or waiver effected in accordance with this Section shall be binding upon the Company, each Shareholder, and each Permitted Transferee.

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5.8           Governing Law; Venue.  This Agreement is to be construed in accordance with and governed by the internal laws of the State of California without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of California to the rights and duties of the parties.

5.9           Entire Agreement.  This Agreement and the documents referred to herein constitute the entire agreement among the parties with respect to the subject matter hereof and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein.

5.10         Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.  This Agreement may be executed with signatures transmitted among the parties by facsimile, and no party shall deny the validity of a signature or this Agreement signed and transmitted by facsimile on the basis that a signed document is represented by a copy or facsimile and not an original.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above.

Shareholders:

BioTime, Inc.

By:

Title:

Address:	1301 Harbor Bay Parkway, Suite 100
Alameda, California 94502

Yeda Research and Development Co., Ltd.

By:

Title:

Address:	Herzl Street 2
Rehovot, Israel 76100

David Warshawsky

Address:	Paamoni 2
Tel Aviv 62918
Israel

Yaron Guan-Golan

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Address:	Flat 8C, Tower 3, The Hermitage
1 Hoi Wang Road, Kowloon
Hong Kong

Kenneth Elsner

Address:	9 Kennie Lane
Pembroke, MA 02359

Company:

LifeMap Sciences, Inc.

By:

Title:

Address:	1301 Harbor Bay Parkway, Suite 100
Alameda, California 94502

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SCHEDULE A
LIST OF SHAREHOLDERS

BioTime, Inc.

David Warshawsky
Paamoni 2
Tel Aviv 62918
Israel

Yaron Guan-Golan
Flat 8C, Tower 3, The Hermitage
1 Hoi Wang Road, Kowloon
Hong Kong

Kenneth Elsner
9 Kennie Lane
Pembroke, MA 02359

Yeda Research and Development Company, Ltd.
Herzl Street 2
Rehovot, Israel 76100

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EXHIBIT J

Opinion of BioTime Counsel

LAW OFFICES
Thompson, Welch, Soroko & Gilbert llp
3950 CIVIC CENTER DRIVE
SUITE 300
SAN RAFAEL, CA  94903
(415)  448-5000

FACSIMILE
(415) 448-5010
email: rsoroko@TWSGLAW.com

SAN FRANCISCO OFFICE
(415) 262-1200

May ___, 2012

Xennex, Inc.
1020 Plain Street, Suite 290
Marshfield, MA 02050

RE:  Agreement and Plan of Merger

Gentlemen:

We have acted as counsel to BioTime, Inc. (“BioTime”) and LifeMap Sciences, Inc. (“LifeMap”) in connection with that certain Agreement and Plan of Merger (“Merger Agreement”), dated April 19, 2012, by and among BioTime, LifeMap, Xennex, Inc. (“Xennex”) and the stockholders of Xennex (“Stockholders”).  We are providing this opinion at the request of BioTime and LifeMap pursuant to Section 4.2(f) of the Merger Agreement.

In our capacity as counsel to BioTime and LifeMap, we have examined originals or copies of originals of the following documents:

A.	Articles of Incorporation of BioTime, as amended, as filed with the Secretary of State of California;

B.	Bylaws, as amended, of BioTime;

C.	Certificate of the Secretary of State of California as to the good standing of BioTime;

D.	Articles of Incorporation of LifeMap, as amended, as filed with the Secretary of State of California;

E.	Bylaws, as amended, of LifeMap;

F.	Certificate of the Secretary of State of California as to the good standing of LifeMap;

G.	The Merger Agreement and the schedules and exhibits thereto; and

Xennex, Inc.
May ___, 2012

H.	Minutes of the proceedings of the boards of directors, or written consents of the directors, of BioTime and LifeMap.

In preparing this opinion:

(i)             We have assumed the due authorization, execution and delivery of the Merger Agreement by Xennex and the Stockholders;

(ii)            We have assumed the legal competency of all individual signers of documents.

(iii)           We have assumed that all signatures of parties are genuine.

(iv)           In those cases where we have examined copies of documents, we have assumed that those copies are complete and accurate and conform to the originals, and that the originals are genuine.

(v)            We have assumed that there are no oral or written modifications of or amendments or supplements to the Merger Agreement and that there has been no waiver of any of the provisions of the Merger Agreement by action of the parties or otherwise.

(vi)           We have relied on a Certificates of Good Standing from the Secretary of State of California with respect to the organization and existence of BioTime and LifeMap.

(vii)          We have relied on (a) a certificate of the Secretary of BioTime as to certain matters, including copies of the Articles of Incorporation and Bylaws of BioTime that we reviewed, and resolutions adopted by the board of directors of BioTime with respect to the Merger Agreement; and (b) a certificate of officers of BioTime as to the incumbency of the officers who signed the Merger Agreement on behalf of BioTime;

(viii)         We have relied on (a) a certificate of the Secretary of LifeMap as to certain matters, including copies of the Articles of Incorporation and Bylaws of LifeMap that we reviewed, and resolutions adopted by the board of directors of LifeMap with respect to the Merger Agreement; and (b) a certificate of officers of LifeMap as to the incumbency of the officers who signed the Merger Agreement on behalf of LifeMap;

Xennex, Inc.
May ___, 2012

(ix)           We have assumed that the Merger Agreement has been validly approved by the stockholders of Xennex, and that the Merger Agreement is the valid and binding agreement of Xennex and the Stockholders, and is enforceable against them in accordance with its terms; and

(x)            We have reviewed and relied such other documents, matters, statutes, ordinances, published rules and regulations, published judicial and governmental decisions interpreting or applying the same, and other official interpretations as we deem applicable in connection with this opinion.

In reaching our opinions, we have made the inquiry of the officers of BioTime and LifeMap reflected in the Manager’s Certificate, but we have undertaken no other investigation or verification of such matters.  In basing certain of our opinions on "our knowledge," the words "our knowledge" signify that, in the course of our representation of BioTime and LifeMap no facts have come to our attention that would give us actual knowledge or actual notice that any such opinions or other matters are not accurate.  Further, the words "our knowledge" as used in this opinion are intended to be limited to the actual knowledge of the attorneys within our firm who have been directly involved in representing BioTime and LifeMap in connection with the Merger Agreement.

Based on the foregoing and subject to the assumptions and qualifications set forth in this letter, it is our opinion that:

1.           Each of BioTime and LifeMap is a corporation duly organized, validly existing and in good standing under the laws of California.

2.           The execution and delivery of the Merger Agreement, and the performance by BioTime and LifeMap of their respective obligations under this Agreement, have been duly authorized by all necessary action on the part of the Boards of Directors of BioTime and LifeMap.  The Merger Agreement is the valid and binding agreement of BioTime or LifeMap, enforceable in accordance with its terms.

3.           The execution and delivery of the Merger Agreement by BioTime and LifeMap do not violate any provisions of (i) any federal or state rule, regulation, statute, or law applicable to BioTime or LifeMap, (ii) the terms of any order, writ, or decree of any federal or state court or judicial or regulatory authority or body by which BioTime or LifeMap is bound and about which we have actual knowledge, or (iii) the Articles of Incorporation or Bylaws of BioTime or LifeMap.

Xennex, Inc.
May ___, 2012

4.           The BioTime common shares, no par value, and the shares of LifeMap common stock, no par value, into which shares of Xennex capital stock will be converted upon consummation of the Merger, when issued in accordance with the Merger Agreement, will be duly authorized and validly issued, fully paid, and nonassessable.

5.           To our knowledge, there is no action, proceeding, or investigation pending which challenges BioTime’s or Life Map’s right to enter into the Merger Agreement, or challenges any action taken or to be taken, by BioTime or LifeMap in connection with the Merger Agreement.

Our opinion as to the enforceability of the Merger Agreement is qualified in all respects by:

(a)           limitations imposed by bankruptcy, insolvency, reorganization, arrangement, moratorium and other laws relating to or affecting the rights of creditors generally;

(b)           limitations on rights to indemnification and contribution which may be imposed by applicable law, including the Securities Act of 1933, as amended, and applicable state securities laws, or equitable principles; and

(c)           general principles of equity, regardless of whether such enforceability is considered in a proceeding at law or in equity.

We express no opinion as to the laws of any jurisdiction other than the laws of the State of California and the laws of the United States of America.  The opinions expressed above concern only the effect of the laws (excluding the principles of conflict of laws) of the State of California and the United States of America as currently in effect.  We assume no obligation to supplement this opinion if any applicable laws change after the date of this opinion, or if we become aware of any facts that might change the opinions expressed above after the date of this opinion.

The foregoing opinions are for the exclusive reliance of Xennex and the Stockholders.

Very truly yours,

Thompson, Welch, Soroko & Gilbert LLP

EXHIBIT K

Employment Agreements / Offer Letters

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (“Agreement”) is made as of _________, 201__ by and between LifeMap Sciences, Inc. (“LifeMap”), a California corporation, and _______________ ("Executive").

1.            Engagement; Position and Duties.

(a)           LifeMap agrees to employ Executive in the position described on Exhibit A (which Exhibit A is a part of this Agreement) effective as of the date of this Agreement. Executive shall perform the duties and functions described on Exhibit A and such other duties as the executive(s) to whom Executive reports or the Board of Directors of LifeMap may from time to time determine.  Executive shall devote Executive’s best efforts, skills, and abilities, on a full-time basis, exclusively to the business of LifeMap and its Related Companies pursuant to, and in accordance with, business policies and procedures, as fixed from time to time by the Board of Directors (the “Policies”).  Executive covenants and agrees that Executive will faithfully adhere to and fulfill the Policies, including any changes to the Policies that may be made in the future.  Executive may be provided with a copy of LifeMap’s employee manual (the “Manual”) which contains the Policies. LifeMap may change its Policies from time to time, in which case Executive will be notified of the changes in writing by a memorandum, a letter, or an update or revision of the Manual.

(b)           Performance of Services for Related Companies.  In addition to the performance of services for LifeMap, Executive shall, to the extent so required by LifeMap, also perform services for one or more members of a consolidated group of which LifeMap is a part ("Related Company"), provided that such services are consistent with the kind of services Executive performs or may be required to perform for LifeMap under this Agreement.  If Executive performs any services for any Related Company, Executive shall not be entitled to receive any compensation or remuneration in addition to or in lieu of the compensation and remuneration provided under this Agreement on account of such services for the Related Company.  The Policies will govern Executive’s employment by LifeMap and any Related Companies for which Executive is asked to provide Services. In addition, Executive covenants and agrees that Executive will faithfully adhere to and fulfill such additional policies as may established from time to time by the board of directors of any Related Company for which Executive performs services, to the extent that such policies and procedures differ from or are in addition to the Policies adopted by LifeMap.

(c)           No Conflicting Obligations.  Executive represents and warrants to LifeMap and each Related Company that Executive is under no obligations or commitments, whether contractual or otherwise, that are inconsistent with Executive’s obligations under this Agreement or that would prohibit Executive, contractually or otherwise, from performing Executive’s duties as under this Agreement and the Policies.

(d)           No Unauthorized Use of Third Party Intellectual Property.  Executive represents and warrants to LifeMap and each Related Company that Executive will not use or disclose, in connection with Executive’s employment by LifeMap or any Related Company, any patents, trade secrets, confidential information, or other proprietary information or intellectual property as to which any other person has any right, title or interest, except to the extent that LifeMap or a Related Company holds a valid license or other written permission for such use from the owner(s) thereof.  Executive represents and warrants to LifeMap and each Related Company that Executive has returned all property and confidential information belonging to any prior employer.

2.            Compensation

(a)           Salary.  During the term of this Agreement, LifeMap shall pay to the Executive the salary shown on Exhibit A.  Executive's salary shall be paid in equal semi-monthly installments, consistent with LifeMap's regular salary payment practices.  Executive's salary may be increased from time-to-time by LifeMap, in LifeMap’s sole and absolute discretion, without affecting this Agreement.

(b)           Bonus.  Executive may be eligible for an annual bonus, as may be approved by the Board of Directors in its discretion, based on Executive's performance and achievement of goals or milestones set by the Board of Directors from time to time.  Executive agrees that the Board of Directors of LifeMap may follow the recommendations of the Compensation Committee of the board of directors of LifeMap’s parent company in determining whether to a award bonus or to establish performance goals or milestones.  Executive also agrees that the Board of Directors and LifeMap are not obligated to adopt any bonus plan, to maintain in effect any bonus plan that may now be in effect or that may be adopted during the term of Executive’s employment, or to pay Executive a bonus unless a bonus is earned under the terms and conditions of any bonus plan adopted by LifeMap.

(c)           Expense Reimbursements. LifeMap or a Related Company shall reimburse Executive for reasonable travel and other business expenses (but not expenses of commuting to work), as well as expenses spent at the request of LifeMap or its Related Company incurred by Executive in the performance of Executive’s duties under this Agreement, subject to the Policies and procedures in effect from time to time, and provided that Executive submits supporting vouchers.

(d)           Benefit Plans.  Executive shall be entitles to participate (to the extent Executive qualifies) in certain retirement, pension, life, health, accident and disability insurance, stock option plan or other similar employee benefit plans which may be adopted by LifeMap (or a Related Company) for its employees. LifeMap and the Related Companies have the right, at any time and without any amendment of this Agreement,  to adopt, amend, change, or terminate any such benefit plans that may now be in effect or that may be adopted in the future.  Any benefits to which Executive may be entitled under any benefit plan shall be governed by the terms and conditions of the applicable benefit plan, and any related plan documents, as in effect from time to time.  In addition, LifeMap shall provide the Executive with employee benefit plans that are mandatory or required by local laws and regulation where the Executive domiciles. If Executive receives any grant of stock options or restricted under any stock option plan or stock purchase plan of LifeMap or any Related Company, the terms and conditions of the stock options or restricted stock, and Executive’s rights with respect to the stock options or restricted stock, shall be governed by (i) the terms of the applicable stock option or stock purchase plan, as the same may be amended from time to time, and (ii) the terms and conditions of any stock option agreement or stock purchase agreement and related agreements that Executive may sign or be required to sign with respect to the stock options or restricted stock.

(e)           Vacation; Sick Leave.  Executive shall be entitled to the number of days of vacation and sick leave (without reduction in compensation) during each calendar year shown on Exhibit A or as may be provided by the Policies.  Executive’s vacation shall be taken at such time as is consistent with the needs and Policies of LifeMap and its Related Companies.  All vacation days and sick leave days shall accrue annually based upon days of service.  Executive’s right to leave from work due to illness is subject to the Policies and the provisions of this Agreement governing termination due to disability, sickness or illness.  The Policies governing the disposition of unused vacation days and sick leave days remaining at the end of LifeMap's fiscal year shall govern whether unused vacation days or sick leave days will be paid, lost, or carried over into subsequent fiscal years.

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3.            Competitive Activities. During the term of Executive's employment, and for one year thereafter, Executive shall not, for Executive or any third party, directly or indirectly employ, solicit for employment or recommend for employment any person employed by LifeMap or any Related Company.  During the term of Executive's employment, Executive shall not, directly or indirectly as an employee, contractor, officer, director, member, partner, agent, or equity owner, engage in any activity or business that competes or could reasonably be expected to compete with the business of LifeMap or any Related Company.  Executive acknowledges that there is a substantial likelihood that the activities described in this Section would (a) involve the unauthorized use or disclosure of LifeMap's or a Related Company's Confidential Information and that use or disclosure would be extremely difficult to detect, and (b) result in substantial competitive harm to the business of LifeMap or a Related Company.  Executive has accepted the limitations of this Section as a reasonably practicable and unrestrictive means of preventing such use or disclosure of Confidential Information and preventing such competitive harm.

4.             Inventions/Intellectual Property/Confidential Information

(a)           As used in this Agreement, “Intellectual Property” means any and all inventions, discoveries, formulas, improvements, writings, designs, or other intellectual property.  Any and all Intellectual Property relating to or in any way pertaining to or connected with the systems, products, apparatus, or methods employed, manufactured, constructed, or researched by LifeMap, or any Related Company, which Executive may conceive or make while performing services for LifeMap or a Related Company shall be the sole and exclusive property of LifeMap or the applicable Related Company.  Executive hereby irrevocably assigns and transfers to LifeMap, or a Related Company, all rights, title and interest in and to all Intellectual Property that Executive may now or in the future have under patent, copyright, trade secret, trademark or other law, in perpetuity or for the longest period otherwise permitted by law, without the necessity of further consideration.  LifeMap and the Related Companies will be entitled to obtain and hold in their own name all copyrights, patents, trade secrets, trademarks and other similar registrations with respect to such Intellectual Property.

(b)           Moral Rights.  To the extent allowed by law, the rights to Intellectual Property assigned by Executive to LifeMap or any Related Company includes all rights of paternity, integrity, disclosure and withdrawal, and any other rights that may be known as or referred to as “moral rights,” “artist’s rights,” “droit moral,” or the like (collectively “Moral Rights”).  To the extent Executive retains any such Moral Rights under applicable law, Executive hereby ratifies and consents to any action that may be taken with respect to such Moral Rights by or authorized by LifeMap or a Related Company and agrees not to assert any Moral Rights with respect thereto.  Executive shall confirm in writing any such ratifications, consents, and agreements from time to time as requested by LifeMap or Related Company.

(c)           Execution of Documents; Power of Attorney.  Executive agrees to execute and sign any and all applications, assignments, or other instruments which LifeMap or a Related Company may deem necessary in order to enable LifeMap or a Related Company, at its expense, to apply for, prosecute, and obtain patents of the United States or foreign countries for the Intellectual Property, or in order to assign or convey to, perfect, maintain or vest in LifeMap or a Related Company the sole and exclusive right, title, and interest in and to the Intellectual Property.  If LifeMap or a Related Company is unable after reasonable efforts to secure Executive’s signature, cooperation or assistance in accordance with the preceding sentence, whether because of Executive’s incapacity or any other reason whatsoever, Executive hereby designates and appoints LifeMap or any Related Company or its designee as Executive’s agent and attorney-in-fact, to act on Executive’s behalf, to execute and file documents and to do all other lawfully permitted acts necessary or desirable to perfect, maintain or otherwise protect LifeMap’s or a Related Company’s rights in the Intellectual Property.  Executive acknowledges and agrees that such appointment is coupled with an interest and is irrevocable.

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(d)           Disclosure of Intellectual Property.  Executive agrees to disclose promptly to LifeMap or a Related Company all Intellectual Property which Executive may create or conceive solely, jointly, or commonly with others.  This paragraph is applicable whether or not the Intellectual Property was made under the circumstances described in paragraph (a) of this Section.  Executive agrees to make such disclosures understanding that they will be received in confidence and that, among other things, they are for the purpose of determining whether or not rights to the related Intellectual Property is the property of LifeMap or a Related Company.

(e)           Limitations.  The obligations provided for by this Section 4, except for the requirements as to disclosure in paragraph 4(d), do not apply to any rights Executive may have acquired in connection with Intellectual Property for which no equipment, supplies, facility, or trade secret information of LifeMap or a Related Company was used and which was developed entirely on the Executive’s own time and (i) which at the time of conception or reduction to practice does not relate directly or indirectly to the business of LifeMap or a Related Company, or to the actual or demonstrable anticipated research or development activities or plans of LifeMap or a Related Company, or (ii) which does not result from any work performed by Executive for LifeMap or a Related Company.  All Intellectual Property that (1) results from the use of equipment, supplies, facilities, or trade secret information of LifeMap or a Related Company; (2) relates, at the time of conception or reduction to practice of the invention, to the business of LifeMap or a Related Company, or actual or demonstrably anticipated research or development of LifeMap or a Related Company; or (3) results from any work performed by Executive for LifeMap or a Related Company shall be assigned and is hereby assigned to LifeMap or the applicable Related Company.  The parties understand and agree that this limitation is intended to be consistent with California Labor Code, Section 2870, a copy of which is attached as Exhibit A.  If Executive wishes to clarify that something created by Executive prior to Executive’s employment by LifeMap or a Related Company that relates to the actual or proposed business of LifeMap or a Related Company is not within the scope of this Agreement, Executive has listed it on Exhibit B in a manner that does not violate any third party rights.

(f)           Confidential and Proprietary Information.  During Executive’s employment, Executive will have access to trade secrets and confidential information of LifeMap and one or more Related Companies.  Confidential Information means all information and ideas, in any form, relating in any manner to matters such as: products; formulas; technology and know-how; inventions; clinical trial plans and data; business plans; marketing plans; the identity, expertise, and compensation of employees and contractors; systems, procedures, and manuals; customers; suppliers; joint venture partners; research collaborators; licensees; and financial information related to LifeMap or a Related Company’s business.  Confidential Information also shall include any information of any kind, whether belonging to LifeMap, a Related Company, or any third party, that LifeMap or a Related Company has agreed to keep secret or confidential under the terms of any agreement with any third party.  Confidential Information does not include:  (i) information that is or becomes publicly known through lawful means other than unauthorized disclosure by Executive; (ii) information that was rightfully in Executive's possession prior to Executive’s employment with LifeMap and was not assigned to LifeMap or a Related Company or was not disclosed to Executive in Executive’s capacity as a director or other fiduciary of LifeMap or a Related Company; or (iii) information disclosed to Executive, after the termination of Executive’s employment by LifeMap, without a confidential restriction by a third party who rightfully possesses the information and did not obtain it, either directly or indirectly, from LifeMap or a Related Company, and who is not subject to an obligation to keep such information confidential for the benefit of LifeMap, a Related Company, or any third party with whom LifeMap or a Related Company has a contractual relationship.  Executive understands and agrees that all Confidential Information shall be kept confidential by Executive both during and after Executive’s employment by LifeMap or any Related Company.  Executive further agrees that Executive will not, without the prior written approval by LifeMap or a Related Company, disclose any Confidential Information, or use any Confidential Information in any way, either during the term of Executive’s employment or at any time thereafter, except as required by LifeMap or a Related Company in the course of Executive’s employment.

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5.            Termination of Employment.  Executive understands and agrees that Executive’s employment has no specific term.  This Agreement, and the employment relationship, are "at will" and may be terminated by Executive or by LifeMap (and the employment of Executive by any Related Company by be terminated by the Related Company) with or without cause at any time by notice given in writing.  Except as otherwise agreed in writing or as otherwise provided in this Agreement, upon termination of Executive's employment, LifeMap and the Related Companies shall have no further obligation to Executive by way of compensation or otherwise as expressly provided in this Agreement or in any separate employment agreement that might then exist between Executive and a Related Company.

(a)           Payments Due Upon Termination of Employment.  Upon termination of Executive's employment with LifeMap and all Related Companies at any time and for any reason, Executive will be entitled to receive only the severance benefits set forth below, but Executive will not be entitled to any other compensation, award, or damages with respect to Executive’s employment or termination of employment.

(i)           Termination for Cause, Death, Disability, or Resignation.  In the event of Executive's termination for Cause, or termination as a result of death, Disability, or resignation, Executive will be entitled to receive payment for all accrued but unpaid salary, accrued but unpaid bonus, if any, and vacation accrued as of the date of termination of Executive’s employment.  Executive will not be entitled to any cash severance benefits or additional vesting of any stock options or other equity or cash awards.

(ii)           Termination Without Cause.  In the event of Executive's termination by LifeMap without Cause after 12 months of employment, Executive will be entitled to (A) the benefits set forth in paragraph (a)(i) of this Section, and (B) payment in an amount equal to six months' base salary which may be paid in a lump sum or, at the election of LifeMap, in installments consistent with the payment of Executive's salary while employed by LifeMap, subject to such payroll deductions and withholdings as are required by law, and (C) payment, for a period of six months, of any health insurance benefits that Executive was receiving at the time of termination of Executive’s employment, under a BioTime employee health insurance plan subject to the Consolidated Omnibus Budget Reconciliation Act (“COBRA”) and (D) fifty percent (50%) accelerated vesting of Employee Stock Options.  This paragraph shall not apply to (x) termination of Executive’s employment by a Related Company if Executive remains employed by LifeMap, or (y) termination of Executive’s employment by LifeMap if Executive remains employed by a Related Company.  The resignation of Executive following a material reduction in compensation or duties shall be deemed Termination Without Cause.

(iii)           Change of Control.  In the event LifeMap (or any successor in interest to LifeMap that has assumed LifeMap's obligation under this Agreement) terminates Executive's employment without Cause within twelve (12) months following a Change in Control, Executive will be entitled to (A) the benefits set forth in paragraph (a)(i) of this Section, and (B) payment of an amount equal to twelve months' base salary, which shall be paid in a lump sum, subject to such payroll deductions and withholdings as are required by law, and (C) payment, for a period of twelve months, of any health insurance benefits that Executive was receiving at the time of termination of Executive’s employment under a BioTime employee health insurance plan subject to COBRA.  This paragraph shall not apply to (x) termination of Executive’s employment by a Related Company if Executive remains employed by LifeMap or a successor in interest, or (y) termination of Executive’s employment by LifeMap or a successor in interest if Executive remains employed by a Related Company.

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(b)           Release.  Any other provision of this Agreement notwithstanding, paragraphs (a)(ii) and (a)(iii) of this Section shall not apply unless the Executive (i) has executed a general release of all claims against BioTime or its successor in interest and the Related Companies (in a form prescribed by BioTime or its successor in interest) and (ii) has returned all property in the Executive's possession belonging LifeMap or its successor in interest and any Related Companies.

(c)           Definitions.  For purposes of this Section, the following definitions shall apply:

(i)           "Affiliated Group" means (A) a Person and one or more other Persons in control of, controlled by, or under common control with such Person; and (B) two or more Persons who, by written agreement among them, act in concert to acquire Voting Securities entitling them to elect a majority of the directors of LifeMap.

(ii)           "Cause" means: (A) the failure to properly perform Executive's job responsibilities, as determined reasonably and in good faith by the Board of Directors; (B) commission of any act of fraud, gross misconduct or dishonesty with respect to LifeMap or any Related Company; (C) conviction of, or plea of guilty or "no contest" to, any felony, or a crime involving moral turpitude; (D) breach of any provision of this Agreement or any provision of any proprietary information and inventions agreement with LifeMap or any Related Company; (E) failure to follow the lawful directions of the Board of Directors of LifeMap or any Related Company; (F) chronic alcohol or drug abuse; (G) obtaining, in connection with any transaction in which LifeMap, any Related Company, or any of LifeMap’s affiliates is a party, a material undisclosed financial benefit for Executive or for any member of Executive’s immediate family or for any corporation, partnership, limited liability company, or trust in which Executive or any member of Executive’s immediate family owns a material financial interest; or (H) harassing or discriminating against, or participating or assisting in the harassment of or discrimination against, any employee of LifeMap (or a Related Company or an affiliate of LifeMap) based upon gender, race, religion, ethnicity, or nationality.

(iii)           "Change of Control" means (A) the acquisition of Voting Securities of LifeMap by a Person or an Affiliated Group entitling the holder thereof to elect a majority of the directors of LifeMap; provided, that an increase in the amount of Voting Securities held by a Person or Affiliated Group who on the date of this Agreement owned beneficially owned (as defined in Section 13(d) of the Securities Exchange Act of 1934, as amended, and the regulations thereunder) more than 10% of the Voting Securities shall not constitute a Change of Control; and provided, further, that an acquisition of Voting Securities by one or more Persons acting as an underwriter in connection with a sale or distribution of such Voting Securities shall not constitute a Change of Control under this clause (A); (B) the sale of all or substantially all of the assets of LifeMap; or (C) a merger or consolidation of LifeMap with or into another corporation or entity in which the stockholders of LifeMap immediately before such merger or consolidation do not own, in the aggregate, Voting Securities of the surviving corporation or entity (or the ultimate parent of the surviving corporation or entity) entitling them, in the aggregate (and without regard to whether they constitute an Affiliated Group) to elect a majority of the directors or persons holding similar powers of the surviving corporation or entity (or the ultimate parent of the surviving corporation or entity); provided, however, that in no event shall any transaction described in clauses (A), (B) or (C) be a Change of Control if all of the Persons acquiring Voting Securities or assets of LifeMap or merging or consolidating with LifeMap are one or more Related Companies.

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(iv)           "Disability" shall mean Executive's inability to perform the essential functions of Executive’s job responsibilities for a period of one hundred eighty (180) days in the aggregate in any twelve (12) month period.

(v)            "Person" means any natural person or any corporation, partnership, limited liability company, trust, unincorporated business association, or other entity.

(vi)           "Voting Securities" means shares of capital stock or other equity securities entitling the holder thereof to regularly vote for the election of directors (or for person performing a similar function if the issuer is not a corporation), but does not include the power to vote upon the happening of some condition or event which has not yet occurred.

6.            Turnover of Property and Documents on Termination.  Executive agrees that on or before termination of Executive’s employment, Executive will return to LifeMap and all Related Companies all equipment and other property belonging to LifeMap and the Related Companies, and return or destroy all originals and copies of Confidential Information (in any and all media and formats, and including any document or other item containing Confidential Information) in Executive's possession or control, and all of the following (in any and all media and formats, and whether or not constituting or containing Confidential Information) in Executive's possession or control:  (a) lists and sources of customers; (b) proposals or drafts of proposals for any research grant, research or development project or program, marketing plan, licensing arrangement, or other arrangement with any third party; (c) reports, job or laboratory notes, specifications, and drawings pertaining to the research, development, products, patents, and technology of LifeMap and any Related Companies; (d) any and all Intellectual Property developed by Executive during the course of employment; and (e) the Manual and memoranda related to the Policies. Executive will not be required to destroy electronic versions of the Confidential Information to the extent that such destruction is not reasonably practical.

7.            Arbitration.  Except for injunctive proceedings against unauthorized disclosure of Confidential Information, any and all claims or controversies between LifeMap or any Related Company and Executive, including but not limited to (a) those involving the construction or application of any of the terms, provisions, or conditions of this Agreement or the Policies; (b) all contract or tort claims of any kind; and (c) any claim based on any federal, state, or local law, statute, regulation, or ordinance, including claims for unlawful discrimination or harassment, shall be settled by arbitration in accordance with the then current Employment Dispute Resolution Rules of the American Arbitration Association.  Judgment on the award rendered by the arbitrator(s) may be entered by any court having jurisdiction over the Company and Executive.  The location of the arbitration shall be San Francisco, California.  Unless LifeMap or a Related Company and Executive mutually agree otherwise, the arbitrator shall be a retired judge selected from a panel provided by the American Arbitration Association, or the Judicial Arbitration and Mediation Service (JAMS).  LifeMap, or a Related Company if the Related Company is a party to the arbitration proceeding, shall pay the arbitrator’s fees and costs.  Executive shall pay for Executive’s own costs and attorneys' fees, if any.  LifeMap and any Related Company that is a party to an arbitration proceeding shall pay for its own costs and attorneys' fees, if any.  However, if any party prevails on a statutory claim which affords the prevailing party attorneys' fees, the arbitrator may award reasonable attorneys' fees and costs to the prevailing party.

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EXECUTIVE UNDERSTANDS AND AGREES THAT THIS AGREEMENT TO ARBITRATE CONSTITUTES A WAIVER OF EXECUTIVE’S RIGHT TO A TRIAL BY JURY OF ANY MATTERS COVERED BY THIS AGREEMENT TO ARBITRATE.

8.            Severability. In the event that any of the provisions of this Agreement or the Policies shall be held to be invalid or unenforceable in whole or in part, those provisions to the extent enforceable and all other provisions shall nevertheless continue to be valid and enforceable as though the invalid or unenforceable parts had not been included in this Agreement or the Policies.  In the event that any provision relating to a time period of restriction shall be declared by a court of competent jurisdiction to exceed the maximum time period such court deems reasonable and enforceable, then the time period of restriction deemed reasonable and enforceable by the court shall become and shall thereafter be the maximum time period.

9.            Agreement Read and Understood. Executive acknowledges that Executive has carefully read the terms of this Agreement, that Executive has had an opportunity to consult with an attorney or other representative of Executive’s own choosing regarding this Agreement, that Executive understands the terms of this Agreement, and that Executive is entering this agreement of Executive’s own free will.

10.          Complete Agreement, Modification.  This Agreement is the complete agreement between Executive and LifeMap on the subjects contained in this Agreement.  This Agreement supersedes and replaces all previous correspondence, promises, representations, and agreements, if any, either written or oral with respect to Executive’s employment by LifeMap or any Related Company and any matter covered by this Agreement.  No provision of this Agreement may be modified, amended, or waived except by a written document signed both by LifeMap and Executive.

11.          Governing Law.  This Agreement shall be construed and enforced according to the laws of the State of California.

12.          Assignability.  This Agreement, and the rights and obligations of Executive and LifeMap under this Agreement, may not be assigned by Executive.  LifeMap may assign any of its rights and obligations under this Agreement to any successor or surviving corporation, limited liability company, or other entity resulting from a merger, consolidation, sale of assets, sale of stock, sale of membership interests, or other reorganization, upon condition that the assignee shall assume, either expressly or by operation of law, all of LifeMap's obligations under this Agreement.

13.          Survival.  This Section 13 and the covenants and agreements contained in Sections 4 and 6 of this Agreement shall survive termination of this Agreement and Executive's employment.

14.          Notices.  Any notices or other communication required or permitted to be given under this Agreement shall be in writing and shall be mailed by certified mail, return receipt requested, or sent by next business day air courier service, or personally delivered to the party to whom it is to be given at the address of such party set forth on the signature page of this Agreement (or to such other address as the party shall have furnished in writing in accordance with the provisions of this Section 14).

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IN WITNESS WHEREOF, Executive and LifeMap have executed this Agreement on the day and year first above written.

EXECUTIVE:

(Signature)

(Please Print Name)

Address:

LIFEMAP:

LifeMap Sciences, Inc.

By:

Title:
Address:	1301 Harbor Bay Parkway, Suite100
Alameda, California 94502

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EXHIBIT A

Job Title:

Description of Job and Duties:

Annual Salary (if applicable):

Hourly Wage (if applicable):

Vacation Days:

Personal Time Off:

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EXHIBIT B

California Labor Code Section 2870.

Application of provision providing that employee shall assign or offer to assign rights in invention to employer.

(a)           Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer's equipment, supplies, facilities, or trade secret information except for those inventions that either:

(i)           Relate at the time of conception or reduction to practice of the invention to the employer's business, or actual or demonstrably anticipated research or development of the employer; or

(ii)           Result from any work performed by the employee for his employer.

(b)           To the extent a provision in an employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (a), the provision is against the public policy of this state and is unenforceable.

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EXHIBIT C

PRIOR MATTERS

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